As filed with the Securities and Exchange Commission on August 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CREATD, INC.

(Exact name of registrant as specified in its charter)

Nevada	7819	87-0645394
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1111B S Governors Ave, STE 20721

Dover, DE 19904

(646) 859-5747

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jeremy Frommer

Chief Executive Officer

1111B S Governors Ave, STE 20721

Dover, DE 19904

(646) 859-5747

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Scott E. Linsky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2025

PRELIMINARY PROSPECTUS

3,016,786 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the resale, from time to time, of up to 3,016,786 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”), comprised of:

(i)	up to 1,800,00 Shares, issued pursuant to the exercise of warrants by employees, directors, and consultants;

(ii)	up to 176,200 Shares, issued pursuant to the conversion of promissory notes;

(iii)	up to 31,800 Shares, which underly warrants, issued pursuant to certain securities purchase agreements dated January 8, 2025 and January 22, 2025, between the Company and the respective holder, exercisable immediately, for a term of 60 months, at a price of $1.00 per share, subject to customary adjustment provisions;

(iv)	up to 516,187 Shares, which underly warrants, issued pursuant to those certain promissory notes dated between April 2, 22, 2024 (the “Promissory Notes”), between the Company and the respective holders, exercisable immediately, for a term of 60 months, at a price of $0.26 per share, subject to customary adjustment provisions;

(v)	up to 5,125 Shares, issued pursuant to the conversion of the December 2022 Convertible Loan Agreement as defined in the Company’s financial statements;

(vi)	up to 336,875 Shares, which underly Series G preferred stock, issued pursuant to the conversion of notes payable, convertible immediately, at a price of $1.00 per share, subject to customary adjustment provisions, the effect of which has reduced the conversion price to $0.26;

(vii)	up to 150,000 Shares, which underly Series G preferred stock, issued pursuant to that certain securities purchase agreement dated January 22, 2025 between the Company and the respective holder, convertible immediately, at a price of $1.00 per share, subject to customary adjustment provisions;

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

Our common stock is quoted on the OTCPink Marketplace operated by OTC Markets Group Inc. (“OTCPink”) under the symbol “CRTD.” Our stock had previously been quoted on OTCQB under the symbol “VOCL,” with such change having become effective on January 24, 2024, following approval from FINRA.

On August 10, 2025 the last reported sale price of our common stock on OTCPink was $0.33 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of this prospectus. We and our board of directors are not making any recommendation regarding the exercise of your rights.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2025.

i

Unless the context requires otherwise, references in this prospectus to “Creatd,” “our company,” “we,” “our” “us” and similar terms refer to Creatd, Inc., a Nevada corporation, and its subsidiaries, unless the context otherwise requires.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because the following is only a summary, it does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should carefully read all of the information contained in this prospectus, including the risks described under “Risk Factors” and our consolidated financial statements and the related notes from our 2024 Annual Report and most recent Quarterly Report before making an investment decision.

Overview

Creatd operates a diversified portfolio of businesses generating revenue across media, publishing, and aviation. Our operations include direct-to-consumer product sales, subscription memberships, advertising, licensing, and strategic investments. These businesses are supported by a shared operational infrastructure and a focus on monetizing first-party data, intellectual property, and scalable creative assets.

Corporate History and Information

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

1

On June 26, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On July 25, 2019, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on July 30, 2019. The number of shares of authorized common stock was proportionately reduced as a result of the Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is digital e-commerce agency based in New Jersey. On March 3, 2022, the Company settled the Seller’s Choice Note for a cash payment of $799,000.

On July 13, 2020, upon approval from our board of directors and stockholders, we filed Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada for the purpose of increasing our authorized shares of Common Stock to 100,000,000.

On August 13, 2020, we filed a certificate of amendment to our second amended and restated articles of incorporation (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-three (1:3) reverse stock split (the “August 2020 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on August 17, 2020. No fractional shares were issued in connection with the August 2020 Reverse Stock Split as all fractional shares were rounded down to the next whole share. All share and per share amounts of our common stock listed in this Form 10-K have been adjusted to give effect to the August 2020 Reverse Stock Split.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On June 4, 2021, the Company acquired 89% of the membership interests of Plant Camp, LLC, a Delaware limited liability company (“Plant Camp”), which the Company subsequently rebranded as Camp. Camp is a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. The results of Plant Camp’s operations have been included since the date of acquisition in the Statements of Operations.

On July 20, 2021, the Company acquired 44% of the membership interests of WHE Agency, Inc. WHE Agency, Inc, is a talent management and public relations agency based in New York (“WHE”). WHE has been consolidated due to the Company’s ownership of 55% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

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On October 3, 2021, the Company acquired an additional 29% of the membership interests of Dune, Inc., bringing our total membership interests to 50%. Dune, Inc., has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On March 7, 2022, the Company acquired 100% of the membership interests of Denver Bodega, LLC, d/b/a Basis, a Colorado limited liability company (“Basis”). Basis is a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Denver Bodega, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On August 1, 2022, the Company acquired 51% of the membership interests of Orbit Media LLC, a New York limited liability company. Orbit is an app-based stock trading platform designed to empower a new generation of investors. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On September 13, 2022, the Company acquired 100% of the membership interests of Brave Foods, LLC, a Maine limited liability company. Brave is a plant-based food company that provides convenient and healthy breakfast food products. Brave Foods, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 9, 2023, the Company acquired an additional 51% of the equity interest in WHE Agency, Inc. bringing our total ownership to 95%. WHE Agency, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On January 25, 2023, the Company acquired an additional 24.3% equity interest in Dune, Inc. bringing its total ownership to 75%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On February 3, 2023, the Company acquired an additional 5% of the membership interests of Orbit Media, LLC., bringing our total membership interests to 56%. Orbit Media LLC., has been consolidated due to the Company’s ownership of 85% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On February 7, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing its total ownership to 85%.

3

On May 30, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing our total ownership to 96%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On June 30, 2023, the Company acquired an additional 10% of the membership interests of Plant Camp, LLC. Plant Camp, LLC has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On July 28, 2023, the Company acquired an additional 17.5% of the membership interests of Orbit Media, LLC., bringing our total membership interests to 74%. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On October 8, 2023, the Company entered into an Assignment and Assumption Agreement whereby Omega Eats, LLC was assigned 92.5% of the assets owned by Creatd Ventures, LLC pertaining to the operations of Brave and Denver Bodega DBA Basis in exchange for $1 in cash consideration at closing and the assumption of $214,295 in liabilities related to the operations of these products.

On December 6, 2023, the Company spun-out Orbit Media, LLC, retaining a 17.5% membership interest and returning the remaining membership interest to the founders. As of December 6, 2023, Orbit is no longer consolidated due to the Company’s ownership of less than 50% voting control and membership interests.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 16,578 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 35,000 shares of common stock at a cost basis of $1.20 per share and 65,000 warrants with an exercise price of $1.20.

On August 1, 2024, Vocal, Inc. granted 48.61% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

4

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 333,333 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On February 27, 2025, the Company completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company, in an all-equity transaction. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition but prior to June 30, 2025. The total purchase price, measured as the fair value of the consideration transferred, was approximately $14.4 million and consisted of shares of the Company’s common stock, Series G Preferred Stock, warrants, and forgiveness of an intercompany note. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, and the results of Flyte, Inc.’s operations have been included in the Company’s consolidated financial statements from the date of acquisition. Additional information about the transaction, including the purchase price allocation, is provided in Note 10 – Acquisitions.

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 90,000 shares of the Company’s common stock.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Flewber, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Flewber, Inc., which the Company plans to make the operating entity for the Hops side of Flewber’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration.

5

Recent Developments

Board of Directors and Management

On November 27, 2024, Erica Wagner resigned as a director of the Company. In connection with her resignation, the Company cancelled 3,347 shares of Preferred Stock of Vocal, Inc. and 50,000 shares of Preferred Stock of OG Collection, Inc. previously issued to Ms. Wagner.

On August 1, 2024, Vocal, Inc. issued an aggregate of 48.72% of its membership interests, in the form of shares of Preferred Stock, to certain officers, directors, employees, and consultants involved in its operations (“Key Drivers”). On the same date, OG Collection, Inc. issued an aggregate of 46% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved in its operations. On August 9, 2024, Vocal, Inc. issued an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers. On August 12, 2024, OG Collection, Inc. issued an additional 1.5% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers. On October 21, 2024, Vocal, Inc. issued an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers.

Amendment to Articles of Incorporation

On January 24, 2024, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:500) reverse stock split (the “Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on January 24, 2024. The number of shares of authorized common stock was proportionately reduced as a result of the Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

Acquisition Transactions

Studio 96 Publishing

On July 26, 2024, the Company acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. As consideration for the acquisition, the Company issued 35,000 shares of common stock with a fair value of $38,150 and 65,000 warrants with an exercise price of $1.20 per share and an expected term of five years, valued at $70,850. The total purchase price was $109,000.

The acquisition was accounted for as a business combination in accordance with ASC 805. The total purchase consideration was allocated to the identified intangible assets and goodwill based on their estimated fair values. Of the total purchase price, $43,600 was allocated to know-how, $16,350 to the Company’s website and app, and $43,600 to the acquired customer list. The remaining $5,450 was recorded as goodwill.

The know-how and customer list were valued using the income approach, specifically the multi-period excess earnings method, which estimates the present value of future cash flows attributable to each asset. The website and app were valued using the cost approach, which reflects the estimated cost to replace the existing digital infrastructure. Goodwill represents the expected synergies and benefits from the integration of Studio 96 Publishing with the Company’s existing operations. The goodwill recognized is not deductible for tax purposes.

6

Hollywall Entertainment, Inc.

Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. on July 17, 2024. Under this agreement, Creatd issued 16,578 shares of its common stock with a fair value of $16,578 to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence. The agreement outlines confidentiality measures and is non-binding outside of the stock exchange. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Geopulse Explorations, Inc.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock with a fair value of $18,208. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Murge E-Commerce, Inc.

On September 20, 2024, Creatd entered into a definitive agreement with Murge E-commerce Inc., acquiring a 49% equity stake in Murge in exchange for establishing an equity reserve. Murge’s initial assets include Letters of Intent with four named, target companies, each meeting a collective $30 million in revenue for 2024. Creatd’s equity stake is protected by anti-dilution measures contingent upon successful acquisitions. Financing utilizes non-dilutive Creatd preferred shares backed by a 100 million share reserve, capped at 4.99% voting rights for new holders. The agreement includes a 90-day exclusivity period and mandates confidentiality regarding transaction terms.

Investment in THEPOWERHOUSE, LLC

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE LLC received 333,333 shares of the Company’s common stock. The value of the shares issued by the Company were recorded to long-term assets under Minority interest in business on the Company’s consolidated balance sheets.

Enzylotics, Inc.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 39,824 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

7

Acquisition of Flewber Global, Inc.

On February 27, 2025, Creatd, Inc. (“Creatd” or the “Company”) completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. The acquisition included three subsidiaries: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved following the acquisition and had no active operations at the time of its dissolution.

The total purchase price was approximately $14.4 million, paid through the issuance of 1,056,140 shares of common stock, 9,475 shares of Series G Preferred Stock, forgiveness of $367,609 in intercompany receivables, and the issuance of 7,510,058 common stock purchase warrants.

The Company acquired Flyte as part of its strategy to identify businesses where operational efficiencies and data-driven processes can drive growth and margin expansion, and views the private aviation sector as an industry with strong underlying demand and infrastructure that can benefit from these capabilities.

On June 23, 2025, the Company sold a 10% ownership interest in Flewber, Inc., a subsidiary of Flyte, Inc., to an investor for $100,000. Proceeds from the sale were allocated to operating and marketing expenses for Flewber, Inc., which the Company intends to use as the operating entity for the Hops segment of its aviation business.

MineralRite Corporation

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 90,000 shares of the Company’s common stock.

Employees

As of August 14, 2025, we had 5 full-time employees. None of our employees are subject to a collective bargaining agreement, and we believe our relationship with our employees to be good.

We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Corporate Information

The Company’s mailing address is 1111B S Governors Ave, STE 20721 Dover, DE 19904. The Company’s telephone number is (646) 859-5747. Our website is https://creatd.com. The information on, or that can be accessed through, this website is not part of this Form S-1, and you should not rely on any such information in making the decision whether to purchase the Common Stock.

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SUMMARY OF THE OFFERING

This prospectus relates to the resale, from time to time, of up to 3,016,786 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”), comprised of (i) up to 1,800,00 Shares, issued pursuant to the exercise of warrants by employees, directors, and consultants; (ii) up to 176,200 Shares, issued pursuant to the conversion of promissory notes; (iii) up to 31,800 Shares, which underly warrants, issued pursuant to certain securities purchase agreements dated January 8, 2025 and January 22, 2025, between the Company and the respective holder, exercisable immediately, for a term of 60 months, at a price of $1.00 per share, subject to customary adjustment provisions; (iv) up to 516,187 Shares, which underly warrants, issued pursuant to those certain promissory notes dated between April 2, 22, 2024 (the “Promissory Notes”), between the Company and the respective holders, exercisable immediately, for a term of 60 months, at a price of $0.26 per share, subject to customary adjustment provisions; (v) up to 5,125 Shares, issued pursuant to the conversion of the December 2022 Convertible Loan Agreement as defined in the Company’s financial statements; (vi) up to 336,875 Shares, which underly Series G preferred stock, issued pursuant to the conversion of notes payable, convertible immediately, at a price of $1.00 per share, subject to customary adjustment provisions, the effect of which has reduced the conversion price to $0.26; (vii) up to 150,000 Shares, which underly Series G preferred stock, issued pursuant to that certain securities purchase agreement dated January 22, 2025 between the Company and the respective holder, convertible immediately, at a price of $1.00 per share, subject to customary adjustment provisions.   We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

Issuer	Creatd, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Shareholders	3,016,786 (1)

Shares of Common Stock outstanding before the Offering	11,892,820 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	12,927,682 shares (2)

Use of proceeds	We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

Market for Common Stock	Our common stock is quoted on OTCPink under the symbol “CRTD.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	This amount consists of; (i) up to 1,800,00 Shares, issued pursuant to the exercise of warrants by employees, directors, and consultants; (ii) up to 176,200 Shares, issued pursuant to the conversion of promissory notes; (iii) up to 31,800 Shares, which underly warrants, issued pursuant to certain securities purchase agreements dated January 8, 2025 and January 22, 2025, between the Company and the respective holder, exercisable immediately, for a term of 60 months, at a price of $1.00 per share, subject to customary adjustment provisions; (iv) up to 516,187 Shares, which underly warrants, issued pursuant to those certain promissory notes dated between April 2, 22, 2024 (the “Promissory Notes”), between the Company and the respective holders, exercisable immediately, for a term of 60 months, at a price of $0.26 per share, subject to customary adjustment provisions; (v) up to 5,125 Shares, issued pursuant to the conversion of the December 2022 Convertible Loan Agreement as defined in the Company’s financial statements; (vi) up to 336,875 Shares, which underly Series G preferred stock, issued pursuant to the conversion of notes payable, convertible immediately, at a price of $1.00 per share, subject to customary adjustment provisions, the effect of which has reduced the conversion price to $0.26; (vii) up to 150,000 Shares, which underly Series G preferred stock, issued pursuant to that certain securities purchase agreement dated January 22, 2025 between the Company and the respective holder, convertible immediately, at a price of $1.00 per share, subject to customary adjustment provisions.

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(2)	The number of shares of Common Stock outstanding before and after the Offering is based on 11,892,820 shares outstanding as of August 14, 2025, which includes 1,981,325 shares being registered in the Offering that are already issued and outstanding, and excludes the following:

●	8,448,568 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $2.43 per share;

●	34,186,378 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $0.27 per share;

●	129,412 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $8.50 per share.

●	350,660 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $0.26 per share.

●	29,000 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $1.00 per share.

●	218 shares of common stock issuable upon the conversion of series E preferred having a conversion price of $2,060 per share.

●	456,600 shares of common stock issuable upon the conversion of series F preferred having a conversion price of $5 per share.

●	10,593,000 shares of common stock issuable upon the conversion of series G preferred having a conversion price of $1.00 per share.

●	1,477,821 shares of common stock issuable upon the conversion of series H preferred having a conversion price of $0.257 per share.

●	3,781,200 shares of common stock issuable upon the conversion of series I preferred having a conversion price of $1.00 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of common stock and the trading price of Series A warrants, if any, could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

Risks Related to our Business

The Company is a development stage business and subject to the many risks associated with new businesses.

Our current line of business has a limited operating history and our business is subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. We have incurred losses and may continue to operate at a net loss for at least the next several years as we execute our business plan. We had a net loss of approximately $4.7 million for the year ended December 31, 2024, and a working capital deficit and an accumulated deficit of approximately $11.2 million and approximately $252.8 million, respectively.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Based on the report from our independent auditors dated June 24, 2025, management stated that our financial statements for the year ended December 31, 2024, were prepared assuming substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

We are not profitable and may never be profitable.

Since inception through the present, we have been dependent on raising capital to support our working capital needs. During this same period, we have recorded net accumulated losses and are yet to achieve profitability. Our ability to achieve profitability depends upon many factors, including our ability to develop and commercialize our websites. There can be no assurance that we will ever achieve any significant revenues or profitable operations.

Our operating expenses exceed our revenues and will likely continue to do so for the foreseeable future.

We are in an early stage of our development and we have not generated sufficient revenues to offset our operating expenses. Our operating expenses will likely continue to exceed our operating income for the foreseeable future, until such time as we are able to monetize our brands and generate substantial revenues, particularly as we undertake payment of the increased costs of operating as a public company.

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We have assumed a significant amount of debt and our operations may not be able to generate sufficient cash flows to meet our debt obligations, which could reduce our financial flexibility and adversely impact our operations.

Currently the Company has considerable obligations under notes, related party notes and lines of credit outstanding with various lenders. Our ability to make payments on such indebtedness will depend on our ability to generate cash flow. The Company may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness;

●	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

●	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.

We expect that we will need to raise additional capital within the next 12 months. However, in the event that we exceed our expected growth, we would need to raise additional capital. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms, or even at all. Our limited operating history makes investor evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be offered on terms or conditions that are not acceptable. In the event that we are not able to secure financing, we may have to scale back our growth plans or cease operations.

We face intense competition. If we do not services that are useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technologies, shifting user needs, and frequent introductions of new products and services. Our ability to compete successfully depends heavily on providing services that are useful and enjoyable for our users.

We face competition from other companies in all of our business segments. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for users and customers. Emerging start-ups may be able to innovate and provide products and services faster than we can.

As technology continues to develop, our competitors may be able to offer user experiences that are, or that are seen to be, substantially similar to or better than, ours. This may force us to compete in different ways and expend significant resources in order to remain competitive. If our competitors are more successful than we are in in attracting and retaining users, customers, and advertisers, our revenues and operating results could be adversely affected.

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If we fail to retain existing users or add new users, or if our users decrease their level of engagement with our products, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our user’s level of engagement are critical to our success. Our financial performance will be significantly determined by our success in adding, retaining, and engaging active users of our products, particularly Vocal. We anticipate that our active user growth rate will generally decline over time as the size of our active user base increases, and it is possible that the size of our active user base may fluctuate or decline in one or more markets, particularly in markets where we have achieved higher penetration rates. If people do not perceive Vocal to be useful, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. A number of other content management systems and publishing platforms that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. There is no guarantee that we will not experience a similar erosion of our active user base or engagement levels. Our user engagement patterns have changed over time, and user engagement can be difficult to measure, particularly as we introduce new and different products and services. Any number of factors could potentially negatively affect user retention, growth, and engagement, including if:

●	Users increasingly engage with other competitive products or services;

●	We fail to introduce new features, products or services that users find engaging or if we introduce new products or services, or make changes to existing products and services, that are not favorably received;

●	User behavior on any of our products changes, including decreases in the quality and frequency of content shared on our products and services;

●	There are decreases in user sentiment due to questions about the quality or usefulness of our products or our user data practices, or concerns related to privacy and sharing, safety, security, well-being, or other factors;

●	We are unable to manage and prioritize information to ensure users are presented with content that is appropriate, interesting, useful, and relevant to them;

●	We are unable to obtain or attract engaging third-party content;

●	Users adopt new technologies where our products may be displaced in favor of other products or services, or may not be featured or otherwise available;

●	There are changes mandated by legislation, regulatory authorities, or litigation that adversely affect our products or users;

●	Technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience, such as security breaches or failure to prevent or limit spam or similar content;

●	We adopt terms, policies, or procedures related to areas such as sharing, content, user data, or advertising that are perceived negatively by our users or the general public;

●	We elect to focus our product decisions on longer-term initiatives that do not prioritize near-term user growth and engagement;

●	We make changes in how we promote different products and services across our family of apps;

●	Initiatives designed to attract and retain users and engagement are unsuccessful or discontinued, whether as a result of actions by us, third parties, or otherwise;

●	We fail to provide adequate customer service to users, marketers, developers, or other partners;

●	We, developers whose products are integrated with our products, or other partners and companies in our industry are the subject of adverse media reports or other negative publicity, including as a result of our or their user data practices; or

●	Our current or future products, such as our development tools and application programming interfaces that enable developers to build, grow, and monetize mobile and web applications, reduce user activity on our products by making it easier for our users to interact and share on third-party mobile and web applications.

If we are unable to maintain or increase our user base and user engagement, our revenue and financial results may be adversely affected. Any decrease in user retention, growth, or engagement could render our products less attractive to users, marketers, and developers, which is likely to have a material and adverse impact on our revenue, business, financial condition, and results of operations. If our active user growth rate continues to slow, we will become increasingly dependent on our ability to maintain or increase levels of user engagement and monetization in order to drive revenue growth.

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We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to Internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

Acquisitions may disrupt growth.

We may pursue strategic acquisitions in the future. Risks in acquisition transactions include difficulties in the integration of acquired businesses into our operations and control environment, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing clients of the acquired entities, assumed or unforeseen liabilities that arise in connection with the acquired businesses, the failure of counterparties to satisfy any obligations to indemnify us against liabilities arising from the acquired businesses, and unfavorable market conditions that could negatively impact our growth expectations for the acquired businesses. Fully integrating an acquired company or business into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions and other strategic transactions. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the failure to realize the full economic value of a strategic transaction or the impairment of goodwill and/or intangible assets recognized at the time of an acquisition. These risks could be heightened if we complete a large acquisition or multiple acquisitions within a short period of time.

Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

Maintaining and enhancing our brands’ profiles may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the brands’ profiles, or if we incur excessive expenses in this effort, our business and operating results could be harmed. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands’ profiles may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and to continue to provide attractive products and services, which we may not do successfully.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of Jeremy Frommer, our Chief Executive Officer, and our other executive officers and directors. Though no individual is indispensable, the loss of the services of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently maintain key man life insurance on the lives of these individuals.

If we are unable to protect our intellectual property, the value of our brands and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality, assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. In the United States and internationally, we have filed various applications for protection of certain aspects of our intellectual property, and we currently hold a number of registered trademarks and issued patents in multiple jurisdictions and have acquired patents and patent applications from third parties. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have generally taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. In addition, we regularly contribute software source code under open source licenses and have made other technology we developed available under other open licenses, and we include open source software in our products. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brands and other intangible assets may be diminished and competitors may be able to more effectively mimic our products, services, and methods of operations. Any of these events could have an adverse effect on our business and financial results.

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We are subject to payment processing risk.

We accept payments using a variety of different payment methods, including credit and debit cards and direct debit. We rely on third parties to process payments. Acceptance and processing of these payment methods are subject to certain certifications, rules and regulations. To the extent there are disruptions in our or third-party payment processing systems, material changes in the payment ecosystem, failure to recertify and/or changes to rules or regulations concerning payment processing, we could be subject to fines and/or civil liability, or lose our ability to accept credit and debit card payments, which would harm our reputation and adversely impact our results of operations.

We are subject to risk as it relates to software that we license from third parties.

We license software from third parties, much of which is integral to our systems and our business. The licenses are generally terminable if we breach our obligations under the license agreements. If any of these relationships were terminated or if any of these parties were to cease doing business or cease to support the applications we currently utilize, we may be forced to spend significant time and money to replace the licensed software.

Failures or reduced accessibility of third-party software on which we rely could impair the availability of our platform and applications and adversely affect our business.

We license software from third parties for integration into our Vocal platform, including open source software. These licenses might not continue to be available to us on acceptable terms, or at all. While we are not substantially dependent upon any third-party software, the loss of the right to use all or a significant portion of our third-party software required for the development, maintenance and delivery of our applications could result in delays in the provision of our applications until we develop or identify, obtain and integrate equivalent technology, which could harm our business.

Any errors or defects in the hardware or software we use could result in errors, interruptions, cyber incidents or a failure of our applications. Any significant interruption in the availability of all or a significant portion of such software could have an adverse impact on our business unless and until we can replace the functionality provided by these applications at a similar cost. Furthermore, this software may not be available on commercially reasonable terms, or at all. The loss of the right to use all or a significant portion of this software could limit access to our platform and applications. Additionally, we rely upon third parties’ abilities to enhance their current applications, develop new applications on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. We may be unable to effect changes to such third-party technologies, which may prevent us from rapidly responding to evolving customer requirements. We also may be unable to replace the functionality provided by the third-party software currently offered in conjunction with our applications in the event that such software becomes obsolete or incompatible with future versions of our platform and applications or is otherwise not adequately maintained or updated.

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We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations, resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the general strategies of our company we need to maintain and search for hard-working employees who have innovative initiatives, while at the same time, keep a close eye on any and all expanding opportunities in our marketplace.

We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.

We plan to generate a substantial portion of our revenues from advertisers. Our advertisers may be able to terminate prospective contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would adversely affect our revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can also have a material negative impact on the demand for advertising and cause our advertisers to reduce the amounts they spend on advertising, which could adversely affect our revenues and business.

Security breaches could harm our business.

Security breaches have become more prevalent in the technology industry. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect, use, store and disclose, but there is no guarantee that inadvertent (e.g., software bugs or other technical malfunctions, employee error or malfeasance, or other factors) or unauthorized data access or use will not occur despite our efforts. Although we have not experienced any material security breaches to date, we may in the future experience attempts to disable our systems or to breach the security of our systems. Techniques used to obtain unauthorized access to personal information, confidential information and/or the systems on which such information are stored and/or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures.

If an actual or perceived security breach occurs, the market perception of our security measures could be harmed, and we could lose sales and customers and/or suffer other negative consequences to our business. A security breach could adversely affect the digital content experience and cause the loss or corruption of data, which could harm our business, financial condition and operating results. Any failure to maintain the security of our infrastructure could result in loss of personal information and/or other confidential information, damage to our reputation and customer relationships, early termination of our contracts and other business losses, indemnification of our customers, financial penalties, litigation, regulatory investigations and other significant liabilities. In the event of a major third-party security incident, we may incur losses in excess of their insurance coverage.

Moreover, if a high-profile security breach occurs with respect to us or another digital entertainment company, our customers and potential customers may lose trust in the security of our business model generally, which could adversely impact our ability to retain existing customers or attract new ones.

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The laws and regulations concerning data privacy and data security are continually evolving; our or our platform providers’ actual or perceived failure to comply with these laws and regulations could harm our business.

Customers view our content online, using third-party platforms and networks and on mobile devices. We collect and store significant amounts of information about our customers—both personally identifying and non-personally identifying information. We are subject to laws from a variety of jurisdictions regarding privacy and the protection of this player information. For example, the European Union (EU) has traditionally taken a broader view than the United States and certain other jurisdictions as to what is considered personal information and has imposed greater obligations under data privacy regulations. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines.

Data privacy protection laws are rapidly changing and likely will continue to do so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices and the EU has proposed reforms to its existing data protection legal framework. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our players that is necessary for compliance with these various types of regulations.

Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of confidence in our products and ultimately in a loss of customers, which could adversely affect our business and impact our financial condition. This could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

Changes to federal, state or international laws or regulations applicable to our company could adversely affect our business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect to privacy, data, and other laws. These laws and regulations, and the interpretation or application of these laws and regulations, could change. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

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If any of our relationships with internet search websites terminate, if such websites’ methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

We depend in part on various internet search websites, such as Google.com, Bing.com, Yahoo.com and other websites to direct a significant amount of traffic to our websites. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings generally are determined and displayed as a result of a set of unpublished formulas designed by search engine companies in their discretion. Purchased listings generally are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other internet websites, to direct a substantial share of visitors to our websites and to direct traffic to the advertiser customers we serve. If these internet search websites modify or terminate their relationship with us or we are outbid by our competitors for purchased listings, meaning that our competitors pay a higher price to be listed above us in a list of search results, traffic to our websites could decline. Such a decline in traffic could affect our ability to generate advertising revenue and could reduce the desirability of advertising on our websites.

Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

As a distributor of media content, we face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, obscenity, violation of rights of publicity and/or obscenity laws and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with content available through our internet websites could require us to take steps that would substantially limit the attractiveness of our internet websites and/or their availability in certain geographic areas, which could adversely affect our ability to generate revenue and could increase our operating expenses.

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We may be subject to claims of infringement of third-party patents and trademarks and other violations of third-party intellectual property rights. Intellectual property disputes are generally time-consuming and expensive to litigate or settle and the outcome of such disputes is uncertain and difficult to predict. The existence of such disputes may require us to set-aside substantial reserves and has the potential to significantly affect our overall financial standing. To the extent that claims against us are successful, they may subject us to substantial liability, and we may have to pay substantial monetary damages, change aspects of our business model, and/or discontinue any of our services or practices that are found to be in violation of another party’s rights. Such outcomes may severely restrict or hinder ongoing business operations and impact the value of our business. Successful claims against us could also result in us having to seek a license to continue our practices. Under such conditions, a license may or may not be offered or otherwise made available to us. If a license is made available to us, the cost of the license may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Although we have been and are currently involved in multiple areas of commerce, internet services, and high technology where there is a substantial risk of future patent litigation, we have not obtained insurance for patent infringement losses. If we are unsuccessful at resolving pending and future patent litigation in a reasonable and affordable manner, it could disrupt our business and operations, including by negatively impacting areas of commerce or putting us at a competitive disadvantage.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. We currently own more than 415 domain names. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

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Operating a network open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our network and services are only to be used by users who are over 13 years old. Although we will terminate accounts that are known to be held by persons age 13 or younger, it is impractical to independently verify that all activity occurring on our network fits into this description. As such, we run the risk of federal and state law enforcement prosecution.

We are exposed to the risk of a decrease in demand for private aviation services.

Historically, we have generally provided private aviation services to individuals and individual entities, on a per trip basis, and without use of membership-only program business models. During the year ended December 31, 2023, a decrease in demand for private aviation services impacted our operations resulting in a 35% decrease in revenues compared to the year ended December 31, 2022. This decrease in revenue was primarily due to a substantial reduction in the number of repeat bookings by our returning customers as a result of a decline in the overall demand for private aviation services. We believe that this reduction may have been caused by reports and the perception of a weaker economy and a possible recession. A weaker economy or our customers’ perception of a weaker economy, in the future, could result in a further decrease in demand for services leading to future periods where we generate less revenue. If demand for private aviation services continues to decrease or fails to return to the level experienced prior to the year ended December 31, 2023, this could result in slower growth in our business which could have a material adverse effect on our business, financial condition and results of operations. Such changes could negatively impact our cash flows from operations, unexpectedly accelerate our liquidity needs and require us to seek alternate sources of capital, including debt financings, which may not be available or on acceptable terms.

In addition, our customers may consider private air travel through our products and services to be a luxury item, especially when compared to commercial air travel. As a result, any general downturn in economic, business and financial conditions which has an adverse effect on our customers’ spending habits could cause them to travel less frequently and, to the extent they travel, to travel using commercial air carriers or other means considered to be more economical than our products and services. In addition, in cases where sufficient hours of private flight are needed, many of the companies and high-net-worth individuals to whom we provide products and services have the financial ability to purchase their own jets or operate their own corporate flight department should they elect to do so. These circumstances also could negatively impact our cash flows from operations, unexpectedly accelerate our liquidity needs and require us to seek alternate sources of capital, including debt financings, which may not be available or on acceptable terms.

The private aviation industry is subject to competition.

Many of the markets in which we operate are competitive as a result of the expansion of existing private aircraft operators, expanding private aircraft ownership and alternatives, such as luxury commercial airline service. We compete against a number of private aviation operators with different business models, and local and regional private charter operators. Factors that affect competition in our industry include price, reliability, safety, regulations, professional reputation, aircraft availability, equipment and quality, consistency and ease of service, willingness and ability to serve specific airports or regions and investment requirements. There can be no assurance that our competitors will not be successful in capturing a share of our present or potential customer base. The materialization of any of these risks could adversely affect our business, financial condition and results of operations.

The supply of pilots to the airline industry is limited and may negatively affect our operations and financial condition, with respect to both pilots operating aircraft for third-party aircraft operators and pilots operating our aircraft. Increases in our labor costs, which constitute a substantial portion of our total operating costs, may adversely affect our business, results of operations and financial condition.

Pilots who operate aircraft for third-party aircraft operators, as well as pilots who operate our current aircraft, or who will operate any aircraft we may acquire, in the future, are subject to stringent pilot qualification and crew member flight training standards (“FAA Qualification Standards”), which among other things require minimum flight time for pilots and mandate strict rules to minimize pilot fatigue. The existence of such requirements effectively limits the supply of qualified pilot candidates and increases pilot salaries and related labor costs. A shortage of pilots to operate our aircraft would require us to further increase our labor costs, or the increase in fees we may be required to pay to third-party aircraft operators, who may face higher costs for pilots, would result in a material reduction in our earnings and operating income. Such requirements also impact pilot scheduling, work hours and the number of pilots required to be employed for our operations.

In addition, our operations and financial condition may be negatively impacted if we are unable to train pilots in a timely manner to operate our aircraft. Due to an industry-wide shortage of qualified pilots, driven by the flight hours requirements under the FAA Qualification Standards and attrition resulting from the hiring needs of other industry participants, pilot training timelines have significantly increased and stressed the availability of flight simulators, instructors and related training equipment. As a result, the training of our pilots may not be accomplished in a cost-efficient manner or in a manner timely enough to support our operational needs.

On occasion we may rely on commercial airlines to fly our pilots to the departure location. Any disruption to such commercial airline activity may cause us to delay or cancel a flight and could adversely affect our reputation, business, results of operation and financial condition. See “— Aviation businesses are often affected by factors beyond their control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, increased and changing security measures, changing regulatory and governmental requirements, or new or changing travel-related taxes any of which could have a material adverse effect on our business, results of operations and financial condition.”

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Pilot attrition may negatively affect our operations and financial condition.

In recent years, we have experienced volatility in our attrition, including volatility resulting from pilot wage and bonus increases at other industry participants and the growth of cargo, low-cost and ultra-low-cost airlines. Third-party aircraft operators of private air flights booked through the Flewber App and Flewber Luxe, have also experienced this pilot attrition. In prior periods, these factors, at times, caused pilot attrition rates to be higher than the ability to engage and retain replacement pilots. If attrition rates are higher than the ability to engage and retain replacement pilots, our operations and financial results could be materially and adversely affected.

We may be subject to unionization, work stoppages, slowdowns or increased labor costs and the unionization of our pilots, maintenance workers and inflight crewmembers could result in increased labor costs.

Our business is labor intensive and while our employees and independent contractors, particularly our pilots and our maintenance workers, are not currently represented by labor unions, we may, in the future, experience union organizing activities of our pilots, maintenance workers or other crewmembers. Such union organization activities could lead to work slowdowns or stoppages, which could result in loss of business. In addition, union activity could result in demands that may increase our operating expenses and adversely affect our business, financial condition, results of operations and competitive position. Any of the different crafts or classes of our crewmembers could unionize at any time, which would require us to negotiate in good faith with the crew member group’s certified representative concerning a collective bargaining agreement. In addition, we may be subject to disruptions by unions protesting the non-union status of our other crewmembers. Any of these events would be disruptive to our operations and could harm our business.

The residual value of our owned aircraft may be less than estimated in our depreciation policies.

As of June 30, 2024, we had $3,457,190 of property and equipment and capitalized software, net of accumulated depreciation, of which $3,179,629 relates to our owned aircraft. As of December 31, 2023, we had $3,692,687 of property and equipment and capitalized software, net of accumulated depreciation, of which $3,426,774 relates to our owned aircraft. In accounting for these long-lived assets, we make estimates about the expected useful lives of the assets, the expected residual values of certain of these assets, and the potential for impairment based on the fair value of the assets and the cash flows they generate. Factors indicating potential impairment include, but are not limited to, significant decreases in the market value of the long-lived assets, a significant change in the condition of the long-lived assets and operating cash flow losses associated with the use of the long-lived assets. In the event the estimated residual value of any of our aircraft types is determined to be lower than the residual value assumptions used in our depreciation policies, the applicable aircraft type in our fleet may be impaired and may result in a material reduction in the book value of applicable aircraft types we operate or we may need to prospectively modify our depreciation policies. An impairment on any of the aircraft types we operate or an increased level of depreciation expense resulting from a change to our depreciation policies could result in a material negative impact to our financial results.

We may incur substantial maintenance costs as part of our leased aircraft return obligations.

In the future we may enter into aircraft lease agreements which may contain provisions that require us to return aircraft airframes and engines to the lessor in a specified condition or pay an amount to the lessor based on the actual return condition of the equipment. These lease return costs will be recorded in the period in which they are incurred. Any unexpected increase in maintenance return costs may negatively impact our financial position and results of operations.

We are exposed to operational disruptions due to maintenance.

Our fleet will require regular maintenance work, which may cause operational disruption. Our inability to perform timely maintenance and repairs can result in our aircraft being underutilized, which could have an adverse impact on our business, financial condition and results of operations. On occasion, airframe manufacturers and/or regulatory authorities require mandatory or recommended modifications to be made across a particular fleet which may mean having to ground a particular type of aircraft. This may cause operational disruption to and impose significant costs on us. Furthermore, our operations in remote locations, where delivery of components and parts could take a significant period of time, could result in delays in our ability to maintain and repair our aircraft. We may often rely on commercial airlines to deliver such components and parts. Any such delays may pose a risk to our business, financial condition and results of operations. See “— Aviation businesses are often affected by factors beyond their control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, increased and changing security measures, changing regulatory and governmental requirements, new or changing travel-related taxes, any of which could have a material adverse effect on our business, results of operations and financial condition.” Moreover, as our aircraft base increases and our fleet ages, our maintenance costs could potentially increase.

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Significant increases in fuel costs could have a material adverse effect on our business, financial condition and results of operations.

Fuel is essential to the operation of our aircraft and to our ability to carry out our transport services. Fuel costs are a key component of our operating expenses. A significant increase in fuel costs may negatively impact our revenue, operating expenses and results of operations, including operating income. However, increased fuel surcharges may affect our revenue and retention if a prolonged period of high fuel costs occurs. In addition, potential increased environmental regulations that might require new fuel sources (e.g., sustainable aviation fuel) could lead to increased costs. To the extent there is a significant increase in fuel costs that affects the amount our customers choose to fly with us, it may have a material adverse effect on our business, financial condition and results of operations.

Additionally, sustainable aviation fuel is not currently readily available at prices that are not prohibitive. In the future, when sustainable aviation fuel is more readily available, it may still cost substantially more than conventional aviation fuel for some time. To the extent that we are required to use sustainable aviation fuel for all or a portion of our flights in order to comply with applicable environmental or other regulations, we may not be able to fully pass along higher costs for such fuel to our customers and such higher costs could have a material adverse effect on our business, financial condition and results of operations. We could also face a similar adverse impact on our business, financial condition and results of operations, in the event that third-party aircraft operators use higher cost sustainable aviation fuel and pass along such higher cost to us.

Our insurance may become too difficult or expensive to obtain. If we are unable to maintain sufficient insurance coverage, it may materially and adversely impact our results of operations and financial position.

Hazards are inherent in the aviation industry and may result in loss of life and property, potentially exposing us to substantial liability claims arising from the operation of aircraft. We carry insurance for aviation hull, aviation liability, premises, general liability, workers compensation, directors and officers, and other insurance customary in the industry in which we operate. Insurance underwriters are required by various federal and state regulations to maintain minimum levels of reserves for known and expected claims. However, there can be no assurance that underwriters have established adequate reserves to fund existing and future claims. The number of accidents, as well as the number of insured losses within the aviation and aerospace industries, and the impact of general economic conditions on underwriters may result in increases in premiums above the rate of inflation. To the extent that our existing insurance carriers are unable or unwilling to provide us with sufficient insurance coverage, and if insurance coverage is not available from another source (for example, a government entity), our insurance costs may increase and may result in our being in breach of regulatory requirements or contractual arrangements requiring that specific insurance be maintained, which may have a material adverse effect on our business, financial condition and results of operations.

Aviation businesses are often affected by factors beyond their control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, increased and changing security measures, changing regulatory and governmental requirements, or new or changing travel-related taxes, any of which could have a material adverse effect on our business, results of operations and financial condition.

Like other aviation companies, our business is affected by factors beyond our control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, increased and changing security measures, changing regulatory and governmental requirements, new or changing travel-related taxes. Factors that cause flight delays frustrate passengers and increase operating costs and decrease revenue, which in turn could adversely affect profitability. Any general reduction in flight volumes could have a material adverse effect on our business, results of operations and financial condition. In the U.S., the federal government singularly controls all U.S. airspace, and aviation operators are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The expansion of our business into international markets will result in a greater degree of interaction with the regulatory authorities of the foreign countries in which we may operate. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. and foreign air-traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel aviation operators to fly inefficient, indirect routes resulting in delays and increased operational cost. In addition, there are currently proposals before Congress that could potentially lead to the privatization of the U.S. air traffic control system, which could adversely affect our business. Further, implementation of the Next Generation Air Transport System by the FAA would result in changes to aircraft routings and flight paths that could lead to increased noise complaints and lawsuits, resulting in increased costs. For a further explanation of the risks relating to future government regulations, including FAA regulations, see “We are subject to significant governmental regulation and changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.”

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The UAM market and the market for short-range flights, in general, is still in relatively early stages and there is, therefore, no basis for us to determine the market for the short-range flights we plan to provide on our suitable conventional aircraft to compete against aircraft operators in the UAM market, and, if the market for short-range flights does not develop, grows more slowly than we expect or fails to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

We believe that being able to provide air travelers with access to short-range flights on our suitable conventional aircraft similar to those provided on electric-powered eVTOLs and other aircraft using sustainable aviation fuel in the UAM market will provide us with an additional source of revenue that could be significant. That said, the UAM market is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Currently we do not have any operations similar to those to be provided in the UAM market. Our success will depend to a substantial extent on regulatory approval, as well as the willingness of air travelers to widely-adopt such short-range flights as an alternative to ground transportation. If the public does not perceive such short-range flights as beneficial, or has concerns regarding safety, affordability or for other reasons, then that aspect of the Flewber App may not develop, may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could materially adversely affect our business, financial condition and results of operations.

Currently, there are only a minimal number of electric-powered eVTOLs and other aircraft using sustainable aviation fuel serving the UAM market on a by-the-seat air transportation basis. The number of potential air travelers for our short-range flights cannot be predicted with any degree of certainty, and we cannot assure you that we will be able to operate in a profitable manner in any of our current or targeted future markets for such services once we have initiated the Flewber Hops on a commercial basis. It the event that this market does not develop or develops slower than we expect, this could materially adversely affect our business, financial condition and results of operations.

Extreme weather, natural disasters and other adverse events could have a material adverse effect on our business, results of operations and financial condition.

Adverse weather conditions and natural disasters, such as hurricanes, winter snowstorms or earthquakes, can cause flight cancellations or significant delays. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors may affect us to a greater degree than our competitors who may be able to recover more quickly from these events, and therefore could have a material adverse effect on our business, results of operations and financial condition to a greater degree than other air carriers. Any general reduction in passenger traffic could have a material adverse effect on our business, results of operations and financial condition.

We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.

All climate change-related regulatory activity and developments may adversely affect our business and financial results by requiring us to reduce our emissions, make capital investments to modernize certain aspects of our operations, purchase carbon offsets, or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs and adversely affecting our operating income.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise and other climate-related events, could affect our operations, infrastructure, and financial results. Operational impacts, such as the delay or cancellation of flights, could result in loss of revenue. In addition, certain of our terminals are in locations susceptible to the impacts of storm-related flooding and sea-level rise, which could result in costs and loss of revenue. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.

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The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on our ability to obtain and retain customers.

The operation of aircraft is subject to various risks, including catastrophic disasters, crashes, mechanical failures and collisions, which may result in loss of life, personal injury and/or damage to property and equipment. We may experience accidents in the future. These risks could endanger the safety of our customers, our personnel, third-parties, equipment, cargo and other property (both ours and that of third parties), as well as the environment. If any of these events were to occur, we could experience loss of revenue, termination of customer contracts, higher insurance rates, litigation, regulatory investigations and enforcement actions (including potential grounding of our fleet and suspension or revocation of our operating authorities) and damage to our reputation and customer relationships. In addition, to the extent an accident occurs with an aircraft we operate or charter, we could be held liable for resulting damages, which may involve claims from injured passengers and survivors of deceased passengers. There can be no assurance that the amount of our insurance coverage available in the event of such losses would be adequate to cover such losses, or that we would not be forced to bear substantial losses from such events, regardless of our insurance coverage. Moreover, any aircraft accident or incident, even if fully insured, and whether involving us or other private aircraft operators, could create a public perception that we are less safe or reliable than other private aircraft operators, which could cause our customers to lose confidence in us and switch to other private aircraft operators or other means of transportation. In addition, any aircraft accident or incident, whether involving us or other private aircraft operators, could also affect the public’s view of industry safety, which may reduce the amount of trust our customers have in us. We incur considerable costs to maintain the quality of (i) our safety program, (ii) our training programs and (iii) our fleet of aircraft. We cannot guarantee that these costs will not increase. Likewise, we cannot guarantee that our efforts will provide an adequate level of safety or an acceptable safety record. If we are unable to maintain an acceptable safety record, we may not be able to retain existing customers or attract new customers, which could have a material adverse effect on our business, financial condition and results of operations. Failure to comply with regulatory requirements related to the maintenance of our aircraft and associated operations may result in enforcement actions, including revocation or suspension of our operating authorities in the U.S. and potentially other countries.

Terrorist activities or warnings have dramatically impacted the aviation industry and will likely continue to do so.

The terrorist attacks of September 11, 2001 and their aftermath have negatively impacted the aviation business in general. If additional terrorist attacks are launched against the aviation industry, there will be lasting consequences of the attacks, which may include loss of life, property damage, increased security and insurance costs, increased concerns about future terrorist attacks, increased government regulation and airport delays due to heightened security. We cannot provide any assurance that these events will not harm the aviation industry generally or our operations or financial condition in particular.

Risks Related to Our Reliance on Third-Parties

We rely on our third-party aircraft operators to provide and operate aircraft to move our fliers. If such third-party aircraft operators do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition, and results of operations could be adversely affected.

While our subsidiary, Ponderosa Air, prior to our acquiring it in 2019, provided nominal direct flight services, all of our business currently involves selling flights to our customers through other aircraft operators, which we contract with on an individual flight basis. Therefore, we rely on third-party aircraft operators to own and operate aircraft. Pilots, maintenance, hangar, insurance, and fuel are all costs borne by our network of third-party aircraft operators. Should we experience complications with any of these third-party aircraft operators or their aircraft, we may need to delay or cancel flights. We face the risk that any of our third-party aircraft operators may not fulfill their contracts and deliver their services on a timely basis, or at all. We have experienced, and may in the future experience, operational complications with our third-party aircraft operators. The ability of our third-party aircraft operators to effectively satisfy our requirements could also be impacted by any such third-party aircraft operators financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster, pandemic, such as the COVID-19 outbreak, or other events. The failure of any third-party aircraft operators to perform to our expectations could result in delayed or cancelled flights and harm our business. Our reliance on third-party aircraft operators and our inability to fully control any operational difficulties with our third-party aircraft operators could have a material adverse effect on our business, financial condition, and results of operations.

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We may incur losses on the cancellation or delay of flights and on the booking of flights with third-party aircraft operators where customers cancel bookings and our payment terms provide for greater refunds to customers than we receive from those third-party aircraft operators.

Our third-party aircraft operators generally have the ability to cancel, delay or terminate any flight for any reason without liability or compensation to us. If any of our customers cancels its booking of a flight after we have secured a third-party aircraft operator at any time up to flight departure, we may be responsible for all or a portion of payments due to the third-party aircraft operator based on the third-party operator’s payment terms. Our cancellation terms with third-party aircraft operators may differ from our standard cancellation terms with our customers. If our standard payment terms include cancellation terms requiring us to refund more to the customer than the refund we receive from the third-party aircraft operator, upon that customer’s cancellation of a booking, we would incur a loss on such booking. In the event we experience a high number of these types of cancellations or delays by a third-party aircraft operator and/or cancellations by customers where we are required to refund to them more than the amount of any refunds we receive from the third-party aircraft operators, this could have a material adverse effect on our business, financial condition, and results of operations. See “Business — Booking Terms; Cancellations — Refund Policy.”

If we experience growth in demand for our services, our third-party aircraft operators may not be able to match our growth in demand, we may be unable to add additional third-party aircraft operators to our platform to meet future growth in demand or third-party aircraft operators do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition, and results of operations could be adversely affected.

We operate a significant portion of the flights for our customers through the utilization of a finite number of certificated third-party aircraft operators. In the event potential competitors establish cooperative or strategic relationships with third-party aircraft operators in the markets we serve, offer to pay third-party aircraft operators more attractive rates or guarantee a higher volume of flights than we offer, we may not have access to the necessary number of aircraft to achieve our planned growth. Although we do not have any commitments, in writing or otherwise, with our third-party aircraft operators providing us with any assurances that we will have sufficient access to the aircraft we need to source flights for our customers, through our normal course of bookings with these third-party aircraft operators, we believe that they have been able to anticipate our needs for access to aircraft resulting in our being able to secure bookings, as needed. To date, we have not taken any actions to secure exclusive agreements with any third-party aircraft operators nor have we actively pursued any other means of mitigating the risks of being unable to secure our requirements from third-party aircraft operators. And while this has generally supported our growth in the past, there is no guarantee we will be able to continue securing these bookings on an as-needed basis or doing so without incurring substantial additional costs. Increased use of private aircraft since the outbreak of the COVID-19 pandemic has added competitive pressure for access to aircraft, which may make it more difficult or costly for third-party aircraft operators to expand to meet our needs. If our third-party aircraft operators are unable or unwilling to add aircraft, or are only able to do so at significantly increased expense, or otherwise do not have capacity or desire to support our growth, or we are unable to add new operators on reasonable terms, or at all, our business and results of operations could be adversely affected. As the use of private aircraft continues to grow, we expect competition for third-party aircraft operators to increase. Further, we expect that as competition grows, the use of exclusive contractual arrangements with third-party aircraft operators, sometimes requiring volume guarantees, may increase, as may the cost of securing their services. If we are unable to secure our requirements from third-party aircraft operators or unable to satisfy such needs through the booking of flights on our own aircraft, this could have a material adverse effect on our business, financial condition, and results of operations.

We face the risk that any of our third-party aircraft operators may not fulfill their contracts and deliver their services on a timely basis, or at all. The ability of our third-party aircraft operators to effectively satisfy our requirements could also be impacted by any such third-party aircraft operators’ financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster, pandemic, such as the current COVID-19 pandemic, or other events. In addition, due to aircraft supply constraints across the industry, we may be required to pay more for capacity with our third-party aircraft operators to service customer or member flights. The failure of any third-party aircraft operators to perform to our expectations could result in delayed or cancelled flights or service credits, and harm the applicable portion of our business. Our reliance on third-party aircraft operators and our inability to fully control any operational difficulties or increased costs with our third-party aircraft operators could have a material adverse effect on the portion of our business where we use third-party aircraft operators, financial condition and results of operations.

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In addition, due to our reliance on third parties to supplement our capabilities, we are subject to the risk of disruptions to their operations, which has in the past and may in the future result from many of the same risk factors disclosed in this “Risk Factors” section, such as the impact of adverse economic conditions and the inability of third parties to hire or retain skilled personnel, including pilots and mechanics. Several of these third-party aircraft operators provide significant capacity that we would be unable to replace in a short period of time should that operator fail to perform its obligations to us. Disruptions to capital markets, shortages of skilled personnel and adverse economic conditions in general, such as conditions resulting from the COVID-19 pandemic, have subjected certain of these third-party aircraft operators to significant financial and operational pressures, which have in the past and could result in future temporary or permanent cessation of their operations.

Union strikes or staff shortages among airport workers or certain pilots of third-party aircraft operators may result in disruptions of our operations and thus could have a material adverse effect on some of our business, financial condition and results of operations. Any significant disruption to our operations as a result of problems with any of our third-party aircraft operators would have an adverse effect on our business, results of operations and financial condition.

In addition, we have entered into agreements with contractors to provide various facilities and services required for our operations. Because we rely on others to provide such services, our ability to control the efficiency and timeliness of such services is limited. Similar agreements may be entered into in any new markets we decide to serve. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

In addition, in the event potential competitors establish cooperative or strategic relationships with third-party aircraft operators in the markets we serve, offer to pay third-party aircraft operators more attractive rates or guarantee a higher volume of flights than we have historically offered, we may not have access to the necessary number of aircraft to achieve our planned growth. If our third-party aircraft operators are unable or unwilling to support our growth, or we are unable to add new operators, some of our business and results of operations could be adversely affected. As the private aviation market grows, we expect competition for third-party aircraft operators to increase. Further, we expect that as competition in the private aviation market grows, the use of exclusive contractual arrangements with third-party aircraft operators, sometimes requiring volume guarantees and prepayments or deposits, may increase. This may require us to purchase or lease additional aircraft that may not be available or require us to incur significant capital or operating expenditures.

We may be negatively impacted by increases in third-party aircraft operator costs.

Recently there has been a trend of higher third-party aircraft operator costs. Since we currently rely on third-party aircraft operators to generate a substantial portion of our revenues, we have been and may continue to be negatively impacted by significant increases in third-party aircraft operator costs. During the year ended December 31, 2022, we were negatively impacted by increases in third-party aircraft costs, which we were unable to pass along to our customers, and which led to a decrease in our margins during the year ended December 31, 2022 when compared to the year ended December 31, 2021. To the extent that we continue to be unable to pass along these increase costs to our customers, this could impact our short-term and long term margins and profitability and could have a material adverse effect on our business, results of operations and financial condition.

We could suffer losses and adverse publicity stemming from any accident involving our aircraft models operated by third parties.

Certain aircraft models that we operate have experienced accidents while operated by third parties. If other operators experience accidents with aircraft models that we operate, obligating us to take such aircraft out of service until the cause of the accident is determined and rectified, we might lose revenue and might lose customers. It is also possible that the FAA or other regulatory bodies in another country could ground the aircraft and restrict it from flying. In addition, safety issues experienced by a particular model of aircraft could result in customers refusing to use that particular aircraft model or a regulatory body grounding that particular aircraft model. The value of the aircraft model might also be permanently reduced in the secondary market if the model were to be considered less desirable for future service. Such accidents or safety issues related to aircraft models that we operate could have a material adverse effect on our business, financial condition and results of operations.

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Our agreements with third-party aircraft operators may contain obligations for us to indemnify such third-party aircraft operators from and against claims and damages arising out of our agreements with them in connection with the operating of flights and any indemnification obligations of our customers to us may not sufficiently reimburse us with respect to our indemnification obligations.

Many of the agreements we have with third-party aircraft operators include indemnification obligations of us to those third-party aircraft operators similar to the following:

“The Charterer shall indemnify, keep indemnified and hold harmless the Carrier, its employees, agents, directors, officers, subcontractors and representatives for and against any and all liabilities, costs, losses, damages, claims, demands, suits and judgments and expenses whatsoever and howsoever arising wholly or partly out of or in connection with this Agreement and/or the operations of the aircraft under this Agreement, save to the extent directly attributable to the gross negligence or willful misconduct of the Carrier, its employees, directors, subtractors or representatives.”

Our agreements with our customers include the following indemnification of our customers to us:

“Client agrees to indemnify, hold harmless and defend Flewber Inc., together with, but not limited to, its affiliates, subsidiaries, parent corporations, successors or assigns, and any present or former officers, directors, shareholders, employees, agents, legal representatives or attorneys (the “indemnified parties”) from and against any and all actions, causes, claims, damages, losses, penalties, demands, obligations or liabilities, expenses or disbursements (including, without limitation, reasonable costs and attorney’s fees), asserted by any third party, arising out of or relating to this Agreement.”

Notwithstanding the fact that we require our customers to indemnify us for many of the claims and damages for which we are, in turn, required to indemnify third-party aircraft operators, there is no assurance that we will be able to collect from a customer in the event of any indemnification claim or that such customer will acknowledge its responsibility for any such claim or damages. If we are unable to collect a significant portion of any amounts owed to third-party aircraft operators from our customers, we may be required to initiate litigation against such customers, which could require our payment of legal and other fees and there is no assurance that we would be successful in connection with any such litigation. In any event, if we are unable to collect a significant amount of any indemnification claims against customers in order to satisfy the amounts we owe to third-party aircraft operators, this could have a material adverse impact on our business, financial condition and results of operations.

We may not have sufficient insurance coverage for damages relating to flights provided by third-party aircraft operators.

Incidents related to aircraft operation with respect to the portion of our business where we use third-party aircraft operators are normally covered by our third-party aircraft operators’ insurance. Our third-party aircraft operators are required to maintain insurance covering liability arising from the operation of their aircraft. However, there can be no assurance that the aircraft operator will have sufficient assets or insurance coverage to fulfill its obligations. Additionally, to the extent our third-party aircraft operators maintain insurance covering liability arising from the operation of their aircraft, we generally request to be named as an additional insured under the policy, although such request may not be honored all the time or at all. If we are not covered as an additional insured under the policy of any third-party aircraft operator and our insurance does not cover any applicable claims or damages relating to flights provided by such third-party aircraft, we may not be sufficiently insured. Any such failure to be sufficiently insured could have a material adverse impact on our business, financial condition and results of operations.

Risks Related To Our Common Stock

Risks Relating to our Common Stock and the Offering

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

Because we will not pay dividends on our common stock in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid cash dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

Our share price has been, and will likely continue to be, volatile, and you may be unable to resell your shares at or above the price at which you acquired them.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

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The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

●	variations in our revenue and operating expenses;

●	market conditions in our industry and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	developments in the financial markets and worldwide or regional economies;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies;

●	general economic, industry and market conditions; and

●	the other factors described in this “Risk Factors” section.

The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Because our shares of common stock are subject to the penny stock rules, it is more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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The price of our common stock may be subject to wide fluctuations.

Even though we have our shares quoted with The OTCPink, the market price of our Common Stock may be highly volatile and subject to wide fluctuations in response to a variety of factors and risks, many of which are beyond our control. In addition to the risks noted elsewhere in this Form S-1, some of the other factors affecting our stock price may include:

●	Variations in our operating results;

●	The level and quality of securities analysts’ coverage of our Common Stock;

●	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	Announcements by third parties of significant claims or proceedings against us; and

●	Future sales of our Common Stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention.

You may lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and dilute our share value

Our Second Amended and Restated Articles of Incorporation authorize the issuance of 1,500,000,000 shares of common stock, and 20,000,000 shares of preferred stock. Currently the Company has 450 shares of Preferred Series E stock outstanding, 2,283 shares of Preferred Series F stock outstanding, 14,124 shares of Preferred Series G stock outstanding, 3,798 shares of Preferred Series H stock outstanding, and 37,812 shares of Preferred Series I stock outstanding. Additionally, as of August 14, 2025, there are outstanding (i) warrants to purchase 34,186,378 shares of our common stock; (ii) options exercisable into 8,448,568 shares of our common stock; (iii) 16,308,839 shares underlying the conversion of the aforementioned outstanding preferred shares and (iv) 509,072 shares underlying the conversion of convertible notes.

Assuming all of the Company’s currently outstanding warrants and options are exercised and all convertible notes and preferred shares are converted, the Company would have to issue an additional 59,452,857 shares of common stock representing 500% of our current issued and outstanding common stock. The future issuance of this common stock would result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Liability of directors for breach of duty is limited under Nevada law.

Nevada law provides that directors must discharge their duties as a director in good faith and with a view to the interests of the corporation. Under Nevada law, directors owe a fiduciary duty to the corporation, which is generally comprised of the duty of care and duty of loyalty to the corporation. Except under limited circumstances set forth in NRS 78.138(7), or unless our Second Amended and Restated Articles of Incorporation or an amendment thereto provide for greater individual liability (which ours does not provide), a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, and any future loan arrangements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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Sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

The issuance of a large number of shares of our common stock could significantly dilute existing stockholders and negatively impact the market price of our common stock.

If we sell shares of Common Stock under the Investment Agreement, we will be issuing such shares at below market prices, which could cause the market price of our Common Stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of common stock under the Investment Agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

The Selling Shareholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Investment Agreement, we are prohibited from delivering a Put Notice to Coventry to the extent that the issuance of shares would cause the Selling Shareholder to beneficially own more than 4.99% of our then-outstanding shares of common stock; provided, however, the Selling Shareholder in its sole discretion can waive this ownership limitation up to 9.99% of our then-outstanding shares of common stock. These restrictions however, do not prevent the Selling Shareholder from selling shares of common stock received in connection with the equity line and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Shareholder could sell more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) of the outstanding shares of common stock in a relatively short time frame while never holding more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of common stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Shareholder of the shares issued under the equity line.

We may issue additional shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Pursuant to our Second Amended and Restated Articles of Incorporation, the aggregate number of shares of capital stock which we are authorized to issue is 1,520,000,000 shares, of which 1,500,000,000 shares are common stock, and 20,000,000 shares are “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. As of the date of this filing, we do have 450 shares of Preferred Series E stock outstanding, 2,283 shares of Preferred Series F stock outstanding, 14,124 shares of Preferred Series G stock outstanding, 3,798 shares of Preferred Series H stock outstanding, and 37,812 shares of Preferred Series I stock outstanding.

The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. In addition, advanced notice is required prior to stockholder proposals, which might further delay a change of control. Additionally, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us.

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Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or agents.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, each of our Second Amended Articles of Incorporation and our Amended and Restated Bylaws contain a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. As this provision applies to Securities Act claims, there may be uncertainty whether a court would enforce such a provision.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find our choice of forum provisions contained in either our Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or the Securities Act, Section 21E of the Securities Exchange Act of 1934 or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” or the negative of these terms, and other similar phrases. All statements contained in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, losses, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations, and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors” above, and in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections in our 2022 Annual Report and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors.” In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus.

USE OF PROCEEDS

All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Shareholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Shareholders.

We will receive proceeds from any cash exercise of the Warrants. If all 547,987 of the Warrants registered herein are exercised on a cash basis, the Company would receive gross cash proceeds of $142,477, subject to adjustment upon certain events. We expect to use the proceeds from the exercise of such warrants, if any, for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. We currently do not have any arrangements or agreements for any acquisitions. We cannot precisely estimate the allocation of the net proceeds from any exercise of the warrants for cash. Accordingly, in the event the Warrants are exercised for cash, our management will have broad discretion in the application of the net proceeds of such exercises. There is no assurance that the Warrants will ever be exercised for cash.

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MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is quoted on the OTCPink under the symbol “CRTD.” As of August 14, 2025, the last reported sale price of the common stock as reported on OTCPink was $0.33 per share.

As of August 14, there were approximately 271 registered holders of record of our Common Stock, approximately 5 holders of record of our Series E Convertible Preferred Stock, approximately 2 holders of record of our Series F Convertible Preferred, approximately 32 holders of record of our Series G Convertible Preferred Stock, approximately 8 holders of record of our Series H Preferred Stock, and approximately 5 holders of record of our Series I Convertible Preferred Stock. Since certain shares of our Common Stock are held by brokers and other institutions on behalf of stockholders, the foregoing number of holders of our Common Stock is not representative of the number of beneficial holders of our Common Stock.

To date, we have not paid cash dividends on our Common Stock and do not plan to pay such dividends in the foreseeable future. Our Board will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under the Nevada Revised Statutes, may only be paid from our net profits or surplus. To date, we have not had a fiscal year with net profits and, subject to a valuation by the Board of the present value of the Company’s assets, do not have surplus.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of June 30, 2025, on an actual basis and on a pro forma basis to reflect our issuance of the shares of our Common Stock offered by this prospectus and our receipt and application of the proceeds in the amount of approximately $142,477 from the exercise of warrants, after deducting our estimated offering expenses. This table should be read in conjunction with “Use of Proceeds” above and our consolidated audited and unaudited financial statements and the notes thereto set forth in this prospectus.

		June 30, 2025
	Actual	Adjustments	Pro Forma as Adjusted
Cash	$1,016,944	127,320	1,144,264
Notes Payable	1,520,079	-	1,520,079
Convertible Notes Payable	1,224,673	-	1,224,673
Common stock par value $0.001: 1,500,000,000 shares authorized; 11,893,007 issued and 11,892,920 outstanding as of June 30, 2025 and 4,662,439 issued and 4,662,252 outstanding as of December 31, 2024	11,894	1,035	12,929
Additional paid-in capital	260,651,097	126,285	260,777,282
Accumulated deficit	(257,506,660)	-	(257,506,660)
Accumulated other comprehensive income (loss)	(298,075)	-	(298,075)
Treasury Stock	(78,456)	-	(78,456)
Stockholders’ equity	6,316,942	127,320	6,444,162
Total capitalization	9,061,694	127,3200	9,189,014

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The table above excludes:

●	8,448,568 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $2.43 per share;

●	34,186,378 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $0.69 per share;

●	129,412 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $8.50 per share.

●	350,660 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $0.26 per share.

●	29,000 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $1.00 per share.

●	218 shares of common stock issuable upon the conversion of series E preferred having a conversion price of $2,060 per share.

●	456,600 shares of common stock issuable upon the conversion of series F preferred having a conversion price of $5 per share.

●	10,593,000 shares of common stock issuable upon the conversion of series G preferred having a conversion price of $1.00 per share.

●	1,477,821 shares of common stock issuable upon the conversion of series H preferred having a conversion price of $0.26 per share.

●	3,781,200 shares of common stock issuable upon the conversion of series I preferred having a conversion price of $1.00 per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Risk Factors.”

This prospectus and other reports filed by Creatd, Inc. (the “Company”), from time to time with the SEC and OTC Markets (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the year ended December 31, 2024, which are included in the Company’s Annual Report that was filed with the OTC Markets on June 24, 2025.

Overview

Creatd operates a diversified portfolio of businesses generating revenue across media, publishing, and aviation. Our operations include direct-to-consumer product sales, subscription memberships, advertising, licensing, and strategic investments. These businesses are supported by a shared operational infrastructure and a focus on monetizing first-party data, intellectual property, and scalable creative assets.

Results of Operations

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at June 30, 2025 compared to December 31, 2024:

	June 30, 2025	December 31, 2024	Increase / (Decrease)
Current Assets	$1,228,740	$85,166	$1,143,574
Current Liabilities	$12,095,086	$11,287,764	$807,322
Working Capital (Deficit)	$(10,866,346)	$(11,202,598)	$336,252

At June 30, 2025, the Company had a working capital deficit of $10,866,346 as compared to a working capital deficit of $11,202,598 at December 31, 2024, a decrease in working capital deficit of $336,252. The decrease is primarily attributable to an increase in cash due to an influx from the Company’s Employee Retention Credit (“ERC”) from the IRS during the six months ended June 30, 2025 partially offset by an increase in notes payable.

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Net Cash

Net cash used in operating activities for the six months ended June 30, 2025 was $288,101, as compared to $616,225 for the same period in 2024. The net loss for the six months ended June 30, 2025, and 2024 was $3,512,156 and $9,759,328, respectively. The reduction in net cash used in operating activities is primarily attributable to a reduction in research & development, general and administrative, and compensation expenses.

Net cash used in investing activities for the six months ended June 30, 2025, was $(254,456), attributable to the forgiveness of a note receivable to Flewber, Inc. upon the completion of the acquisition of that entity, offset by the sale of minority interest in Flewber, Inc. for proceeds of $100,000. Comparatively, net cash used investing activities for the six months ended June 30, 2024, was $0.

Net cash provided by financing activities for the six months ended June 30, 2025 and 2024 was $1,544,369 and $413,219, respectively. During the six months ended June 30, 2025, the Company’s operations were predominantly financed by the proceeds from sale of common and preferred stock. For the six months ended June 30, 2024, the Company’s operations were predominantly financed by proceeds from sale of common and preferred stock and proceeds from convertible notes.

Summary of Statements of Operations for the Six Months Ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025	2024
Revenue	$1,295,542	$807,009
Cost of revenue	$(596,845)	$12,625
Operating expenses	$(5,916,285)	$(5,461,186)
Loss from operations	$(5,217,588)	$(4,641,552)
Other income (expenses)	$1,705,432	$(5,117,776)
Net loss	$(3,512,156)	$(9,759,328)
Loss per common share - basic and diluted	$(0.38)	$(8.25)

Revenue

Revenue was $1,295,542 for the six months ended June 30, 2025, as compared to $807,009 for the six months ended June 30, 2024. The increase of $488,533 was primarily attributable to the acquisition of Flewber Global, Inc., partially offset by a decrease in Vocal for Brands revenue.

Cost of Revenue

Cost of revenue for the six months ended June 30, 2025, was $596,845 as compared to $(12,625) for the six months ended June 30, 2024. The Company’s negative cost of revenue for the six months ended June 30, 2024 is attributable to a downward adjustment to the liability associated with unpaid balances in users’ Vocal Wallets. This adjustment was driven by a shift in user behavior and platform trends, including the frequency of welcome bonuses and a reduction of the number of challenges and challenge winners on Vocal, that materially impacted the estimated portion of wallet balances expected to be withdrawn. While the Company had previously adopted a weighted average methodology to estimate this liability based on historical payout activity, updated data revealed that a lower percentage of users were meeting the necessary thresholds to access their balances. This resulted in a lower liability estimate and corresponding negative cost of revenue during the period. The change reflects a revised estimate based on updated trends and was accounted for prospectively in accordance with applicable guidance. Without this adjustment, cost of revenue for the six months ended June 30, 2024 would have been approximately $103,000. The additional increase in cost of revenue outside of this adjustment is primarily attributable to the acquisition of Flewber Global, Inc.

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Operating Expenses

Operating expenses for the six months ended June 30, 2025, were $5,916,285 as compared to $5,461,186 for the six months ended June 30, 2024. The increase of $455,099 is primarily attributable to the acquisition of Flewber Global, Inc., as well as a one-time consulting charge related to the application for and receipt of the Company’s ERC funds in the second quarter.

Loss from Operations

Loss from operations for the six months ended June 30, 2025, was $5,217,588 as compared to $4,641,552 for the six months ended June 30, 2024. The increase in loss from operations was primarily attributable to the decrease in gross margin and increase in operating expenses as the Company integrated the operations of Flewber Global, Inc. and began to seek out growth strategies and efficiencies.

Other Income/Expenses

Other income (expenses) for the six months ended June 30, 2025, were $1,705,432 as compared to $(5,117,776) for the six months ended June 30, 2024. The increase is attributable to a decrease of other expenses such as accretion of debt discount and issuance costs, the elimination of inducement expense related to the trigger of price protection in warrants, and the receipt of the ERC from the IRS during the six months ended June 30, 2025, offset by a decrease in gain on change in derivative liability.

Net Loss

Net loss attributable to common shareholders for the six months ended June 30, 2025, was $5,044,959, or loss per share of $0.38, as compared to a net loss attributable to common shareholders of $17,869,582, or loss per share of $8.25, for the six months ended June 30, 2024. The decrease in net loss is primarily attributable to the increase in other income, decrease in other expenses, as noted above and decrease in deemed dividend.

Off-Balance Sheet Arrangements

As of June 30, 2025, we had no off-balance sheet arrangements.

Significant Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

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Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, income tax provisions, excess and obsolete inventory reserve, and impairment of intellectual property.

The Company also uses estimates in determining the liability associated with unpaid balances in user accounts (“Vocal Wallets”) on its platform. These balances represent amounts earned by users for content views, bonuses, and contest winnings. However, due to various platform-specific contingencies—such as minimum withdrawal thresholds, third-party processor access, and account compliance requirements—not all users will be able to withdraw their full balances. The Company applies a weighted average methodology based on historical payout rates to estimate the proportion of wallet balances likely to be paid out. This estimate is updated each reporting period to reflect new trends in user behavior and platform data. In the six months ended June 30, 2024, updated data supported a downward revision of the estimated liability in the amount of approximately $115,000, which was recognized as a change in estimate and accounted for prospectively, being recorded to cost of revenue on the condensed consolidated statements of operations and comprehensive loss.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including Company assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, prepaid and other current assets, line of credit and due to related parties. Management believes the estimated fair value of these accounts at June 30, 2025 approximate their carrying value as reflected in the consolidated balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

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Long-lived Assets Including Acquired Intangible Assets

The Company evaluates the recoverability of property and equipment, acquired finite-lived intangible assets, and purchased infinite life digital assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. The Company routinely reviews the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If the Company changes the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. As of June 30, 2025 and December 31, 2024, the Company has $7,683,050 and $103,550, respectively, intangible assets on its consolidated balance sheets. The breakdown of these assets, net of amortization, was as follows:

Asset Description	Amount
FAA Part 135 Operating Certificate	1,526,267
App	142,557
Trademark / Tradename	1,382,333
Licensing agreements / Vendor and supplier contracts	414,700
Knowhow	2,094,847
Customer list / Relationships	2,122,346
Total Intangible Assets	7,683,050

A total of $7,824,367 in intangible assets was acquired as part of the acquisition of Flewber Global, Inc., which closed February 27, 2025. The breakdown of these assets was as follows:

Asset Description	Amount
FAA Part 135 Operating Certificate	1,526,267
App	126,100
Trademark / Tradename	1,430,000
Licensing agreements / Vendor and supplier contracts	429,000
Knowhow	2,131,000
Customer list / Relationships	2,182,000
Total Acquired Intangible Assets	7,824,367

See Note 10 - Acquisitions for further details on the acquisition of Flewber Global, Inc.

Amortization expense was $244,867 and $41,986 for the six months ended June 30 2025 and 2024, respectively.

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Minority equity investments

Minority equity investments in private companies in which the Company holds a passive ownership interest and does not exercise significant influence are accounted for using the cost method in accordance with ASC 321. These investments are recorded on the consolidated balance sheets as long-term assets under Minority investment in business. The carrying value of such investments is initially recognized at cost and is assessed periodically for impairment or other indicators that the investment may no longer be recoverable. Fair value adjustments are not required unless observable price changes in orderly transactions for the identical or a similar investment become available.

Goodwill

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal December each year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of our reporting units to generate cash flows as measures of fair value of our reporting units.

As of June 30, 2025 and December 31, 2024 the Company has an asset of $8,073,026 and $5,415 of goodwill on its consolidated balance sheet, respectively, and recorded an impairment charge of $0 and $0 respectively.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations and comprehensive loss as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the date of conversion or exercise or cancellation and then the related fair value is reclassified to equity. Upon extinguishment or cancellation of a derivative instrument, any difference between the fair value and the settlement amount is recognized as a gain or loss under change in derivative liability on the statement of operations.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding Equity Line of Credit and for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

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Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Deferred Revenue

Deferred revenue consists of billings and payments from clients in advance of revenue recognition. The Company has two types of deferred revenue, subscription revenue whereas the revenue is recognized over the subscription period and contract liabilities where the performance obligation was not satisfied. The Company will recognize the deferred revenue within the next twelve months. As of June 30, 2025 and December 31, 2024, the Company had deferred revenue of $427,987 and $146,950, respectively.

Stock-Based Compensation

The Company recognizes a compensation expense for all equity-based payments granted in accordance with Accounting Standards Codification 718 “Compensation - Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity-based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk-free interest rate, the expected life of the option, the dividend yield on the underlying stock and forfeitures are recognized as they occur.. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk-free interest rates are calculated based on continuously compounded risk-free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

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Determining the appropriate fair value model and calculating the fair value of equity-based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity-based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity-based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Recently Adopted Accounting Guidance

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 requires disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss. The update also requires disclosure regarding the CODM and expands the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of ASU 2023-07 did not have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-06 is effective for the fiscal year beginning after December 15, 2023, including interim periods within that fiscal year. The adoption of the guidance did not have a material impact on the Company’s consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The Company is currently assessing the impact of ASU 2023-09 on its income tax disclosures and reporting requirements.

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BUSINESS

Creatd operates a diversified portfolio of businesses generating revenue across media, publishing, and aviation. Our operations include direct-to-consumer product sales, subscription memberships, advertising, licensing, and strategic investments. These businesses are supported by a shared operational infrastructure and a focus on monetizing first-party data, intellectual property, and scalable creative assets.

Corporate History and Information

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On June 26, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On July 25, 2019, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on July 30, 2019. The number of shares of authorized common stock was proportionately reduced as a result of the Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

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On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is digital e-commerce agency based in New Jersey. On March 3, 2022, the Company settled the Seller’s Choice Note for a cash payment of $799,000.

On July 13, 2020, upon approval from our board of directors and stockholders, we filed Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada for the purpose of increasing our authorized shares of Common Stock to 100,000,000.

On August 13, 2020, we filed a certificate of amendment to our second amended and restated articles of incorporation (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-three (1:3) reverse stock split (the “August 2020 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on August 17, 2020. No fractional shares were issued in connection with the August 2020 Reverse Stock Split as all fractional shares were rounded down to the next whole share. All share and per share amounts of our common stock listed in this Form 10-K have been adjusted to give effect to the August 2020 Reverse Stock Split.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On June 4, 2021, the Company acquired 89% of the membership interests of Plant Camp, LLC, a Delaware limited liability company (“Plant Camp”), which the Company subsequently rebranded as Camp. Camp is a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. The results of Plant Camp’s operations have been included since the date of acquisition in the Statements of Operations.

On July 20, 2021, the Company acquired 44% of the membership interests of WHE Agency, Inc. WHE Agency, Inc, is a talent management and public relations agency based in New York (“WHE”). WHE has been consolidated due to the Company’s ownership of 55% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

On October 3, 2021, the Company acquired an additional 29% of the membership interests of Dune, Inc., bringing our total membership interests to 50%. Dune, Inc., has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

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On March 7, 2022, the Company acquired 100% of the membership interests of Denver Bodega, LLC, d/b/a Basis, a Colorado limited liability company (“Basis”). Basis is a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Denver Bodega, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On August 1, 2022, the Company acquired 51% of the membership interests of Orbit Media LLC, a New York limited liability company. Orbit is an app-based stock trading platform designed to empower a new generation of investors. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On September 13, 2022, the Company acquired 100% of the membership interests of Brave Foods, LLC, a Maine limited liability company. Brave is a plant-based food company that provides convenient and healthy breakfast food products. Brave Foods, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 9, 2023, the Company acquired an additional 51% of the equity interest in WHE Agency, Inc. bringing our total ownership to 95%. WHE Agency, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On January 25, 2023, the Company acquired an additional 24.3% equity interest in Dune, Inc. bringing its total ownership to 75%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On February 3, 2023, the Company acquired an additional 5% of the membership interests of Orbit Media, LLC., bringing our total membership interests to 56%. Orbit Media LLC., has been consolidated due to the Company’s ownership of 85% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On February 7, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing its total ownership to 85%.

On May 30, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing our total ownership to 96%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

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On June 30, 2023, the Company acquired an additional 10% of the membership interests of Plant Camp, LLC. Plant Camp, LLC has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On July 28, 2023, the Company acquired an additional 17.5% of the membership interests of Orbit Media, LLC., bringing our total membership interests to 74%. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On October 8, 2023, the Company entered into an Assignment and Assumption Agreement whereby Omega Eats, LLC was assigned 92.5% of the assets owned by Creatd Ventures, LLC pertaining to the operations of Brave and Denver Bodega DBA Basis in exchange for $1 in cash consideration at closing and the assumption of $214,295 in liabilities related to the operations of these products.

On December 6, 2023, the Company spun-out Orbit Media, LLC, retaining a 17.5% membership interest and returning the remaining membership interest to the founders. As of December 6, 2023, Orbit is no longer consolidated due to the Company’s ownership of less than 50% voting control and membership interests.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 16,578 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 35,000 shares of common stock at a cost basis of $1.20 per share and 65,000 warrants with an exercise price of $1.20.

On August 1, 2024, Vocal, Inc. granted 48.61% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

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On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 333,333 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On February 27, 2025, the Company completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company, in an all-equity transaction. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition but prior to June 30, 2025. The total purchase price, measured as the fair value of the consideration transferred, was approximately $14.4 million and consisted of shares of the Company’s common stock, Series G Preferred Stock, warrants, and forgiveness of an intercompany note. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, and the results of Flyte, Inc.’s operations have been included in the Company’s consolidated financial statements from the date of acquisition. Additional information about the transaction, including the purchase price allocation, is provided in Note 10 – Acquisitions.

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 90,000 shares of the Company’s common stock.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Flewber, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Flewber, Inc., which the Company plans to make the operating entity for the Hops side of Flewber’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration.

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Recent Developments

Board of Directors and Management

On November 27, 2024, Erica Wagner resigned as a director of the Company. In connection with her resignation, the Company cancelled 3,347 shares of Preferred Stock of Vocal, Inc. and 50,000 shares of Preferred Stock of OG Collection, Inc. previously issued to Ms. Wagner.

On August 1, 2024, Vocal, Inc. issued an aggregate of 48.72% of its membership interests, in the form of shares of Preferred Stock, to certain officers, directors, employees, and consultants involved in its operations (“Key Drivers”). On the same date, OG Collection, Inc. issued an aggregate of 46% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved in its operations. On August 9, 2024, Vocal, Inc. issued an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers. On August 12, 2024, OG Collection, Inc. issued an additional 1.5% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers. On October 21, 2024, Vocal, Inc. issued an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers.

Amendment to Articles of Incorporation

On January 24, 2024, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:500) reverse stock split (the “Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on January 24, 2024. The number of shares of authorized common stock was proportionately reduced as a result of the Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

Acquisition Transactions

Studio 96 Publishing

On July 26, 2024, the Company acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. As consideration for the acquisition, the Company issued 35,000 shares of common stock with a fair value of $38,150 and 65,000 warrants with an exercise price of $1.20 per share and an expected term of five years, valued at $70,850. The total purchase price was $109,000.

The acquisition was accounted for as a business combination in accordance with ASC 805. The total purchase consideration was allocated to the identified intangible assets and goodwill based on their estimated fair values. Of the total purchase price, $43,600 was allocated to know-how, $16,350 to the Company’s website and app, and $43,600 to the acquired customer list. The remaining $5,450 was recorded as goodwill.

The know-how and customer list were valued using the income approach, specifically the multi-period excess earnings method, which estimates the present value of future cash flows attributable to each asset. The website and app were valued using the cost approach, which reflects the estimated cost to replace the existing digital infrastructure. Goodwill represents the expected synergies and benefits from the integration of Studio 96 Publishing with the Company’s existing operations. The goodwill recognized is not deductible for tax purposes.

Hollywall Entertainment, Inc.

Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. on July 17, 2024. Under this agreement, Creatd issued 16,578 shares of its common stock with a fair value of $16,578 to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence. The agreement outlines confidentiality measures and is non-binding outside of the stock exchange. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

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Geopulse Explorations, Inc.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock with a fair value of $18,208. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Murge E-Commerce, Inc.

On September 20, 2024, Creatd entered into a definitive agreement with Murge E-commerce Inc., acquiring a 49% equity stake in Murge in exchange for establishing an equity reserve. Murge’s initial assets include Letters of Intent with four named, target companies, each meeting a collective $30 million in revenue for 2024. Creatd’s equity stake is protected by anti-dilution measures contingent upon successful acquisitions. Financing utilizes non-dilutive Creatd preferred shares backed by a 100 million share reserve, capped at 4.99% voting rights for new holders. The agreement includes a 90-day exclusivity period and mandates confidentiality regarding transaction terms.

Investment in THEPOWERHOUSE, LLC

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE LLC received 333,333 shares of the Company’s common stock. The value of the shares issued by the Company were recorded to long-term assets under Minority interest in business on the Company’s consolidated balance sheets.

Enzylotics, Inc.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 39,824 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

Acquisition of Flewber Global, Inc.

On February 27, 2025, Creatd, Inc. (“Creatd” or the “Company”) completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. The acquisition included three subsidiaries: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved following the acquisition and had no active operations at the time of its dissolution.

The total purchase price was approximately $14.4 million, paid through the issuance of 1,056,140 shares of common stock, 9,475 shares of Series G Preferred Stock, forgiveness of $367,609 in intercompany receivables, and the issuance of 7,510,058 common stock purchase warrants.

The Company acquired Flyte as part of its strategy to identify businesses where operational efficiencies and data-driven processes can drive growth and margin expansion, and views the private aviation sector as an industry with strong underlying demand and infrastructure that can benefit from these capabilities.

On June 23, 2025, the Company sold a 10% ownership interest in Flewber, Inc., a subsidiary of Flyte, Inc., to an investor for $100,000. Proceeds from the sale were allocated to operating and marketing expenses for Flewber, Inc., which the Company intends to use as the operating entity for the Hops segment of its aviation business.

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MineralRite Corporation

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 90,000 shares of the Company’s common stock.

Employees

As of August 14, 2025, we had 5 full-time employees. None of our employees are subject to a collective bargaining agreement, and we believe our relationship with our employees to be good.

We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Facilities

The Company’s mailing address is 1111B S Governors Ave, STE 20721 Dover, DE 19904. The Company’s telephone number is (646) 859-5747. Our website is https://creatd.com. The information on, or that can be accessed through, this website is not part of this Form S-1, and you should not rely on any such information in making the decision whether to purchase the Common Stock.

During 2024, the Company entered into and then subsequently amended the lease agreement for 419 Lafayette Street, with the goal of terminating the lease going forward contingent upon a payment plan for amounts owed under the lease. Under this agreement $120,000 was owed prior to February 4, 2025, which amount was satisfied via the issuance of 125,000 shares of common stock in August 2024 (see Common Stock for full details on this issuance). An additional $220,000 is due in monthly installments of $19,000 between February 2025 and February 2026, and an additional $252,000 is due in monthly installments of $21,000 per month between February 2026 and February 2027. These payments were subject to acceleration based upon the Company’s financing proceeds.

During the six months ended June 30, 2025, the Company issued 640 shares of Series G Preferred stock with a fair value of $192,000 to settle an outstanding payable of $480,000 for the office at 419 Lafayette Street, resulting in a gain on settlement of vendor liabilities of $288,000.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Corporate Information

The Company’s mailing address is 1111B S Governors Ave, STE 20721 Dover, DE 19904. The Company’s telephone number is (646) 859-5747. Our website is https://creatd.com. The information on, or that can be accessed through, this website is not part of this Form S-1, and you should not rely on any such information in making the decision whether to purchase the Common Stock.

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MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of the date of this prospectus:

Name	Age	Positions
Jeremy Frommer	57	Chief Executive Officer, Chief Financial Officer, Executive Chairman of the Board of Directors
Peter Majar	60	Director
Justin Maury	36	Chief Operating Officer, President and Director

Jeremy Frommer – Chief Executive Officer, Chief Financial Officer, Executive Chairman of the Board of Directors

Mr. Frommer was appointed Executive Chairman in February 2022, appointed Chief Executive Officer in September 2022, and appointed Chief Financial Officer in October 2023, and has been a member of our board of directors since February 2016. Previously, he served as our Chief Executive Officer from February 2016 to August 2021, and Co-Chief Executive Officer from August 2021 to February 2022. Mr. Frommer has over 20 years of experience in the financial technology industry. Previously, Mr. Frommer held key leadership roles in the investment banking and trading divisions of large financial institutions. From 2009 to 2012, Mr. Frommer was briefly retired until beginning concept formation for Jerrick Ventures which he officially founded in 2013. From 2007 to 2009, Mr. Frommer was Managing Director of Global Prime Services at RBC Capital Markets, the investment banking arm of the Royal Bank of Canada, the largest financial institution in Canada, after the sale of Carlin Financial Group, a professional trading firm. From 2004 to 2007, Mr. Frommer was the Chief Executive Officer of Carlin Financial Group after the sale of NextGen Trading, a software development company focused on building equity trading platforms. From 2002 to 2004, Mr. Frommer was Founder and Chief Executive Officer of NextGen Trading. From 2000 to 2002, he was Managing Director of Merger Arbitrage Trading at Bank of America, a financial services firm. Mr. Frommer was also a director of LionEye Capital, a hedge fund from June 2012 to June 2014. He holds a B.A. from the University of Albany. We believe Mr. Frommer is qualified to serve on our board of directors due to his financial and leadership experience.

Peter Majar– Director

Mr. Majar joined the Board in November 2022. Mr. Majar, Founder and Managing Member of Majar Advisors, previously held numerous senior management and executive positions including Chief Financial Officer, Head of Financial Technology, Head of Strategy, as well as several Managing Director positions. From 2015 to 2017, Mr. Majar served as Managing Director in Investment Banking and co-Head of Diversified Financial Services at Piper Jaffray & Co. (now Piper Sandler Companies). From 2017 to 2018, Mr. Majar provided management consulting services through his self-established firm, Majar Advisors LLC, which remains in operation through the present. From 2018 to 2021, Mr. Majar served as Managing Director, Head of Financial Technology at New York-based investment banking and financial advisory firm, TAP Advisors, LLC. Between 2021 and 2022, Mr. Majar served as Chief Financial Officer at information technology company Hoyos Integrity Corp., having previously served as a longtime advisor to the firm. Mr. Majar holds an undergraduate degree from University of Washington and an MBA from Columbia University. As a board director, Mr. Majar will add considerable value, including through his comprehensive and diverse investment management experience, deep knowledge of financial technology services and transactions, and broad experience with corporate development, strategy consulting, and executive leadership.

Justin Maury – Chief Operating Officer, President and Director

Mr. Maury has served as our President since January 2019, and was appointed Chief Operating Officer in August 2021. He is a full stack design director with an expertise in product development. With over ten years of design and product management experience in the creative industry, Mr. Maury’s passion for the creative arts and technology ultimately resulted in the vision for Vocal. Since joining Creatd in 2013, Maury has overseen the development and launch of the company’s flagship product, Vocal, an innovative platform that provides storytelling tools and engaged communities for creators and brands to get discovered while funding their creativity. Under Maury’s supervision, Vocal has achieved growth to over 380,000 creators across 34 genre-specific communities in its first two years since launch.

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Director Terms; Qualifications

Members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Director Independence

The listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that Peter Majar is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “—Certain relationships and related transactions and director independence.”

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Board Committees

The Company’s Board has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees operates pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	Appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	Reviewing the internal audit function, including its independence, plans, and budget;

●	Approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	Reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	Reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	Overseeing our financial compliance system; and

●	Overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The board of directors has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Majar meets the qualifications of an Audit Committee financial expert.

The Audit Committee consists of Mr. Majar, Chair.

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Compensation Committee

The Compensation Committee will be responsible for:

●	Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	Overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	Negotiating and overseeing employment agreements with officers and directors; and

●	Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee consists of Mr. Majar, who serves as chair. The board of directors has affirmatively determined that Peter Majar meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

●	Reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	Working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	Annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;

●	Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	Overseeing the Company’s compliance program, including the Code of Conduct; and

●	Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee.

The Nominating and Corporate Governance Committee consists of Mr. Majar, who serves as chair. The Company’s board of directors has determined that Peter Majar is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

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Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the company.

Code of Business Conduct and Ethics

The Company’s Board of Directors has adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2024 and December 31, 2023 for our Chief Executive Officer (principal executive officer) serving during the year ended December 31, 2024 and the one other executive officer serving at December 31, 2024 whose total compensation exceeded $100,000 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jeremy Frommer	2024	356,250	-	-	690,418	-	-	57,313	(1)	$1,103,981
Chief Executive Officer	2023	400,000	-	-	240,075	-	-	98,789	(2)	$738,864

Justin Maury	2024	356,250	-	-	690,418	-	-	65,691	(3)	$1,112,359
President & Chief Operating Officer	2023	380,000	-	-	173,308	-	-	67,229	(4)	$620,537

(1)	The $57,313 includes payment to Mr. Frommer for living expenses.

(2)	The $98,789 includes payment to Mr. Frommer for living expenses and health insurance.

(3)	The $65,691 includes payment to Mr. Maury for living expenses.

(4)	The $67,229 includes payment to Mr. Maury for living expenses and health insurance.

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Employment Agreements

As of the date of this filing, the Company does not have employment agreements with its executives or any other employees.

2022 Equity Incentive Plan

Our Omnibus Securities and Incentive Plan (the “2024 Plan”) provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards and there are 2,064,750 shares originally reserved under the 2024 Plan.

No further awards may be issued under the Jerrick Ventures 2015 Incentive and Award Plan (the “2015 Plan”), the 2020 Equity Incentive Plan (the “2020 Plan”), or the 2022 Equity Incentive Plan (the “2022 Plan”) but all awards under the 2015 Plan, the 2020 Plan, and the 2022 Plan that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the respective plans and any applicable award agreement.

Outstanding Equity Awards at Fiscal Year-End 2024

At December 31, 2024, we had outstanding equity awards as follows to the officers of the Company:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Weighted Average Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jeremy Frommer	413,145	-	-	$10.87	April 30, 2034(1)	-	$-	-	-
Justin Maury	412,891	-	-	$9.43	April 30, 2034(2)	-	$-	-	-

(1)	179 options expire April 1, 2026; 242 options expire October 28, 2026; 400 options expire February 19, 2027; 242 options expire April 5, 2027; 390 options expire June 1, 2027; 387 options expire June 3, 2027; 374 options expire February 19, 2028; 36,000 options will expire September 8, 2028; 164,905 options will expire February 12, 2034; 210,000 options will expire April 30, 2034.

(2)	137 options expire April 1, 2026; 162 options expire October 28, 2026; 374 options expire February 19, 2027; 162 options expire April 5, 2027; 390 options expire June 1, 2027; 387 options expire June 3, 2027; 374 options expire February 19, 2028; 36,000 options will expire September 8, 2028; 164,905 options will expire February 12, 2034; 210,000 options will expire April 30, 2034.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2024.

Director	Option Awards(1)	Fees Earned or Paid in Cash	Total
Peter Majar	$389,692	$114,375	$504,067
Erica Wagner(2)	$186,555	$60,000	$246,555

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718.

(2)	Erica Wagner resigned from the board effective November 27, 2024

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2024 and December 31, 2023 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Annual Report. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

None

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of August 14, 2025,, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Shares Beneficially Owned(1)		Percentage Ownership
Executive Officers and Directors
Jeremy Frommer	5,600,750	(2)	32,02%
Justin Maury	2,278119,	(3)	16.08%
Peter Majar	1,409,467	(4)	10.60%
All current directors and officers as a group	105,160,937		51.13%

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)	Includes 1,123,306 shares of common stock, 1,763,145 shares of common stock underlying stock options, 3,587,799 shares of common stock underlying warrants, and 249,806 shares of common stock underlying convertible preferred stock.

(3)	Includes 923,396 shares of common stock, 1,762,891 shares of common stock underlying stock options, 267,757 shares of common stock underlying warrants, and 247,471 shares of common stock underlying convertible preferred stock.

(4)	Includes 923,216 shares of common stock, 903,256 shares of common stock underlying stock options, 261,074 shares of common stock underlying warrants, and 245,137 shares of common stock underlying convertible preferred stock.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2024, we had awards outstanding under our 2024 Equity Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options and warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by security holders	2,057,046	$8.93	16,500
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	2,057,046	$8.93	16,500

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SELLING SHAREHOLDERS

The selling security holders identified in this prospectus may offer and sell:

3,016,187 Shares of our Common Stock to be purchased by the various investors pursuant to the Investment Agreements, registered for resale herein, and would represent approximately 25.4% of our issued and outstanding shares of common stock as of August 14, 2025;

The selling security holders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares to be Offered” in the table below.

The Investors will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the selling shareholders may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling shareholders upon termination of this offering, because the selling security holders may offer some or all of the common stock being registered on its behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of the selling shareholders, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 11,892,820 shares of our common stock outstanding as of August 14, 2025 and including the issuance of such shares to be purchased.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling shareholder’s name, subject to community property laws, where applicable, and (b) no selling shareholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering	Shares to be Offered(1)(2)	Amount Beneficially Owned After Offering%(2)
Jeremy Frommer (3)	1,123,306	350,000	9.88%
Justin Maury (4)	923,396	350,000	8.54%
Robert Tal (5)	457,105	350,000	5.41%
Peter Majar (6)	923,216	200,000	7.53%
Dorado Goose (7)	13,125	350,,000	2.44%
MACK Financial Solutions LLC (8)	457,000	150,000	4.07%
SEG Opportunity Fund, LLC (9)	-	150,000	1.01%
Joseph Reda (10)	168,200	200,000	2.47%
Ayelet Abitbul (11)	457,000	200,000	4.41%
Christopher Riggio (12)	456,896	200,000	4.41%
Gregory Castaldo (13)	-	108,093	1.54%
Unterberg Legacy Capital, LLC (14)	-	200,000	1.34%
Unterberg Legacy, LLC (15)	-	100,000	* %
Richard Molinsky (16)	13,333	108,093	* %

*	Less than 1%

Notes:

1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

57

2)	Because the selling security holder may offer and sell all or only some portion of their shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling shareholder will hold upon termination of the offering. The column titled “Amount Beneficially Owned After Offering” assumes that the selling shareholder will sell all of its Shares.

3)	Consists of 350,000 shares of common stock.

4)	Consists of 350,000 shares of common stock.

5)	Consists of 350,000 shares of common stock.

6)	Consists of 200,000 shares of common stock.

7)	Consists of 13,125 shares of common stock and 336,875 shares of common stock underlying the conversion of Series G Preferred stock. Tommy Wang is a director of Dorado Goose, LLC and may be deemed to have voting and investment power over the securities listed in the table above. Such Selling Stockholder’s address is 170 Dorado Bch E, Dorado, Puerto Rico 00646.

8)	Consists of 150,000 shares of common stock. Chelsea Pullano is CEO of MACK Financial Solutions LLC and may be deemed to have voting and dispositive power over the securities listed in the table above. Such Selling Stockholder’s address is 78 Dudley Drive, Bergenfield NJ 07621.

9)

Consists of 150,000 shares of common stock issuable upon the conversion of Series G Preferred stock. Joseph Reda is a Partner of SEG Opportunity Fund, LLC and may be deemed to have voting and dispositive power over the securities listed in the table above. Such Selling Stockholder’s address is 101 N. Federal Hwy. Suite 600, Boca Raton, FL 33432.

10)	Consists of 168,200 shares of common stock and 31,800 shares of common stock issuable upon the exercise of warrants.

11)	Consists of 200,000 shares of common stock.

12)	Consists of 200,000 shares of common stock.

13)	Consists of 108,093 shares of common stock underlying the exercise of warrants.

14)

Consists of 200,000 shares underlying the exercise of warrants. James Satloff is a Partner of Unterberg Legacy Capital, LLC and may be deemed to have voting and dispositive power over the securities listed in the table above. Such Selling Stockholder’s address is 10 Gracie Square, Apt 9E, New York, NY 10028.

15)

Consists of 100,000 shares underlying the exercise of warrants. James Satloff is a Partner of Unterberg Legacy, LLC and may be deemed to have voting and dispositive power over the securities listed in the table above. Such Selling Stockholder’s address is 10 Gracie Square, Apt 9E, New York, NY 10028.

16)	Consists of 13,333 shares of common stock and 108,093 shares underlying the exercise of warrants.

58

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock and provisions of its Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are summaries and are qualified by reference to the Company’s Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Description of Stock

The Company is authorized to issue 1,520,000,000 shares of capital stock, par value $0.001 per share, of which 1,500,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. On January 26, 2023, the Company filed an amendment to the Company’s Second Amended and Restated Articles of Incorporation increasing the number of common shares that the Company is authorized to issue to 1.5 billion.

As of August 14, 2025, there were 11,892,920 shares of Common Stock issued and outstanding, and there were 450 shares of Preferred Series E Stock outstanding, 2,283 shares of Preferred Series F stock outstanding, 14,124 shares of Preferred Series G stock outstanding, 3,798 shares of Preferred Series H stock outstanding, and 37,812 shares of Preferred Series I stock outstanding.

The holders of the Common Stock are entitled to one vote per share. In addition, the holders of the Company’s common stock will be entitled to receive dividends ratably, if any, declared by the Company’s board of directors out of legally available funds; however, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Company’s common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of the Company’s common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

The Common Stock is quoted on the OTCPink marketplace operated by OTC Markets Group Inc. under the trading symbol “CRTD.”

The Company’s transfer agent is Pacific Stock Transfer Company.

Description of Common Stock Purchase Warrants

Each Warrant entitles the holder to purchase one share of our Common Stock at a price equal to $2,250 per share, subject to adjustment as set forth below, at any time until at 5:00 p.m., New York City time, on September 15, 2025.

The material provisions of the Warrants are set forth herein and a copy of the Warrant Agent Agreement has been filed as an exhibit to the Annual Report for year ended December 31, 2020, on Form 10-K (the “Warrant Agent Agreement”). The Company and the Warrant Agent (as defined in the Warrant Agent Agreement”) may amend or supplement the Warrant Agent Agreement without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agent Agreement as the parties thereto may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the holders. All other amendments and supplements shall require the vote or written consent of holders of at least 50.1%. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation.

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The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form attached to the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Warrants will be exercisable unless at the time of the exercise a prospectus or prospectus relating to Common Stock issuable upon exercise of the Warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agent Agreement, we have agreed to use our best efforts to maintain a current prospectus or prospectus relating to Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we are unable to maintain the qualification or effectiveness of such registration statement until the expiration of the Warrants, and therefore are unable to deliver registered shares of Common Stock, the Warrants may become worthless. Additionally, the market for the Warrants may be limited if the prospectus or prospectus relating to the Common Stock issuable upon exercise of the Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of such warrants reside. In no event will the registered holders of a Warrant be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our Common Stock.

No fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. If multiple Warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the Warrants.

The Warrants are quoted on the OTCPink marketplace operated by OTC Markets Group Inc. under the trading symbol “CRTDW”. The Company’s transfer agent is Pacific Stock Transfer Company.

Applicable Anti-Takeover Law

Set forth below is a summary of provisions in our Articles of Incorporation and the Bylaws that could have the effect of delaying or preventing a change in control of the Company. The following description is only a summary and it is qualified by refence our Articles of Incorporation, Bylaws and relevant provisions of the Nevada Revised Statutes.

No Cumulative Voting

Our Articles of Incorporation and the Bylaws do not provide holders of our common stock cumulative voting rights in the election of directors. The absence of cumulative voting could have the effect of preventing stockholders holding a minority of our shares of common stock from obtaining representation on our board of directors. The absence of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest favored by a majority of our stockholders, the assumption of control by a holder of a large block of our stock or the removal of incumbent management.

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PLAN OF DISTRIBUTION

We are registering the Common Shares to permit the resale of those Common Shares under the Securities Act from time to time after the date of this Prospectus at the discretion of the holders of such Common Shares. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

Each selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Common Shares on the OTCPink, or any other stock exchange, market, quotation service or trading facility on which the shares are traded or in private transactions, provided that all applicable laws are satisfied. The selling shareholders may also sell its Common Shares directly or through one or more underwriters, broker-dealers, or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this Prospectus.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling shareholder or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by any selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of Common Shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholder may also sell Common Shares short and deliver Common Shares covered by this Prospectus to close out its short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge Common Shares to broker-dealers that in turn may sell such Common Shares. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this Prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

61

The selling shareholder is deemed to be an “underwriter” within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the Common Shares will be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales.  In such event, any commissions received by, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of any Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling shareholder and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

The investors have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Shares.

Because the selling shareholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. Once this registration statement becomes effective, we intend to file the final prospectus with the SEC in accordance with SEC Rules 172 and 424. Provided we are not the subject of any SEC stop orders and we are not subject to any cease and desist proceedings, the obligation to deliver a final prospectus to a purchaser will be deemed to have been met.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement of which this Prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Shares may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the selling shareholder or any other person. All of the foregoing provisions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares, estimated to be approximately $15,157 in total, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws, and legal and accounting fees; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

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We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Common Shares may be resold by the selling shareholder without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the Common Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Once sold under the registration statement of which this Prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP. Lucosky Brookman LLP, and certain members of Lucosky Brookman LLP will own 388,889 shares of our Common Stock.

EXPERTS

The financial statements as of and for the fiscal years ended December 31, 2024 and 2023 have been audited by Astra Audit & Advisory LLC, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC and with OTC Markets. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Information filed by us with OTC Markets can be located at the web address https://www.otcmarkets.com/stock/crtd/disclosure.

Our website address is https://creatd.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

63

Creatd, Inc.

June 20, 2025

Creatd, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(Unaudited)

Assets

Current Assets
Cash	$1,016,944	$15,490
Accounts receivable,net	54,224	2,000
Marketable securities	105,705	67,676
Prepaid expenses and other current assets	51,867	-
Total Current Assets	1,228,740	85,166

Property and equipment, net	255,870	18,062
Intangible assets, net	7,683,050	103,550
Goodwill	8,073,026	5,415
Deposits and other assets	11,651	83,617
Minority investments in businesses	1,172,833	333,333
Operating lease right of use asset	176,605	1,633,207

Total Assets	$18,601,775	$2,262,350

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$8,887,269	$8,450,804
Convertible Notes, net of debt discount and issuance costs	1,224,673	1,216,158
Current portion of operating lease payable	68,757	547,439
Note payable, net of debt discount and issuance costs	1,486,400	926,413
Deferred revenue	427,987	146,950
Total Current Liabilities	12,095,086	11,287,764

Non-current Liabilities:
Note payable	33,679	21,586
Operating lease payable	71,278	1,251,319

Total Non-current Liabilities	104,957	1,272,905

Total Liabilities	12,200,043	12,560,669

Commitments and contingencies (Note 9)

Mezzanine Equity
Redeemable Preferred Stock in Vocal, Inc.	84,790	84,790

Stockholders’ Equity (Deficit)
Series F Preferred stock, $0.001 par value, 5,500,000 shares authorized; 2,283 and 3,088 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	3
Series G Preferred stock, $0.001 par value, 500,000 shares authorized; 14,124 and 2,094 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	14	2
Series H Preferred stock, $0.001 par value, 50,000 shares authorized; 3,798 shares issued and outstanding as of June 30, 2025 and December 31, 2024	4	4
Series I Preferred stock, $0.001 par value, 100,000 shares authorized; 37,812 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024	38	-
Common stock par value $0.001: 1,500,000,000 shares authorized; 11,893,007 issued and 11,892,920 outstanding as of June 30, 2025 and 4,662,439 issued and 4,662,252 outstanding as of December 31, 2024	11,894	4,615
Vocal, Inc. Preferred stock, $0.001 par value	178	178
OG Collection, Inc. Preferred stock, $0.001 par value	200	200
Additional paid in capital	260,651,097	239,182,605
Less: Treasury stock, 186 shares as of June 30, 2025 and December 31, 2024	(78,456)	(78,456)
Accumulated deficit	(257,506,660)	(252,800,799)
Accumulated other comprehensive loss	(298,075)	(297,717)
Total Creatd, Inc. Stockholders’ Equity (Deficit)	2,780,236	(13,989,365)
Non-controlling interest in consolidated subsidiaries	3,536,706	3,606,256
	6,316,942	(10,383,109)

Total Liabilities and Stockholders’ Equity (Deficit)	$18,601,775	$2,262,350

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Creatd, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024

Net revenue	$1,295,542	$807,009

Cost of revenue	596,845	(12,625)

Gross margin (loss)	698,697	819,634

Operating expenses
Compensation	1,225,754	1,093,360
Research and development	-	108,861
Marketing	130,318	116,782
Stock based compensation	3,310,183	2,878,525
General and administrative	1,250,030	1,263,658

Total operating expenses	5,916,285	5,461,186

Loss from operations	(5,217,588)	(4,641,552)

Other income (expenses)
Other income	1,068,704	5,856
Interest expense	(128,117)	(261,495)
Accretion of debt discount and issuance cost	(48,775)	(1,000,091)
Change in derivative liability	-	3,142,678
Settlement of vendor liabilities	777,159	711,801
Inducement expense	-	(7,716,525)
Unrealized gain on marketable securities	36,461	-

Other income (expenses), net	1,705,432	(5,117,776)

Loss before income tax provision	(3,512,156)	(9,759,328)

Provision for income Tax	-	-

Net loss	$(3,512,156)	$(9,759,328)

Net loss Attributable to noncontrolling interest arising from:
Continuing Operations	$(169,550)	(206)
Net loss attributable to noncontrolling interest	$(169,550)	$(206)

Net Loss attributable to Creatd, Inc. arising from:
Continuing Operations	$(3,681,705)	$(9,759,534)
Net loss attributable to Creatd, Inc.	$(3,681,705)	$(9,759,534)

Deemed dividend	1,363,254	8,110,048

Net loss attributable to common shareholders	$(5,044,959)	$(17,869,582)

Comprehensive loss

Net loss	$(3,512,156)	$(9,759,328)

Currency translation gain (loss)	(358)	-

Comprehensive loss	$(3,512,514)	$(9,759,328)

Per-share data
Basic and diluted loss per share	$(0.38)	$(8.25)

Weighted average number of common shares outstanding	9,290,634	1,182,234

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Creatd, Inc.

 Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

(Unaudited)

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Series I Preferred Stock		Stock in Subsidiaries		Common Stock		Treasury stock		Additional Paid In	Accumulated	Non-Controlling	Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	(Deficit)

Balance, January 1, 2024	450.00	$-	-	$-	-	$-	-	$-	-	$-	-	$-	507,397	$508	(187)	$(78,456)	$191,455,928	$(217,655,876)	$851,828	$(174,143)	$(25,600,211)
Stock based compensation	-	-	-	-	-	-	-	-	-	-	-	-	91,346	91	-	-	2,864,183	-	-	-	2,864,274
Cash received for common stock	-	-	-	-	-	-	-	-	-	-	-	-	50,980	51	-	-	161,549	-	-	-	161,600
Common stock issued upon conversion of notes payable	-	-	-	-	-	-	-	-	-	-	-	-	42,368	42	-	-	222,297	-	-	-	222,339
Common stock issued for settlement of liabilities	-	-	-	-	-	-	-	-	-	-	-	-	1,182,279	1,183	-	-	2,290,341	-	-	-	2,291,524
Conversion of notes and warrants to Preferred Series F Stock	-	-	7,863	8	-	-	-	-	-	-	-	-	-	-	-	-	3,233,698	-	-	-	3,233,706
Shares issued for conversion of Series F Preferred	-	-	(4,515)	(5)	-	-	-	-	-	-	-	-	903,000	903	-	-	(898)	-	-	-	-
Common stock issued for financing fees	-	-	-	-	-	-	-	-	-	-	-	-	20,500	21	-	-	66,390	-	-	-	66,411
Reverse split rounding	-	-	-	-	-	-	-	-	-	-	-	-	3,554	4	-	-	12,080	(12,084)	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	206	(9,759,534)	-	(9,759,328)
Balance, June 30, 2024	450	$-	3,348	$3	-	$-	-	$-	-	$-	-	$-	2,801,424	$2,803	(187)	$(78,456)	$200,305,568	$(217,667,754)	$(8,907,706)	$(174,143)	$(26,519,685)

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Series I Preferred Stock		Stock in Subsidiaries		Common Stock		Treasury stock		Additional Paid In	Accumulated	Non-Controlling	Other Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	(Deficit)
Balance, January 1, 2025	450	$-	3,118	$3	2,085	$2	3,798	$4	-	$-	377,937	$378	4,613,981	$4,615	(187)	$(78,456)	$239,182,605	$(252,800,800)	$3,606,256	$(297,717)	$(10,383,110)
Shares issued for exercise of warrants	-	-	-	-	-	-	-	-	-	-	-	-	4,698,400	4,698	-	-	(2,698)	-	-	-	2,000
Cash received for stock	-	-	-	-	1,657	2	-	-	-	-	-	-	276,140	276	-	-	1,506,862	-	-	-	1,507,140
Shares issued as part of acquisition of consolidated subsidiaries	-	-	-	-	9,475	9	-	-	-	-	-	-	1,056,140	1,056	-	-	14,071,248	-	-	-	14,072,313
Shares issued for acquisition of marketable securities	-	-	-	-	-	-	-	-	-	-	-	-	50,176	50	-	-	16,207	-	-	-	16,257
Shares issued for minority interest	-	-	-	-	-	-	-	-	23,000	23	-	-	-	-	-	-	839,477	-	-	-	839,500
Deemed Dividend	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,363,254	(1,363,254)	-	-	-
Fair value allocation of warrants issued with debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	12,047	-	-	-	12,047
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(358)	-358
Common stock issued for financing fees	-	-	-	-	-	-	-	-	-	-	-	-	1,768	2	-	-	2,120		-	-	2,122
Sale of noncontrolling interest in Flyte, Inc.	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	100,000	-	100,000
Shares issued for conversion of preferred to common	-	-	(835)	(1)	-	-	-	-	-	-	-	-	167,000	167	-	-	(166)	-	-	-	-
Shares issued for settlement of liabilities	-	-	-	-	640	1	-	-	-	-	-	-	386,925	387	-	-	328,739	-	-	-	329,127
Stock issued for prepaid services	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	21,876	-			21,876
Stock based compensation in Creatd, Inc.	-	-	-	-	267	-	-	-	14,812	15	-	-	642,477	643	-	-	3,309,526	-	-	-	3,310,184
Net loss for the year ended December 31, 2024	-	-	-	-	-	-	-	-			-	-			-	-	-	(3,342,606)	(169,550)	-	(3,512,156)
Balance, June 30, 2025	450	$-	2,283	$2	14,124	$14	3,798	$4	37,812	$38	377,937	$378	11,893,007	$11,894	(187)	$(78,456)	$260,651,097	$(257,506,660)	$3,536,706	$(298,075)	$6,316,942

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Creatd, Inc.

 Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2025	June 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,512,156)	$(9,759,328)
Depreciation and amortization	312,188	41,986
Accretion of debt discount and issuance cost	48,775	1,000,091
Stock-based compensation	3,310,183	2,878,525
Unrealized gain on marketable securities	36,461	-
Amortization of right of use asset	1,456,602	60,828
Settlement of vendor liabilities	(777,159)	711,801
Change in fair value of derivative liability	-	3,142,678
Non-controlling interest in consolidated subsidiary	(169,550)	(206)
Changes in operating assets and liabilities:
Accounts receivable	(52,224)	10,711
Deferred revenue	281,037	(71,597)
Accounts payable and accrued expenses	436,465	1,207,938
Operating lease liability	(1,658,723)	160,348
Net Cash Used In Operating Activities	(288,101)	(616,225)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from sale of interest in Flyte, Inc.	100,000	-
Payment for business acquisitions, net of cash acquired	(354,456)	-
Net Cash Used In Investing Activities	(254,456)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of notes	165,100	262,000
Repayment of notes	(114,971)	(139,398)
Repayment of convertible notes	(12,900)	(168,773)
Proceeds from issuance of convertible notes	-	440,000
Proceeds from issuance of common stock and warrants	276,140	161,600
Proceeds from issuance of preferred stock (Creatd)	1,231,000	-
Net Cash Provided By Financing Activities	1,544,369	555,429

Effect of exchange rate changes on cash	(358)	-

Net Change in Cash	1,001,454	(60,796)

Cash - Beginning of period	15,490	71,105

Cash - End of period	$1,016,944	$10,309

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes:	$-	$-
Interest	$20,097	$70,044

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Warrants issued with debt	$12,046	$230,934
Shares issued with debt	$2,122	$78,256
Stock paid for acquisitions	$14,072,313	$66,410
Stock paid for marketable securities	$16,257	$-
Stock paid for minority investments	$839,500	$-
Common stock and warrants issued upon conversion of notes payable	$-	$222,340

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Creatd, Inc.

June 30, 2025

Notes to the Condensed Consolidated Financial Statements

Note 1 – Organization and Operations

Creatd, Inc., formerly Jerrick Media Holdings, Inc. (the “Company” or “Creatd”), is a technology company focused on providing economic opportunities for creators, which it accomplishes through its four main business pillars: Vocal, OG Collection, Inc., and Flyte, Inc. Vocal delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Creatd’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests. OG Collection, Inc. leverages Creatd’s digital and physical media assets to develop and monetize intellectual property, including photography, film, and historical archives, often through publishing, licensing, and brand development. Flyte, Inc. is a private aviation business that operates both charter and brokered flights, supported by proprietary technology that facilitates seamless booking and optimized aircraft utilization, with a focus on premium short-hop routes and high-margin clientele.

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On June 26, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change its name to “Creatd, Inc.”, which became effective on September 10, 2020.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

On April 24, 2022, the Company filed a certificate of amendment with the Secretary of State of the State of Delaware to change the name of OG Gallery, Inc. to “OG Collection, Inc.”

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., (a subsidiary, “OG”), 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 16,578 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 35,000 shares of common stock at a cost basis of $1.20 per share and 65,000 warrants with an exercise price of $1.20.

On August 1, 2024, Vocal, Inc. granted 48.61% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 333,333 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 39,824 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On February 27, 2025, the Company completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company, in an all-equity transaction. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition but prior to June 30, 2025. The total purchase price, measured as the fair value of the consideration transferred, was approximately $14.4 million and consisted of shares of the Company’s common stock, Series G Preferred Stock, warrants, and forgiveness of an intercompany note. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, and the results of Flyte, Inc.’s operations have been included in the Company’s consolidated financial statements from the date of acquisition. Additional information about the transaction, including the purchase price allocation, is provided in Note 10 – Acquisitions.

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 90,000 shares of the Company’s common stock.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Flewber, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Flewber, Inc., which the Company plans to make the operating entity for the Hops side of Flewber’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration.

Note 2 – Significant Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and following the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These interim financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2025, or any other interim period or for any other future year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2024, included in the Company’s 2024 Annual Report filed with the OTC. The balance sheet as of December 31, 2024, has been derived from audited financial statements at that date but does not include all of the information required by U.S. GAAP for complete financial statements.

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the condensed consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for credit losses, stock-based compensation, income tax provisions, and impairment of intangible assets.

Actual results could differ from those estimates.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries in which the parent’s power to control exists.

As of June 30, 2025 and December 31, 2024, the Company’s consolidated subsidiaries and/or entities are as follows:

		Company Ownership Interest
Name of combined affiliate	State or other jurisdiction of incorporation or organization	June 30, 2025	December 31, 2024
Jerrick Ventures LLC	Delaware	100%	100%
Abacus Tech Pty Ltd	Australia	100%	100%
OG Collection, Inc.	Delaware	41.50%	41.50%
Vocal, Inc.	Nevada	41.80%	41.80%
S96 NYC, LLC	New York	100%	100%
Flewber, Inc.	New York	90%	-%
Flewber Global, Inc.	Delaware	100%	-%
Ponderosa Air, LLC	New York	100%	-%

All intercompany balances and transactions have been eliminated.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including Company assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, and prepaid and other current assets. Management believes the estimated fair value of these accounts at June 30, 2025 approximate their carrying value as reflected in the condensed consolidated balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company does not currently hold any Level 2 assets/liabilities.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, marketable debt securities, and equity investments at cost. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

Other accounting policies

The following tables provide a summary of the relevant assets that are measured at fair value on a recurring basis:

Fair Value Measurements as of

June 30, 2025

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$105,705	$105,705	$-	$-
Total assets	$105,705	$105,705	$-	$-

The Company’s marketable equity securities are publicly traded stocks measured at fair value using quoted prices for identical assets in active markets and classified as Level 1 within the fair value hierarchy. There have been no material changes to our fair value measurement techniques since December 31, 2024, as disclosed in our Annual Report.

The following tables provide a summary of the relevant assets that are measured at fair value on a non-recurring basis:

Fair Value Measurements as of

June 30, 2025

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Intangible assets	$7,683,050	$-	$-	$7,683,050
Goodwill	8,073,026	-	-	8,073,026
Total assets	$15,756,076	$-	$-	$15,756,076

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits. The Company has never experienced any losses related to these balances. The uninsured cash balance as of June 30, 2025, was $631,144. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company operates in Australia and holds total assets of $0. It is reasonably possible that operations located outside an entity’s home country will be disrupted in the near term.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Computer equipment and software	3 - 5
Furniture and fixtures	5
Leasehold improvements*	3
Automobile	5

*	Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the condensed consolidated statements of operations and comprehensive loss.

Goodwill

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with Accounting Standards Codification (“ASC”) and ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal December each year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of the reporting units to generate cash flows as measures of fair value of the reporting units.

During the six months ended June 30, 2025, the goodwill of the Company increased from $5,415 to $8,073,026 due to the acquisition of Flewber Global, Inc. During the six months ended June 30, 2025, the Company recorded an impairment charge of $0.

Impairment of Long-lived Assets Including Acquired Intangible Assets

The Company evaluates the recoverability of property and equipment, acquired finite-lived intangible assets, and purchased infinite life digital assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition. During the six months ended June 30, 2025, the Company recorded $0 in charges for impairment.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. The Company routinely reviews the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If the Company changes the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. As of June 30, 2025 and December 31, 2024, the Company has $7,683,050 and $103,550, respectively, in net intangible assets on its condensed consolidated balance sheets. Amortization expense was $244,867 and $0 for the six months ended June 30 2025 and 2024, respectively.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB to report accounting for contingencies. Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Foreign Currency

Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the condensed consolidated balance sheet dates. Results of operations and cash flows are translated using the average exchange rates throughout the periods. The effect of exchange rate fluctuations on the translation of assets and liabilities is included as a component of stockholders’ deficit in accumulated other comprehensive loss. Gains and losses from foreign currency transactions, which are included in operating expenses, have not been significant in any period presented.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations and comprehensive loss as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the date of conversion or exercise or cancellation and then the related fair value is reclassified to equity. Upon extinguishment or cancellation of a derivative instrument, any difference between the fair value and the settlement amount is recognized as a gain or loss under change in derivative liability on the condensed consolidated statements of operations and comprehensive loss.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the condensed consolidated balance sheet dates.

The Company adopted Section 815-40-15 of the FASB ASC (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding Equity Line of Credit and for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each consolidated balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the condensed consolidated statements of operations and comprehensive loss.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of revenue.

Revenue Recognition

Under ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company determines revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue disaggregated by revenue source for the six months ended June 30, 2025 and 2024 consists of the following:

	Six Months Ended
	June 30,
	2025	2024
Agency (Managed Services & Branded Content)	$202,825	$383,385
Platform (Creator Subscriptions)	256,755	423,624
Air Mobility	806,713	-
Ecommerce	29,249	-
	$1,295,542	$807,009

The Company utilizes the output method to measure the results achieved and value transferred to a customer over time. Timing of revenue recognition for the six months ended June 30, 2025 and 2024 consists of the following:

	Six Months Ended
	June 30,
	2025	2024
Products and services transferred over time	$459,580	$807,009
Products transferred at a point in time	835,962	-
	$1,295,542	$807,009

Agency Revenue

Managed Services

The Company provides Studio/Agency Service offerings to business-to-business (B2B) and business-to-consumer (B2C) product and service brands which encompasses a full range of digital marketing and e-commerce solutions. The Company’s services include the setup and ongoing management of clients’ websites, Amazon and Shopify storefronts and listings, social media pages, search engine marketing, and other various tools and sales channels utilized by e-commerce sellers for sales and growth optimization. Contracts are broken into three categories: Partners, Monthly Services, and Projects. Contract amounts for Partner and Monthly Services clients range from approximately $5,000-$45,000 per month while Project amounts vary depending on the scope of work. Partner and Monthly clients are billed monthly for the work completed within that month. Revenue is recognized over time as service obligations and milestones in the contract are met.

Branded Content

Branded content represents the revenue recognized from the Company’s obligation to create and publish branded articles and/or branded challenges for clients on the Vocal platform and promote said stories, tracking engagement for the client. In the case of branded articles, the performance obligation is satisfied when the Company successfully publishes the articles on its platform and meets any required promotional milestones as per the contract. In the case of branded challenges, the performance obligation is satisfied when the Company successfully closes the challenge and winners have been announced. The Company utilizes the completed contract method when revenue is recognized over time as the services are performed and any required milestones are met. Certain contracts contain separate milestones whereas the Company separates its performance obligations and utilizes the stand-alone selling price method and residual method to determine the estimate of the allocation of the transaction price.

Below are the significant components of a typical agreement pertaining to branded content revenue:

●	The Company collects fixed fees ranging from $5,000 to $60,000 per month, with branded challenges ranging from $10,000 to $25,000 and branded articles ranging from $2,500 to $10,000 per article.

●	Branded articles are created and published, and challenges are completed, within three months of the signed agreement, or as previously negotiated with the client.

●	Branded articles and challenges are promoted per the contract and engagement reports are provided to the client.

Platform Revenue

Creator Subscriptions

Vocal+ is a premium subscription offering for Vocal creators. In addition to joining for free, Vocal creators now have the option to sign up for a Vocal+ membership for either $9.99 monthly or $99 annually, though these amounts are subject to promotional discounts and free trials. Vocal+ subscribers receive access to value-added features such as increased rate of cost per mille (thousand) (“CPM”) monetization, a decreased minimum withdrawal threshold, a discount on platform processing fees, member badges for their profiles, access to exclusive Vocal+ Challenges, and early access to new Vocal features. Subscription revenues stem from both monthly and annual subscriptions, the latter of which is amortized over a twelve-month period. Any customer payments received are recognized over the subscription period, with any payments received in advance being deferred until they are earned. Any discounts are run as coupon codes applied at the time of transaction and accounted for as a reduction in gross revenue.

The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners. Potential revenue offset is calculated by reviewing a subscriber’s earnings in conjunction with payments made by the subscriber on a monthly and/or annual basis.

Air Mobility Revenue

Flewber Global, Inc., acquired by the Company during the three months ended March 31, 2025 and operating under the brand name of Flyte, generates revenue through three primary private aviation services: Flyte Hops, Flyte Luxe, and Jet Card Memberships.

Flyte Hops refers to short-haul private flights operated directly by Flyte under its Part 135 certificate. These flights are conducted on Flyte-managed aircraft and typically service high-demand regional routes throughout the New York Metro Area, Long Island, New England and the Eastern seaboard, to any destination within 400 nautical miles of Flyte’s base in Farmingdale, New York. Revenue is recognized upon completion of each flight segment and includes base charter rates, repositioning fees, and ancillary charges. Customer payments received in advance are recorded as deferred revenue until the related flight is completed.

Flyte Luxe is Flyte’s brokerage division, offering clients access to on-demand charters through a vetted network of third-party operators. In these transactions, Flyte acts as an agent and earns revenue on a net basis through booking fees or a markup over the wholesale cost. Revenue is recognized when the flight occurs. Deposits or prepayments made prior to flight are deferred until service is rendered.

Jet Card Memberships allow clients to prepay for charter credit in U.S. dollars, which can be applied to both Flyte Hops and Flyte Luxe flights. Members benefit from preferred booking access, flexible terms, and loyalty-based perks. Flyte retains full discretion over flight pricing, and credit may be applied across both operated and brokered flights. Revenue is recognized as credit is drawn down for completed charters. Any unused credit at period-end is recorded as deferred revenue.

Discounts, promotions, and any flight credits issued are treated as reductions to gross revenue. Refunds or pricing adjustments are reflected in the period in which they occur.

Deferred Revenue

Deferred revenue consists of billings and payments received from clients in advance of revenue recognition. The Company has two types of deferred revenue: (i) subscription revenue, where revenue is recognized ratably over the subscription period, and (ii) contract liabilities, where revenue is recognized when the related performance obligation is satisfied.

For subscription revenue, the Company expects to recognize the deferred revenue within the next twelve months, over the life of the subscription. For contract liabilities, the Company will recognize the deferred revenue at the point in time the related service is performed, which can vary depending on the nature of the contract but is generally expected to occur within one year.

As of June 30, 2025 and December 31, 2024, the Company had deferred revenue of $427,987 and $146,950, respectively.

Accounts Receivable and Allowances

Accounts receivable are recorded and carried when the Company has performed the work in accordance with managed services, project, partner, consulting and branded content agreements. For example, the Company bills a branded content client and records the receivable once milestones are reached that are set in the agreement. The Company makes estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, and other factors that may affect its ability to collect from customers.

The Company adheres to the provisions of ASC 326, Financial Instruments – Credit Losses, which requires the measurement of credit losses based on an expected loss model, known as the Current Expected Credit Losses (CECL) model. The CECL model replaces the incurred loss methodology and requires the Company to estimate credit losses over the life of its receivables, considering historical data, current conditions, and reasonable and supportable forecasts.

During the six months ended June 30, 2025 and 2024, the Company recorded $0 as a credit loss.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The Company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and forfeitures are recognized as they occur. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. For the six months ended June 30, 2025 and June 30, 2024, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at June 30, 2025 and 2024:

	June 30,
	2025	2024
Series E preferred	218	218
Series F preferred	456,600	669,600
Series G preferred	10,593,000	-
Series H preferred	1,477,821	-
Series I preferred	3,781,200	-
Options	8,448,568	2,073,568
Warrants	34,187,403	6,463,028
Convertible notes	523,534	296,913
Totals	59,468,344	9,503,327

Recently Adopted Accounting Guidance

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 requires disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss. The update also requires disclosure regarding the CODM and expands the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of ASU 2023-07 did not have a material impact on the Company’s condensed consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-06 is effective for the fiscal year beginning after December 15, 2023, including interim periods within that fiscal year. The adoption of the guidance did not have a material impact on the Company’s condensed consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The Company is currently assessing the impact of ASU 2023-09 on its income tax disclosures and reporting requirements.

Note 3 – Going Concern

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements as of June 30, 2025 the Company had an accumulated deficit of $257.5 million, a net loss of $3.5 million and net cash used in operating activities of approximately $288,000 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these condensed consolidated financial statements.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation, consisted of the following at:

	June 30, 2025	December 31, 2024
Computer Equipment	$466,397	$466,397
Furniture and Fixtures	184,524	184,524
Automobile	68,806	-
Software	236,322	-
Leasehold Improvements	-	47,616
	956,049	698,537
Less: Accumulated Depreciation	(700,179)	(680,475)
	$255,870	$18,062

Depreciation expense was $67,321 and $41,986 for the six months ended June 30, 2025 and 2024, respectively.

Note 5 – Notes Payable

Notes payable as of June 30, 2025 and December 31, 2024 is as follows:

	Outstanding Principal as of June 30, 2025	Outstanding Principal as of December 31, 2024	Interest Rate	Maturity Date
The April 2020 PPP Loan Agreement *	$198,577	$198,577	5%	April 2022
The Second September 2022 Loan Agreement *	406,125	408,625	-	December 2023
The April 20 2023 Loan Agreement	41,213	41,213	18	December 2025
The April 5, 2024 Loan Agreement *	56,250	56,250	15	March 2025
The May 3, 2024 Loan Agreement *	38,989	48,489	-	May 2025
The May 31, 2024 Loan Agreement *	55,500	57,000	15	May 2025
The August 20, 2024 Loan Agreement	–	14,645	-	February 2025
The October 18, 2024 Loan Agreement	–	21,586	-	April 2026
The December 30, 2024 Loan Agreement	90,763	117,615	20	February 2026
The February 4, 2025 Loan Agreement	52,750	–	-	December 2025
The February 27, 2025 Loan Agreement	361,143	–	-	February 2026
The June 1, 2025 Loan Agreement	38,198	–	-	December 2026
The First June 4, 2025 Loan Agreement	12,500	–	-	July 2025
The Second June 4, 2025 Loan Agreement	12,500	–	-	July 2025
The June 13, 2020 Loan Agreement	60,090	–	3.75	June 2050
The June 13, 2025 Loan Agreement	100,000	–	-	February 2026
	1,524,598	964,000
Less: Debt Discount	(4,519)	(16,001)
Total Debt	1,520,079	947,999
Less: Current Debt	(1,486,400)	(926,413)
Total Long Term Debt	$33,679	$21,586

*	Note was in default as of June 30, 2025

The April 2020 PPP Loan Agreement

On April 30, 2020, the Company was granted a loan with a principal amount of $282,432 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022, and bears interest at a fixed rate of 1.00% per annum, payable monthly commencing on October 30, 2020. The Note may be prepaid by the Company at any time prior to maturity without payment of any premium. Funds from the Loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments.

As of June 30, 2025, the Loan was in default, and the lender may require immediate payment of all amounts owed under the Loan or file suit and obtain judgment.

Subsequent to June 30, 2025, the balance of this note was forgiven by the Small Business Administration. See Subsequent Events.

The June 13, 2020 Loan Agreement

On June 13, 2020, Flewber Global, Inc. received a loan of $63,800 from the United States’ Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). This loan was assumed by the Company on February 27, 2025 as part of the acquisition of Flewber Global, Inc.

This loan accrues interest at 3.75% per annum. The balance of principal and interest will be fully repaid thirty years from the date the loan was received. Future payments of $3,732 will be made each year, in the form of monthly payments of $311 until the principal balance is fully repaid.

Subsequent to the assumption of the loan on February 27, 2025, the Company repaid $933 towards the balance of this loan.

The Second September 2022 Loan Agreement

On September 22, 2022, the Company entered into a loan agreement (the “Second September 2022 Loan Agreement”) with a lender (the “First September 2022 Lender”), whereby the Second September 2022 Lender issued the Company a promissory note of $876,000 (the “Second September 2022 Note”). The Company received cash proceeds of $272,614 and rolled the remaining $303,386 of principal from the First May 2022 Loan Agreement. Pursuant to the Second September 2022 Loan Agreement, the Second September 2022 Note has a flat interest fee of $321,637, for an effective interest rate of 100%. The maturity date of the Second September 2022 Note was May 5, 2023 (the “Second September 2022 Maturity Date”). The Company is required to make weekly payments of $27,375. The Second September 2022 Note is secured by officers of the Company. On June 23, 2023, the Company and the Second September 2022 Lender executed an agreement amending the payment terms and extending the Second September 2022 Maturity Date to December 31, 2023.

On June 13, 2025, the Company entered into a Settlement Agreement with the Second September 2022 Lender, whereby the Company agreed to make a payment of $2,500 by June 13, 2025, and two subsequent payments of $25,000 to close out the remaining note.

During the six months ended June 30, 2025, the Company paid $2,500 towards the principal of this note.

The Company recorded a $300,000 debt discount relating to an original issue discount. The debt discount was amortized over the life of the note to accretion of debt discount and issuance cost.

Subsequent to June 30, 2025, the Company fulfilled its obligation under the Settlement Agreement, and the note is closed out. See Subsequent Events.

The April 20 2023 Loan Agreement

On April 20, 2023, the Company entered into a loan agreement (the “April 2023 Loan Agreement”) with a lender (the “April 2023 Lender”), whereby the April 2023 Lender issued the Company a promissory note of $130,000 (the “April 2023 Note”). Pursuant to the April 2023 Loan Agreement, the April 2023 Note has an effective interest rate of 18%. The maturity date of the April 2023 Note was April 26, 2023 (the “April 2023 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the April 2023 Loan Agreement were due.

In May 2024, the April 2023 Lender agreed to extend the maturity date of the April 2023 Note until December 28, 2024 in exchange for warrants to purchase 75,560 shares of the Company’s common stock at an exercise price of $1.75, together valued at $177,560.

The May 2024 modification of the note was accounted for as a debt modification under ASC 470-50, with no gain or loss recognized and the carrying amount of the note unchanged. The fair value of the warrants issued ($177,560) was recorded as an additional debt discount. The full amount of this debt discount was amortized during the year ended December 31, 2024.

On December 30, 2024, the Lender agreed to extend the maturity date of the April 2023 Note until March 31, 2025.

Subsequent to June 30, 2025, the Lender agreed to extend the maturity date of the April 2023 Note until December 31, 2025. See Subsequent Events.

The April 5th, 2024 Loan Agreement

On April 5, 2024, the Company entered into a promissory note agreement (the “April 5 Loan Agreement”) with a lender (“April 5 lender”), whereby the April 5 lender issued the Company a promissory note of $56,250 (the “April 5 Note”). The original maturity date of the April 5 Note is February 15, 2025. This note has a flat interest fee of 15%.

The Company recorded a $11,250 debt discount relating to an original issue discount and debt issuance costs of $5,000. The debt discount is being accreted over the life of the note. The debt discount was fully amortized as of June 30, 2025.

On December 4, 2024, the Lender agreed to extend the note’s maturity date to March 31, 2025. As of June 30, 2025, this note was in default.

The May 3rd, 2024 Loan Agreement

On May 3, 2024, the Company entered into a promissory note agreement (the “May 3 Loan Agreement”) with a lender (“May 3 lender”), whereby the May 3 lender issued the Company a convertible promissory note of $60,000 (the “May 3rd Note”). This note does not accrue interest. The May 3 Note has a maturity date of May 3, 2025.

The Company recorded a $24,600 debt discount relating to an original issue discount and debt issuance costs of $2,400. The debt discount is being accreted over the life of the note. As of June 30, 2025, the discount had been fully amortized.

During the six months ending June 30, 2025, the Company paid $9,500 in principal towards this note.

The May 31, 2024 Loan Agreement

On May 31, 2024, the Company entered into a promissory note agreement (the “May 31 Loan Agreement”) with a lender (the “May 31 Lender”) whereby the May 31 Lender issued the Company a promissory note in the amount of $60,000. The Maturity Date of the note is May 31, 2025. The Company recorded debt issuance costs of $1,800 for an original issue discount. The principal of the note shall be due and payable in full on the Maturity Date.

This note has a flat interest fee of 15%.

The Company recorded debt issuance costs of $1,800. The debt discount is being accreted over the life of the note. The debt discount has been fully amortized as of June 30, 2025.

During the six months ended June 30, 2025, the Company repaid $1,500 towards the balance of this note.

The August 20th, 2024 Loan Agreement

On August 20, 2024, the Company entered into a loan agreement (the “August 20 Loan Agreement”) with a lender (the “August 20 Lender”), whereby the August 20 Lender issued the Company a promissory note of $15,415 (the “August 20 Note”). The estimated term of the August 20 Note was approximately 181 days, or February 17, 2025, based on the Lender’s projection of daily collections at 10% of the Company’s receivables until the total payment amount was satisfied. Although payments continued beyond the estimated 181-day period, the note remained in good standing, all payment obligations were satisfied, and the note did not go into default.

The Company recorded debt issuance costs of $1,615. The debt discount is being accreted over the life of the note. As of June 30, 2025, the discount had been fully amortized.

During the six months ended June 30, 2025, the Company repaid $14,645 towards the balance of this note, and the note is paid in full.

The October 18, 2024 Loan Agreement

On October 18, 2024, the Company entered into a loan agreement (the “October 18 Loan Agreement”) with a lender (the “October 18 Lender”), whereby the October 18 Lender issued the Company a promissory note of $43,041 (the “October 18 Note”). The maturity date of the October 18 Note is April 18, 2025 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,782. The note does not accrue interest.

The Company recorded debt issuance costs of $3,841. The debt discount is being accreted over the life of the note. As of June 30, 2025, the discount had been fully amortized.

During the six months ended June 30, 2025, the Company repaid $21,586 towards this note, and the note is paid in full.

The December 30, 2024 Loan Agreement

On December 30, 2024, the Company entered into a Loan Agreement with Jeremy Frommer, where the Company consolidated the outstanding notes with Mr. Frommer (the February 22 Loan Agreement, the March 26 Loan Agreement, and the June 13 Loan Agreement). The Company issued the promissory note with a principal amount of $117,614, the sum of the balances of the three consolidated notes. The note has a maturity date of March 31, 2025 and was in default as of June 30, 2025.

The Company accrues interest at the rate of 20% per annum on the outstanding balance of the note. During the six months ended June 30, 2025, this note recorded interest of $10,202.

The February 4, 2025 Loan Agreement

On February 4, 2025, Flewber Global, Inc. entered into a Loan Agreement (the “February 4, 2025 Loan Agreement”) with a lender (the “February 4, 2025 Lender”) whereby the February 4, 2025 Lender issued the Company a promissory note of $67,500 (the “February 4, 2025 Note”). The note has a maturity date of December 31, 2025.

Prior to February 27, 2025, Flewber Global, Inc. repaid $2,500 towards the principal of this note. On February 27, 2025, the outstanding note balance of $65,000 became a liability of the Company via the acquisition of Flewber Global, Inc.

Between February 27 and June 30, 2025, the Company repaid $4,000 towards this note.

The February 27, 2025 Loan Agreement

On February 27, 2025, as part of the acquisition of Flewber Global, Inc., the Company assumed a demand loan between Flewber Global, Inc. and its CEO, Marc Sellouk in the amount of $365,000. The Company formalized the loan through a written agreement (the “February 27, 2025 Loan Agreement”). The Loan Agreement has a maturity date of February 27, 2026 and accrues interest at a flat monthly rate of $3,000 per month.

During the six months ended June 30, 2025, the Company paid $3,554 in principal and $12,000 towards interest of this note.

The June 1, 2025 Loan Agreement

On June 1, 2025, the Company entered into a loan agreement (the “June 1, 2025 Loan Agreement”) with a lender (the “June 1, 2025 Lender”), whereby the June 1, 2025 Lender issued the Company a promissory note of $44,871 (the “June 1, 2025 Note”). The maturity date of the June 1, 2025 Note is December 1, 2026 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,986. The note does not accrue interest.

The Company recorded debt issuance costs of $4,771. The debt discount is being accreted over the life of the note. As of June 30, 2025, the discount balance is $4,519.

During the six months ended June 30, 2025, the Company repaid $6,673 towards the principal of this note.

The First June 4, 2025 Loan Agreement

On June 4, 2025, the Company entered into a loan agreement (the “First June 4, 2025 Loan Agreement”) with a lender (the “First June 4, 2025 Lender”) whereby the First June 4, 2025 Lender issued the Company a promissory note of $12,500 (the “First June 4, 2025 Notes”). The note has a maturity date of June 30, 2025.

As additional consideration, the First June 4, 2025 Lender was issued 37,500 5-year warrants to purchase the Company’s common stock at an exercise price of $1.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,477 to the debt instrument (52%) and $6,023 to the warrants (48%). The Company recorded a $6,023 debt discount over the life of the note. As of June 30, 2025 the discount has been fully amortized.

The Second June 4, 2025 Loan Agreement

On June 4, 2025, the Company entered into a loan agreement (the “First June 4, 2025 Loan Agreement”) with CEO Jeremy Frommer, whereby Mr. Frommer issued the Company a promissory note of $12,500 (the “First June 4, 2025 Notes”). The note has a maturity date of June 30, 2025.

As additional consideration, Mr. Frommer was issued 37,500 5-year warrants to purchase the Company’s common stock at an exercise price of $1.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,477 to the debt instrument (52%) and $6,023 to the warrants (48%). The Company recorded a $6,023 debt discount over the life of the note. As of June 30, 2025 the discount has been fully amortized.

The June 13, 2025 Loan Agreement

On June 13, 2025, the Company entered into a loan agreement (the “June 13, 2025 Loan Agreement”) with a lender (the “June 13, 2025 Lender”) whereby the June 13, 2025 Lender issued the Company a promissory note of $100,00 (the “June 13, 2025 Note”). The note has a maturity date of February 15, 2026, and has repayment rights upon the return of the security deposit of a leased aircraft by the Company or any sale of Flewber, Inc. or Ponderosa Air LLC or its assets.

As additional consideration for the issuance of the promissory note, the Company granted the lender seven complimentary Hops flights on the Company’s aircraft, with a total fair value of $7,805 ($1,115 per flight). The flights are redeemable at the lender’s discretion and are recorded as a flight obligation liability until redeemed. The full value was recognized as interest expense upon issuance of the note.

Note 6 – Convertible Notes Payable

Convertible notes payable as of June 30, 2025 and December 31, 2024 is as follows:

	Outstanding Principal as of	Outstanding Principal as of				Warrants Granted
	June 30, 2025	December 31, 2024	Interest Rate	Conversion Price	Maturity Date	Quantity	Exercise Price
The March 13, 2024 Loan Agreement	$1,100,000	$1,100,000	10%	8.50	Sep 2025	–	–
The First April 2nd Loan Agreement	94,673	105,370	18	2.50	Sep 2025	11,112	$5
The November 22, 2024 Loan Agreement	30,000	30,000	18	1.00	Sep 2025	120,000	$0.87
	1,224,673	1,235,370
Less: Debt Discount	–	(19,212)
Total	$1,224,673	$1,216,158

The March 13 Loan Agreement

On March 13, 2024, the Company entered into a restructuring agreement with two of the remaining holders of the May 2022 Convertible Notes (the “First March 13 Loan Agreement”). As part of the agreement, the principal balance of the notes, each $495,000, was combined into a single note and increased to $1,100,000 and the conversion price was reduced to $8.50 per share. The notes accrue interest at a rate of 10% per annum for the first 12 months following closing and 15% thereafter, with interest payable monthly in cash beginning April 15, 2024. The maturity date was extended to 18 months from the date of closing, to September 13, 2025.

As additional consideration for the exchange, the Company cancelled all Series C and Series D Warrants held by the noteholders and issued preferred shares convertible into 30,000 shares of the Company’s common stock. The Company also granted the noteholders a first-priority security interest in all of its assets and those of its subsidiaries.

Since the present value of the cash flows of the new and old debt were more than 10% different, the Company used extinguishment accounting under ASC 470-50. As part of the agreement, the Company recognized a $110,000 loss on extinguishment of debt due to the additional principal and a $148,907 gain on extinguishment of debt due to the forgiveness of accrued interest.

The First April 2nd Loan Agreement

On April 2, 2024, the Company entered into a loan agreement (the “First April 2 Loan Agreement”) with a lender (the “First April 2 Lender”), whereby the First April 2 Lender issued the Company a promissory note of $55,556 (the “First April 2 Note”). The maturity date of the First April 2 Note was October 2, 2024 (the “Maturity Date”). The First April 2 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $2.50. As additional consideration for entering in the First April 2 Loan Agreement, the Company issued 11,112 warrants of the Company’s common stock. The Company recorded a $5,556 debt discount relating to an original issue discount. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $31,210 to the debt instrument (56%) and $24,346 to the warrants (44%). The Company recorded $14,951 of debt discount relating to an original issue discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of December 31, 2024.

On October 15, 2024 the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to April 2, 2025. As consideration for the exchange, the Company agreed to increase the principal to $108,970, which was inclusive of all penalty principal additions and original issue discounts. The amendment was accounted for as a debt modification in accordance with ASC 470-50. As part of the agreement, the Company is required to make monthly payments of $1,800 towards the balance of the note per month.

On April 10, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to June 30, 2025. As consideration for the extension, the Company agreed to pay a one-time payment of $7,500 against the note, reinstate an 18% annualized interest rate, and continue $1,800 month payments. After the six months ending June 30, 2025, the Lender agreed to extend the Maturity Date to September 30, 2025. See Subsequent Events.

During the six months ended June 30, 2025, the Company paid $10,699 towards principal and $2,202 towards interest of this note.

The November 22nd Loan Agreement

On November 22, 2024, the Company entered into a promissory note agreement (the “November 22 Loan Agreement”) with a lender (“November 22 lender”), whereby the November 22 lender issued the Company a convertible promissory note of $30,000 (the “November 22 Note”) with an original issuance discount of $5,000. The November 22 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $1.00, or the lesser of and the lowest per-share amount of any financing consummated after the date of the Agreement. As additional consideration for entering in the November 22 Loan Agreement, the Company issued 120,000 warrants of the Company’s common stock. The original maturity date of the November 22 Note was March 22, 2025.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,537 to the debt instrument (22%) and $24,463 to the warrants (78%).

During the year ended December 31, 2024, the Company recorded a $29,463 debt discount relating to an original issue discount and the issuance of warrants, which is being amortized over the life of the note to accretion of debt discount and issuance cost. As of June 30, 2025, the debt discount had been fully amortized.

On April 10, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to June 30, 2025. As consideration for the extension, the Company agreed to reinstate an 18% annualized interest rate. After the six months ending June 30, 2025, the Lender agreed to extend the Maturity Date to September 30, 2025. See Subsequent Events.

Note 7 – Related Party

Officer compensation

During the six months ended June 30, 2025 and 2024, the Company paid $93,838 and $44,603, respectively for living expenses for officers of the Company under general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Note 8 – Stockholders’ Equity

Shares Authorized

The Company is authorized to issue up to one billion, five hundred and twenty million (1,520,000,000) shares of capital stock, of which one billion five hundred million (1,500,000,000) shares are designated as common stock, par value $0.001 per share, and twenty million (20,000,000) are designated as preferred stock, par value $0.001 per share.

Equity Line of Credit

On October 20, 2022, the Company entered into a common stock purchase agreement (the “Equity Line of Credit”) with an otherwise unaffiliated third party (the “Investor”). Pursuant to the terms of the Equity Line of Credit, for a period of thirty-six (36) months commencing on the trading day immediately following the date of effectiveness of the Registration Statement, the Investor can purchase up to $15,000,000 of the Company’s common stock, par value $0.001 per share, pursuant to drawdown notices, covering the registrable securities. The purchase price of the shares under the Equity Line of Credit is equal to 82% of the lowest volume weighted average price (VWAP) during the last ten trading days after the Company delivers to the Investor a put notice or drawdown notice in writing requiring Investor to purchase shares of the Company, subject to the terms of the Equity Line of Credit.

Preferred Stock

Series E Convertible Preferred Stock

The Company has designated 8,000 shares of Series E Convertible Preferred stock and has 450 shares issued and outstanding as of June 30, 2025.

The shares of Series E Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series E Preferred Stock, at any time following the Original Issue Date at a price of $2,060 per share, subject to adjustment. Each holder of Series E Preferred Stock shall be entitled to receive, with respect to each share of Series E Preferred Stock then outstanding and held by such holder, dividends on an as-converted basis in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The holders of Series E Preferred Stock shall be paid pari passu with the holders of Common Stock with respect to payment of dividends and rights upon liquidation and shall have no voting rights. In addition, as further described in the Series E Designation, as long as any of the shares of Series E Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Series E Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series E Preferred Stock, (c) increase the number of authorized shares of Series E Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series E Preferred Stock shall be convertible, at any time and from time to time at the option of the holder of such shares, into that number of shares of Common Stock determined by dividing the Series E Stated Value by the Conversion Price, subject to certain beneficial ownership limitations.

During the six months ended June 30, 2025 and 2024, investors converted 0 shares of the Company’s Series E Convertible Preferred Stock into shares of the Company’s common stock.

Series F Convertible Preferred Stock

The Company has designated 5,500,000 shares of Series F Convertible Preferred stock and has 2,283 shares issued and outstanding as of June 30, 2025.

The shares of Series F Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series F Preferred Stock, at any time following the Original Issue Date at a price of $5.00 per share, subject to adjustment. Each holder of Series F Preferred Stock shall be entitled to receive, with respect to each share of Series F Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

During the six months ended June 30, 2024, investors were issued 3,939 shares of Series F Preferred stock for the conversion of $3,930,001 in outstanding notes for a loss on settlement of debt of $3,589,203 and 3,774 shares of Series F Preferred stock for the exchange of 1,501,353 warrants, resulting in an inducement expense of $1,441,908.

During the six months ended June 30, 2024, investors were issued 150 shares of Series F Preferred stock in exchange for 1,800 warrants with an exercise price of $480 as part of the restructuring of a previously outstanding note payable. See The March 13 Loan Agreement for further details on the restructuring.

During the six months ended June 30, 2024, 16 investors converted 4,515 shares of Preferred Series F stock into 903,000 shares of common stock.

During the six months ended June 30, 2025, 2 investors converted 835 shares of Preferred Series F stock into 167,000 shares of common stock.

Series G Convertible Preferred Stock

The Company has designated 500,000 shares of Series G Convertible Preferred stock and has 14,124 shares issued and outstanding as of June 30, 2025.

The shares of Series G Preferred Stock have a stated value of $750 per share and are convertible into Common Stock at the election of the holder of the Series G Preferred Stock, at any time following the Original Issue Date at a price of $1.00 per share, subject to adjustment. Each holder of Series G Preferred Stock shall be entitled to receive, with respect to each share of Series G Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

During the six months ended June 30, 2024, there was no activity in the Series G Preferred stock.

During the six months ended June 30, 2025, 5 investors purchased 238 shares of Series G Preferred stock for proceeds to the Company of $175,000.

During the six months ended June 30, 2025, 22 investors purchased 1,419 shares of Series G Preferred stock for proceeds to the Company of $1,056,000. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. Additionally, 24 debtholders of Flewber Global, Inc. were issued 9,475 shares of Series G Preferred stock with a fair value of $6,395,625 to eliminate their debt in Flewber Global, Inc. as part of the acquisition purchase price. See Acquisition of Flewber Global, Inc. in Note 10 for further details on the acquisition structure.

During the six months ended June 30, 2025, the Company issued 267 shares of Series G Preferred stock with a fair value of $78,899 to a consultant as payment for services.

During the six months ended June 30, 2025, the Company issued 640 shares of Series G Preferred stock with a fair value of $192,000 to settle an outstanding payable of $480,000 for the office at 419 Lafayette Street, resulting in a gain on settlement of vendor liabilities of $288,000. See Lease Agreements for more information on the settlement of this liability.

Series H Convertible Preferred Stock

The Company has designated 50,000 shares of Series H Convertible Preferred stock and has 3,798 shares issued and outstanding as of June 30, 2025.

The shares of Series H Preferred Stock have a stated value of $100 per share and are convertible into Common Stock at the election of the holder of the Series H Preferred Stock, at any time following the Original Issue Date at a price of $0.257 per share, subject to adjustment. Each holder of Series H Preferred Stock shall be entitled to receive, with respect to each share of Series H Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

During the six months ended June 30, 2025 and 2024, there was no activity in the Series H Preferred stock.

Series I Convertible Preferred Stock

The Company has designated 100,000 shares of Series I Convertible Preferred stock and has 37,812 shares issued and outstanding as of June 30, 2025.

The shares of Series I Preferred Stock have a stated value of $100 per share and are convertible into Common Stock at the election of the holder of the Series I Preferred Stock, at any time beginning 18 months after the Original Issue Date, at a price of $1.00 per share, subject to adjustment. Each holder of Series I Preferred Stock shall be entitled to receive, with respect to each share of Series I Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. No adjustment, increase, or decrease in the Beneficial Ownership Limitation shall be permitted.

During the six months ended June 30, 2024, there was no activity in the Series I Preferred stock.

On June 27, 2025, the Company acquired 25% of equity in PCG Advisory, Inc. As consideration for this acquisition, PCG Advisory, Inc. received 12,500 shares of the Company’s Series I Preferred stock with a fair value of $456,250. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 25% of equity in PRISM Media Holdings, Inc. As consideration for this acquisition, PRISM Media Holdings, Inc. received 5,000 shares of the Company’s Series I Preferred stock with a fair value of $182,500. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 25% of equity in PRISM MediaWire, Inc. As consideration for this acquisition, PRISM MediaWire, Inc. received 2,500 shares of the Company’s Series I Preferred stock with a fair value of $91,250. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 20% of equity in AIRHub, Inc. As consideration for this acquisition, AIRHub, Inc. received 3,000 shares of the Company’s Series I Preferred stock with a fair value of $109,500. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

During the six months ended June 30, 2025, the Company issued 14,812 shares of Series I Preferred stock with a fair value of $592,465 to Marc Sellouk, CEO of Flewber Global, Inc. as part of a retention bonus after the Company’s acquisition of Flewber Global, Inc. in February of 2025. See Stock based compensation under Common Stock below for more details on this overall retention package.

Common Stock

Common stock issued upon conversion of notes payable

On January 9, 2024, the Company issued 20,000 shares of its common stock pursuant to a conversion of $100,000 in convertible notes and accrued interest at a price of $5.00 per share.

On February 2, 2024, the Company issued 16,424 shares of its common stock pursuant to a conversion of $82,103 in accrued interest on convertible notes at a price of $5.00 per share.

On March 15, 2024, the Company issued 1,287 shares pursuant to a conversion of $4,500 in promissory notes at a price of $3.50 per share.

On March 18, 2024, the Company agreed to the cancellation of a previous conversion of $4,285 in notes payable and rescinded the issuance of 343 shares of its common stock.

On March 19, 2024, the Company issued 5,000 shares pursuant to the conversion of $40,000 in convertible notes at a price of $8.00 per share.

Shares issued for settlement of liabilities

On February 28, 2024, the Company issued 2,300 shares at a fair value of $11,270 to settle $2,300 in outstanding liabilities, resulting in a loss on settlement of debt of $8,970.

On February 28, 2024, the Company issued 18,000 shares of common stock with a fair value of $88,200 to a vendor to settle $15,120 in outstanding liabilities, resulting in a loss on settlement of debt of $73,080.

On March 22, 2024, the Company issued 33,895 shares of common stock with a fair value of $203,370 to a vendor to settle $27,472 in outstanding liabilities, resulting in a loss on settlement of debt of $174,898.

On January 2, 2025, the Company issued 800 shares with a fair value of $264 to a vendor to settle $800 in outstanding liabilities, resulting in a gain on settlement of debt of $536.

On January 17, 2025, the Company issued 10,000 shares at a fair value of $5,800 to settle $5,800 in outstanding liabilities.

On March 4, 2025, the Company issued 4,125 shares at a fair value of $3,094 to settle $1,250 in outstanding liabilities, resulting in a loss on settlement of debt of $1,844.

On June 25, 2025, the Company issued 372,000 to 2 employees of Flewber Global, Inc. at a fair value of $127,968 to settle $372,000 in outstanding liabilities, resulting in a gain on settlement of debt of $244,032.

Common stock issued for financing fees

On January 10, 2024, the Company issued 14,000 shares of its restricted common stock at a fair value of $28,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 21, 2024, the Company issued 3,500 shares of its restricted common stock at a fair value of $21,700 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 25, 2024, the Company issued 3,000 shares of its restricted common stock at a fair value of $16,710 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On February 7, 2025, the Company issued 1,768 shares of common stock with a fair value of $2,122 to an investor for fees and penalties associated with a convertible note.

Shares issued for acquisition of consolidated subsidiary

On February 27, 2025, the Company issued 1,056,140 shares of common stock with a fair value of $950,526 to the shareholders of Flewber Global, Inc. in exchange for their equity in Flewber Global, Inc. as part of the acquisition of that entity. See Acquisition of Flewber Global, Inc. in Note 10 for further details on the acquisition structure.

Cash received for common stock

On January 3, 2024, the Company sold 9,989 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $27,728 to the Company.

On March 6, 2024, the Company sold 7,143 shares of its common stock for proceeds of $25,000. Additionally, the Company issued 7,143 warrants with an exercise price of $7.00 and an expected life of 5 years with a fair value of $33,215.

On March 25, 2024, the Company sold 23,848 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $83,872.

On April 8, 2024, the Company issued 10,000 shares of its restricted common stock for gross proceeds of $25,000. Additionally, the Company issued 10,000 warrants with an exercise price of $5.00 with an expected life of 5 years, and a fair value of $35,100.

During the six months ended June 30, 2025, 13 investors purchased 276,140 shares of Common stock for proceeds to the Company of $276,140. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. See Acquisition of Flewber Global, Inc. in Note 10 for further details on the acquisition structure.

Stock based compensation in Creatd, Inc.

On March 1, 2024, the Company issued 10,000 shares at a fair value of $51,100 to a vendor for services rendered. On May 17, 2024, these shares were then rescinded as part of a renegotiation of the agreement with this vendor.

On April 22, 2024, the Company issued 11,436 shares at a fair value of $20,699 to a vendor for services rendered.

On May 28, 2024, the Company issued 55,000 shares of common stock with a fair value of $99,000 to a vendor for services rendered.

On March 5, 2024, the Company issued 10,000 shares at a fair value of $46,000 to a vendor for services rendered.

On March 6, 2024, the Company issued 15,000 shares with a fair value of $69,750 to a vendor for services.

On January 6, 2025, the Company issued 48,645 shares with a fair value of $22,377 to a vendor for services rendered.

On February 6, 2025, the Company issued 125,000 shares with a fair value of $131,250 to a vendor for services rendered for a service contract of 6 months. $109,250 of this was recognized in the current period, and $21,875 was recognized as prepaid expenses.

On February 27, 2025, the Company issued 500,000 shares with a fair value of $450,000 to Marc Sellouk, CEO of Flewber Global, Inc., as part of a retention package associated with the Company’s acquisition of that entity. Under this agreement, these 500,000 shares were to be issued at acquisition in exchange for his equity in Flewber Global, Inc. and another 468,832 shares, as well as 14,812 shares of Preferred Series I stock, were to be issued on June 30, 2025, if Mr. Sellouk’s employment at the Company continued through that date. Mr. Sellouk continues his employment with the Company, and on June 30, 2025, the Company issued the additional 468,832 shares of Common stock with a fair value of $187,583 and the 14,812 shares of Preferred Series I stock with a fair value of $592,465 under this agreement.

Shares issued for acquisition of marketable securities

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 39,824 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

On May 6, 2025, the Company acquired 17,000,000 shares in MineralRite Corporation, in exchange for 90,000 shares of the Company’s common stock.

Exercise of warrants to stock

Between February 12, 2025, and February 26, 2025, the Company issued 4,496,400 shares of common stock pursuant to the cashless exercise of warrants.

On June 23, 2025, the Company issued 2,000 shares of common stock pursuant to the exercise of warrants for gross proceeds of $2,000.

On June 30, 2025, the Company issued 200,000 shares of common stock pursuant to the cashless exercise of warrants.

Shares issued for rounding in reverse stock split

On January 24, 2024, the Company effectuated a 1-for-500 reverse stock split. 3,554 shares with a fair value of $12,084 were issued pursuant to rounding from this reverse stock split.

Mezzanine Equity

On August 18, 2023, The Company commenced a Regulation CF offering to raise funds at the subsidiary level by issuing convertible preferred stock in Vocal, Inc., a wholly-owned subsidiary of Creatd, Inc. The offering closed in February 2024, with a total of 12,204 shares sold for proceeds to the Company of $84,790. Prior to this offering, a total of 100,000,000 shares were issued and outstanding, owned by the Company.

As of June 30, 2025, these amounts are classified under mezzanine equity on its condensed consolidated balance sheets.

The preferred stock issued carries limited rights, including no voting rights unless converted into common stock, a fixed liquidation preference, a quarterly dividend right based on the subsidiary’s GAAP net revenues, and a redemption right exercisable after five years at a fixed face value. The preferred stock converts into common stock at a conversion price of $0.60.

Stock Options

The assumptions used for options granted during the six months ended June 30, 2025, are as follows:

June 30, 2025
Exercise Price	$0.30 - $0.33
Expected dividends	0%
Expected volatility	371.70% - 372.53%
Risk free interest rate	4.40% - 4.57%
Expected life of option	10 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2024 – outstanding	2,073,568	$8.93	8.84
Granted	6,375,000	$0.32	10.01
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Balance – June 30, 2025 – outstanding	8,448,568	$2.43	9.33
Balance – June 30, 2025 – exercisable	6,822,306	$2.78	9.28

Option Outstanding			Option Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$2.43	8,448,568	9.33	$2.78	6,822,306	9.28

Stock-based compensation for stock options has been recorded in the condensed consolidated statements of operations and comprehensive loss and totaled $2,319,5521, for the six months ended June 30, 2025.

As of June 30, 2025, there was $2,979 of total unrecognized compensation expense related to unvested employee options granted under the Company’s share-based compensation plans.

Warrants

The Company applied fair value accounting for all share-based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

Warrant Activities

The assumptions used for warrants granted during the six months ended June 30, 2025, are as follows:

June 30, 2025
Exercise Price	$1.00 - 1.20
Expected dividends	0%
Expected volatility	227.71% - 279.01%
Risk free interest rate	3.81% - 4.45%
Expected life of warrants	5 years

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2024 – outstanding	26,206,856	$0.40	3.64
Granted	9,155,836	$1.00	5.00
Exercised	-1,176,100	$0.26	-
Forfeited/Cancelled	-189	$6,746	-
Balance – June 30, 2025 – outstanding	34,186,403	$0.27	3.51
Balance – June 30, 2025 – exercisable	34,186,403	$0.27	3.51

Warrants Outstanding			Warrants Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$0.27	34,186,403	3.51	$0.27	34,186,403	3.51

During the six months ended June 30, 2025, a deemed dividend of $1,363,254 was recorded to the condensed consolidated statements of operations and comprehensive loss.

During the six months ended June 30, 2025, a total of 75,000 warrants with a fair value of $12,046 were issued with convertible notes and promissory notes.

On February 27, 2025, the Company issued 7,510,058 warrants with an exercise price of $1.00 and a cumulative fair value of $6,726,164 as part of the acquisition of Flewber Global, Inc. This fair value was treated as part of the purchase price for Flewber Global, Inc. See Acquisition of Flewber Global, Inc. in Note 10 for further details on the acquisition structure.

During the six months ended June 30, 2025, a total of 1,645,778 warrants with a fair value of $1,363,243 were issued with the sale of common and preferred stock not associated with the acquisition of Flewber Global, Inc., the conversion of promissory notes, or as stock based compensation.

Note 9 – Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Equity Awards to Former Flewber Shareholder and Current Officer

In connection with the Company’s acquisition of Flewber Global, Inc. on February 27, 2025 (see Note 10 – Acquisitions), Marc Sellouk, the Chief Executive Officer of Flewber and, received 500,000 shares of the Company’s common stock at closing as part of the consideration for his shares in Flewber. In addition, under the terms of the acquisition agreement, Mr. Sellouk was entitled to receive an additional 468,832 shares of the Company’s common stock and 14,812 shares of the Company’s Series I Preferred Stock if he remained employed with the Company through June 30, 2025. These additional shares were accounted for as stock-based compensation under ASC 718, with grant-date fair value determined as of February 27, 2025, and are being expensed on a straight-line basis over the service period from February 27, 2025 through June 30, 2025.

Lease Agreements

The Company currently does not own any properties.

On May 1, 2022, the Company entered into a lease agreement for its former corporate headquarters, consisting of a total of 8,000 square feet and is located at 419 Lafayette Street, 6th  Floor, New York, NY, 10003. The lease term was 7 years commencing May 1, 2022.

During 2024, the Company entered into and then subsequently amended the lease agreement for 419 Lafayette Street, with the goal of terminating the lease going forward contingent upon a payment plan for amounts owed under the lease. Under this agreement $120,000 was owed prior to February 4, 2025, which amount was satisfied via the issuance of 125,000 shares of common stock in August 2024 (see Common Stock for full details on this issuance). An additional $220,000 is due in monthly installments of $19,000 between February 2025 and February 2026, and an additional $252,000 is due in monthly installments of $21,000 per month between February 2026 and February 2027. These payments are subject to acceleration based upon the Company’s financing proceeds. During the six months ended June 30, 2025, the Company settled the remaining $480,000 in Accounts Payable under this lease with the issuance of 640 shares of the Company’s Series G Preferred Stock with a fair value of $192,000, resulting in a gain on settlement of debt of $288,000. As of June 30, 2025, due to the settlement of the lease, there are no remaining Right of Use assets or liabilities on the Company’s condensed consolidated balance sheets.

On July 28, 2022, the Company signed a 3-year lease for approximately 1,364 square feet of office space at 1674 Meridian Ave., Miami Beach, FL, 33131. Commencement date of the lease is July 28, 2022. The total amount due under this lease is $181,299. During the year ended December 31, 2022, it was decided the Company would not be using the office space and recorded an impairment of $101,623 on the right-of-use asset. During the six months ended June 30, 2025, the Company settled the remaining accounts payable balance under this lease of $120,597 for a cash payment of $10,000, resulting in a $110,597 gain on settlement of debt, which is recorded in settlement of vendor liabilities in the condensed consolidated statements of operations and comprehensive loss.

On February 27, 2025, as a result of the acquisition of Flewber Global, Inc., the Company assumed a 3-year lease agreement for a lease for an office suite at the air-taxi’s base of operation located at 7160 Republic Airport, Farmingdale, NY 11735.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is the Company’s incremental borrowing rate, estimated to be 7%, as the interest rate implicit in most of its leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term.

During the six months ended June 30, 2025, the Company recorded $10,954 as operating lease expense which is included in general and administrative expenses on the condensed consolidated statements of operations and comprehensive loss, respectively.

The components of the lease expense were as follows:

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Operating lease cost	$55,900	$253,183
Short term lease cost	-	-
Total net lease cost	$55,900	$253,183

Supplemental cash flow and other information related to leases was as follows:

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating lease payments	33,540	279,038
Weighted average remaining lease term (in years):	2.17	4.84
Weighted average discount rate:	7.00%	12.50%

Operating right-of-use assets are summarized below.

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Office Lease	$186,270	$2,243,971
Less accumulated amortization	(9,665)	(610,764)
Right-of-use, net	$176,605	$1,633,207

Operating lease liabilities are summarized below

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Office Lease	$140,035	$1,798,758
Less: current portion	(68,757)	(547,439)
Long term portion	$71,278	$1,251,319

Total future minimum payments required under the lease as of December 31, are as follows:

For the Twelve Months Ended December 31,	Operating Leases
2025	$34,211
2026	69,783
2027	47,444
Total	151,438
Less imputed interest	(11,403)
PV of Payments	$140,035

Employment Agreements

As of June 30, 2025, the Company does not have employment agreements with its executives or any other employees.

Note 10 – Acquisitions

Acquisition of Flewber Global, Inc.

On February 27, 2025, Creatd, Inc. (“Creatd” or the “Company”) completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition but prior to June 30, 2025. At the time of its dissolution, this entity had no active operations. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, using the acquisition method of accounting.

The Company acquired Flyte as part of its strategy to identify businesses where operational efficiencies and data-driven processes can drive growth and margin expansion. Management viewed Flyte and the private aviation sector as an industry with strong underlying demand and infrastructure that could benefit from the Company’s expertise in implementing scalable systems and optimizing operations.

The Company has not yet finalized the accounting for the acquisition of Flewber Global, Inc. The purchase price allocation presented above is preliminary and subject to revision as the Company completes its valuation and assessment of the fair values of the assets acquired and liabilities assumed, including, but not limited to, the finalization of third-party valuations of certain tangible and intangible assets, the review of working capital balances, and the evaluation of tax-related matters. In accordance with ASC 805, the Company may adjust the preliminary purchase price allocation for a period of up to one year from the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date which, if known, would have affected the measurement of the amounts recognized as of that date. Any such adjustments will be recorded in the reporting period in which the adjustments are determined.

Transaction Terms

The total purchase price, measured as the fair value of the consideration transferred, was $14,439,924, comprised of the following:

●	1,056,140 shares of common stock, with a fair value of $950,526

●	9,475 shares of Series G Preferred Stock, with a fair value of $6,395,625

●	Forgiveness of $367,609 in intercompany receivables due from Flewber

●	7,510,058 common stock purchase warrants, with a total fair value of $6,726,164

The terms of the consideration varied by stakeholder:

Flewber equity holders who participated in a concurrent offering received Creatd common stock at a $1.00 exchange ratio and 10% warrant coverage. Non-participating equity holders received only warrants.

Flewber debt holders agreed to waive all outstanding interest and default penalties in exchange for Series G Preferred Stock (with a 25% original issue discount), 100% warrant coverage, and conversion of legacy Flewber warrants into Series G Preferred Stock at $0.50 per warrant.

Allocation of Consideration

The Company engaged a third-party valuation specialist to identify and measure the fair value of assets acquired and liabilities assumed. The non-intangible assets and liabilities acquired were short-term in nature, and their carrying values approximated fair value at the acquisition date. The final purchase price allocation is as follows:

Asset Description	Amount
Intangible Assets	7,824,367
Cash	389
Accounts Receivable	10,553
Prepaid Expenses	3,392
Property & Equipment	305,128
Deposits and Other Assets	11,650
Operating Lease ROU Asset	182,082
Total Assets Acquired	8,337,561
Less: Deferred Revenue	(280,525)
Less: Notes Payable	(429,697)
Less: Operating Lease Liability	(168,098)
Less: Accounts Payable and Accrued Liabilities	(1,086,928)
Net Assets Acquired	6,372,313
Goodwill	8,067,611
Total Purchase Price	14,439,924

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is primarily attributable to expected synergies, assembled workforce, and other intangible benefits that do not qualify for separate recognition under ASC 805. Goodwill is not deductible for tax purposes.

The identifiable intangible assets acquired in the transaction consist of the FAA Part 135 Operating Certificate, developed technology (app), customer relationships, know-how, licensing agreements/vendor & supplier contracts, and trademark/tradename. The fair values of these intangible assets were determined in accordance with the guidance in ASC 805 and valuation best practices.

The FAA Part 135 Operating Certificate and developed technology (app) were valued using the Cost Approach, which estimates the cost to reproduce or replace the asset with one of equal utility, including applicable overhead and profit margins where appropriate. This method was considered appropriate given the lack of direct revenue generation by these assets and the ability to reliably estimate replacement costs.

The remaining intangible assets—customer relationships, know-how, licensing agreements/vendor & supplier contracts, and the trademark/tradename—were valued using the Income Approach. Specifically, the Multi-Period Excess Earnings Method (MPEEM) was applied to customer relationships and know-how, and the Relief-from-Royalty Method was applied to the trademark/tradename. These methods are based on projected cash flows attributable to the respective intangible assets, discounted at rates reflective of the risk profile of each asset. Where applicable, tax amortization benefits (TAB) were included in the fair value determinations.

The FAA Part 135 Operating Certificate was determined to have an indefinite useful life. The developed technology (app) is being amortized over an estimated useful life of 5 years. The trademark/tradename, licensing agreements/vendor & supplier contracts, know-how, and customer relationships are each being amortized over an estimated useful life of 15 years. Amortization of these definite-lived intangible assets is recognized on a straight-line basis over their estimated useful lives and is included in amortization expense in the accompanying consolidated statements of operations. For the period from February 27, 2025 through June 30, 2025, the Company recorded amortization expense of $218,343 related to the definite-lived intangible assets acquired in this transaction.

Pro Forma Information (Unaudited)

The following unaudited pro forma information presents the combined results of operations as if the acquisition had occurred on January 1, 2024. The pro forma results include adjustments for amortization of acquired intangible assets and the impact of the capital structure at acquisition. The pro forma information is not necessarily indicative of the actual results that would have occurred had the acquisition been completed on the date indicated, nor is it indicative of future operating results of the combined company. The unaudited pro forma results presented above do not include any material, nonrecurring items directly attributable to the acquisition.

	For the Six Months Ended June 30, 2025	For the Six Months Ended June 30, 2024
Revenue	1,469,516	2,463,738
Net Income (Loss)	(4,438,269)	(11,536,888)

For the period from February 27, 2025 through June 30, 2025, Flewber contributed revenue of $806,713 and net income (loss) of $281,433 to the Company’s consolidated results.

Subsequent to the acquisition, on June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in Flewber, Inc., a previously wholly-owned subsidiary of Flewber Global, Inc., for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Flewber, Inc., which the Company plans to make the operating entity for the Hops side of Flewber’s operations.

Enzylotics, Inc

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 39,824 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

MineralRite Corporation

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 90,000 shares of the Company’s common stock.

Note 11 - Segment Reporting

The Company operates in three reportable segments: Vocal, OG Collection, and Air Mobility. The Company’s segments were determined based on the economic characteristics of its products and services, its internal organizational structure, the manner in which operations are managed and the criteria used by the Company’s Chief Operating Decision Maker (CODM) to evaluate performance, which include revenue, gross margin, operating profit, and platform engagement metrics.

Vocal is the segment focused on development initiatives. Vocal houses the Company’s proprietary technology, including its flagship platform, Vocal, as well as oversees the Company’s content creation framework, and management of its digital communities and the relationships between brands and creators that this framework supports. Vocal derives revenues from Vocal creator subscriptions, platform processing fees and technology licensing fees. It also includes revenue generated from Vocal’s suite of agency services, offered through Vocal for Brands.

OG Collection

OG Collection is the segment focused on curation, preservation, and monetization of rare and archival media assets. This segment houses the Company’s legacy media library, consisting of vintage photographs, historical film negatives, celebrity ephemera, and related intellectual property. OG Collection oversees both the physical archive and the strategic transformation of these assets into modern IP across multiple formats.

OG Collection derives revenues from the sale and licensing of archival media, framed prints, and memorabilia; the development and sale of limited-edition books and publishing projects through Studio 96; and from collaborations with brands, creators, and institutions seeking access to OG’s library for creative or commercial use. This segment also includes revenue generated from custom publishing services and content creation built around OG Collection assets, with the goal of building long-term IP value through storytelling, editorial development, and collectible product releases.

Air Mobility

Flyte is the segment focused on private aviation services and related travel infrastructure. This segment encompasses Flyte’s operations as both a licensed charter operator and a brokerage, providing on-demand flight solutions for regional and long-range travel. Flyte operates a fleet of managed aircraft under its Part 135 certificate and maintains a network of third-party operators through which it arranges additional charter services.

Flyte derives revenues from directly operated flights through Flyte Hops, brokered flights through Flyte Luxe, and prepaid charter credit through its Jet Card Membership program. Revenue sources include base charter fares, booking fees, repositioning charges, and ancillary service add-ons. The segment also generates revenue from concierge-level travel planning and bespoke client services offered in connection with both operated and brokered flights.

The following tables present certain financial information related to our reportable segments and Corporate:

	As of June 30, 2025
	Vocal	OG Collection	Air Mobility	Corporate	Total

Accounts receivable,Net	$43,125	$-	$11,099	$-	$54,224
Prepaid expenses and other current assets	-	-	27,992	23,875	51,867
Deposits and other assets	-	-	11,651	-	11,651
Intangible assets	-	-	-	7,683,050	7,683,050
Goodwill	-	-	-	8,073,026	8,073,026
All other assets	6,835	236	442,739	2,278,147	2,727,957
Total Assets	$49,960	$236	$493,481	$18,058,098	$18,601,775

Accounts payable and accrued liabilities	$523,474	$24,044	$719,001	$7,620,750	$8,887,269
Note payable, net of debt discount and issuance costs	89,179	-	473,983	956,917	1,520,079
Deferred revenue	117,693	-	310,294	-	427,987
All other Liabilities	-	-	140,035	1,224,673	1,364,708
Total Liabilities	$730,346	$24,044	$1,643,313	$9,802,340	$12,200,043

	For the six month ended June, 30 2025
	Vocal	OG Collection	Air Mobility	Corporate	Total

Net revenue	$434,680	$29,249	$806,713	$24,900	$1,295,542
Cost of revenue	79,050	8,693	509,102	-	596,845
Gross margin	355,630	20,556	297,611	24,900	698,697

Marketing	63,799	43,533	22,986	-	130,318
Compensation	197,025	125,000	403,153	500,576	1,225,754
Stock based compensation	-	-	-	3,310,183	3,310,183
General and administrative	162,302	21,664	393,472	672,592	1,250,030
Total operating expenses	423,126	190,197	819,611	4,483,351	5,916,285

Interest expense	(6,171)	-	-	(121,946)	(128,117)
All other expenses	(5,497)	-	240,567	1,598,479	1,833,549
Other expenses, net	(11,668)	-	240,567	1,476,533	1,705,432
Loss before income tax provision and equity in net loss from unconsolidated investments	$(79,164)	$(169,641)	$(281,433)	$(2,981,918)	$(3,512,156)

	As of December 31, 2024
	Vocal	OG Collection	Air Mobility	Corporate	Total

Accounts receivable,Net	$-	$-	$-	$2,000	$2,000
Prepaid expenses and other current assets	-	-	-	-	-
Deposits and other assets	-	-	-	83,617	83,617
Intangible assets	-	-	-	103,550	103,550
Goodwill	-	-	-	5,415	5,415
All other assets	5,153	1,319	-	2,061,296	2,067,768
Total Assets	$5,153	$1,319	$-	$2,255,878	$2,262,350

Accounts payable and accrued liabilities	$507,374	$17,447	$-	$7,925,983	$8,450,804
Note payable, net of debt discount and issuance costs	88,695	-	-	859,304	947,999
Deferred revenue	146,950	-	-	-	146,950
All other Liabilities	-	-	-	3,014,916	3,014,916
Total Liabilities	$743,019	$17,447	$-	$11,800,203	$12,560,669

	For the six month ended June, 30 2024
	Vocal	OG Collection	Air Mobility	Corporate	Total

Net revenue	$807,009	$-	$-	$-	$807,009
Cost of revenue	(12,625)	-	-	-	(12,625)
Gross margin	819,634	-	-	-	819,634

Research and development	108,861	-	-	-	108,861
Marketing	116,630	-	-	152	116,782
Compensation	-	-	-	1,093,360	1,093,360
Stock based compensation	-	-	-	2,878,525	2,878,525
General and administrative	150,085	6,871	-	1,106,702	1,263,658
Total operating expenses	375,576	6,871	-	5,078,739	5,461,186

Interest expense	(12,193)	-	-	(249,302)	(261,495)
All other expenses	(14,839)	5,000	-	(4,846,442)	(4,856,281)
Other expenses, net	(27,032)	5,000	-	(5,095,744)	(5,117,776)
Loss before income tax provision and equity in net loss from unconsolidated investments	$417,026	$(1,871)	$-	$(10,174,483)	$(9,759,328)

Note 12 – Subsequent Events

Settlement of Payable to Meta Platforms, Inc.

Subsequent to June 30, 2025, the Company settled an accounts payable liability in the amount of $2,244,848 with Meta Platforms, Inc.

Note Extensions

Subsequent to June 30, 2025, the First April 2 2024 Lender agreed to extend the Maturity Date of the First April 2 2024 Loan Agreement to September 30, 2025, in exchange for $3,500 monthly payments against the note.

Subsequent to June 30, 2025, the November 22, 2024 Lender agreed to extend the November 22, 2024 Loan Agreement to September 30, 2025, in exchange for $1,000 monthly payments against the note.

Subsequent to June 30, 2025, the April 27, 2023 Lender agreed to extend the April 20, 2023 Loan Agreement to December 31, 2025.

Settlement of The Second September 2022 Loan Agreement

Subsequent to June 30, 2025, the Second September 2022 Lender amended its June 13, 2025 Settlement Agreement with the Company, whereby the Company paid $40,000 to close out the balance owed to the Lender. As of the date of this filing, the note is completed.

Settlement of The April 2020 PPP Loan Agreement

Subsequent to June 30, 2025, the Small Business Administration forgave the outstanding balance of the Loan, including $200,118 in principal and $2,287 in accrued interest. As of the date of this filing, the note is completed.

Creatd, Inc.

December 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Creatd, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Creatd, Inc. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has recurring net losses and negative cash flow from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

PCAOB Firm ID #6920

Tampa, Florida

June 24 2025

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707

Creatd, Inc.

Consolidated Balance Sheets

	For the Year Ended	For the Year Ended
	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash	$15,490	$71,105
Accounts receivable,Net	2,000	-
Marketable securities	67,676	-
Discontinued Operation net Current Assets	-	2,150
Total Current Assets	85,166	73,255

Property and equipment, net	18,062	84,143
Intangible assets	103,550	-
Goodwill	5,415	-
Deposits and other assets	83,616	83,616
Minority investment in businesses	333,333	-
Operating lease right of use asset	1,633,207	1,923,112
Total Assets	$2,262,349	$2,164,126

Liabilities and Stockholders’ Deficit

Current Liabilities
Cash overdraft
Accounts payable and accrued liabilities	$8,450,804	$10,366,934
Convertible Notes, net of debt discount	1,216,158	5,535,111
Current portion of operating lease payable	547,439	532,689
Notes payable, net of debt discount	926,413	1,127,101
Deferred revenue	146,950	266,037
Derivative Liability	-	7,836,521
Stock Compensation Liability	-	449,376
Deferred offering proceeds	-	65,808
Total Current Liabilities	11,287,764	26,179,577

Non-current Liabilities:
Notes payable, less current maturities	21,586	30,026
Operating lease payable	1,251,319	1,554,734
Total Non-current Liabilities	1,272,905	1,584,760

Total Liabilities	12,560,669	27,764,337

Commitments and contingencies

Mezzanine Equity
Redeemable Preferred Stock in Vocal, Inc.	84,790	-

Stockholders’ Equity (Deficit)
Series E Preferred stock, $0.001 par value, 8,000 shares authorized; 450 and 450 shares issued and outstanding	-	-
Series F Preferred stock, $0.001 par value, 5,500,000 shares authorized; 3,118 and 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	3	-
Common stock par value $0.001: 1,500,000,000 shares authorized; 4,613,981 issued and 4,613,794 outstanding as of December 31, 2024 and 507,397 issued and 507,211 outstanding as of December 31, 2023	4,615	508
Series G Preferred stock, $0.001 par value, 500,000 shares authorized; 2,085 and 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	2	-
Series H Preferred stock, $0.001 par value, 50,000 shares authorized; 3,798 and 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	4	-
Vocal, Inc. Preferred stock, $0.001 par value, 500,000 shares authorized; 185,532 and 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	178	-
OG Collection, Inc. Preferred stock, $0.001 par value, 2,000,000 shares authorized; 2,000,000 and 200,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	200	-
Additional paid in capital	239,182,605	191,455,928
Less: Treasury stock, 186 shares	(78,456)	(78,456)
Accumulated deficit	(252,800,800)	(217,655,876)
Accumulated other comprehensive income	(297,717)	(174,143)
Total Creatd, Inc. Stockholders’ Equity	(13,989,366)	(26,452,039)
Non-controlling interest in consolidated subsidiaries	3,606,256	851,828
	(10,383,110)	(25,600,211)

Total Liabilities and Stockholders’ Equity (Deficit)	$2,262,349	$2,164,126

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended	For the Year Ended
	December 31, 2024	December 31, 2023

Net revenue	$1,498,874	$1,916,453

Cost of revenue	63,144	808,315

Gross margin (loss)	1,435,730	1,108,138

Operating expenses
Compensation	1,941,672	3,099,285
Research and development	204,043	362,013
Marketing	274,039	838,603
Stock based compensation	9,442,717	20,165,067
Impairment of intangible assets	-	13,334
General and administrative	1,910,480	3,865,614

Total operating expenses	13,772,951	28,343,916

Loss from operations	(12,337,221)	(27,235,778)

Other income (expenses)
Other income	9,474	109,931
Interest expense	(319,155)	(884,692)
Accretion of debt discount and issuance cost	(2,120,640)	(5,671,843)
Derivative expense	-
Change in derivative liability	7,836,522	(4,744,187)
Impairment of investment	-	-
Impairment of debt security	-	-
Settlement of vendor liabilities	3,726,317	366,587
Inducement expense	(1,465,308)	-

Other income (expenses), net	7,667,210	(10,824,204)

Loss from Continuing Operations	(4,670,011)	(38,059,982)

Loss from Discontinued Operations	-	(934,546)

Loss before income tax provision	(4,670,011)	(38,994,528)
Income tax provision	-	-

Net loss	$(4,670,011)	$(38,994,528)

Net loss Attributable to noncontrolling interest arising from:
Continuing Operations	$(2,555,059)	$(35,435)
Net loss attributable to noncontrolling interest	$(2,555,059)	$(35,435)

Net Loss attributable to Creatd, Inc. arising from:
Continuing Operations	$(2,114,952)	$(38,959,092)
Net loss attributable to Creatd, Inc.	$(2,114,952)	$(38,959,092)

Deemed dividend	(33,017,888)	(32,554,410)

Net loss attributable to common shareholders	$(35,132,840)	$(71,513,502)

Comprehensive loss

Net loss	(4,670,011)	(38,994,528)

Currency translation gain (loss)	$(123,574)	(33,960)

Comprehensive loss	$(4,793,585)	$(39,028,488)

Per-share data
Basic and diluted loss per share from continuing operations	$(13.69)	$(0.60)
Basic and diluted loss per share from discontinued operations	$-	$(0.01)
Basic and diluted loss per share	$(13.69)	$(0.61)

Weighted average number of common shares outstanding	2,566,027	118,606,984

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

(Unaudited)

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Stock in Subsidiaries		Common Stock		Treasury stock		Additional Paid In	Accumulated	Non- Controlling	Other Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	(Deficit)

Balance, December 31 2022	450	$-	-	$-	-	$-	-	$-	-	$-	78,125	$78	(187)	$(78,456)	$134,609,584	$(146,142,373)	$(751,849)	$(140,183)	$(12,503,199)
Stock based compensation	-	-	-	-	-	-	-	-	-	-	117,011	117	-	-	$20,164,950	-	-	-	20,165,067
Shares issued for acquisition of non-controlling interest in consolidated subsidiaries	-	-	-	-	-	-	-	-	-	-	6,223	6	-	-	(1,389,118)	-	1,389,112	-	-
Exercise of warrants to stock	-	-	-	-	-	-	-	-	-	-	42,016	42	-	-	1,047,769	-	-	-	1,047,811
Shares issued with notes payable	-	-	-	-	-	-	-	-	-	-	19,250	19	-	-	191,787	-	-	-	191,806
Cash received for common stock	-	-	-	-	-	-	-	-	-	-	85,093	85	-	-	1,741,699	-	-	-	1,741,784
Common stock issued upon conversion of notes payable	-	-	-	-	-	-	-	-	-	-	79,804	80	-	-	1,989,783	-	-	-	1,989,863
Common stock issued for settlement of accounts payable	-	-	-	-	-	-	-	-	-	-	13,757	14	-	-	231,989	-	-	-	232,003
Shares issued as consideration for note extension	-	-	-	-	-	-	-	-	-	-	60,659	61	-	-	497,189	-	-	-	497,250
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(33,960)	(33,960)
Sale of minority interest in OG Collection Inc.	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	250,000	-	250,000
Fair value allocation of warrants issued with debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	265,268	-	-	-	265,268
Deemed Dividend	-	-	-	-	-	-	-	-	-	-	5,459	6	-	-	32,554,404	(32,554,410)	-	-	-
Stock Compensation Liability	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(449,376)	-	-	-	(449,376.00)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(38,959,093)	(35,435)	-	(38,994,528)
Balance, December 31, 2023	450	$-	-	$-	-	$-	-	$-	-	$-	507,397	$508	(187)	$(78,456)	$191,455,928	$(217,655,876)	$851,828	$(174,143)	$(25,600,211)

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Stock in Subsidiaries		Common Stock		Treasury stock		Additional Paid In	Accumulated	Non- Controlling	Other Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	(Deficit)
Balance, January 1, 2024	450	$-	-	$-	-	$-	-	$-	-	$-	507,397	$508.00	(187)	$(78,456)	$191,455,928	$(217,655,876)	$851,828	$(174,143)	$(25,600,211)
Cash received for common stock	-	-	-	-	-	-	-	-	-	-	177,646	178	-	-	221,422	-	-	-	221,600
Cash received for preferred stock	-	-	-	-	284	-	-	-	-	-	-	-	-	-	210,000	-	-	-	210,000
Common stock issued for financing fees	-	-	-	-	-	-	-	-	-	-	33,021	33	-	-	78,223	-	-	-	78,256
Common stock issued upon conversion of notes payable	-	-	-	-	-	-	-	-	-	-	1,299,332	1,299	-	-	1,375,951	-	-	-	1,377,250
Deemed Dividend	-	-	-	-	-	-	-	-	-	-	-	-	-	-	33,017,888	(33,017,888)	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(123,574)	(123,574)
Preferred stock issued upon conversion of notes payable	-	-	7,863	8	692	1	-	-	-	-	-	-	-	-	3,589,002	-	-	-	3,589,011
Shares issued for acquisition of consolidated subsidiary	-	-	-	-	-	-	-	-	-	-	35,000	35	-	-	108,965	-	-	-	109,000
Shares issued for acquisition of marketable securities	-	-	-	-	-	-	-	-	-	-	78,078	78	-	-	67,563	-	-	-	67,641
Shares issued for acquisition of minority interest	-	-	-	-	-	-	-	-	-	-	333,333	333	-	-	333,000	-	-	-	333,333
Shares issued for conversion of preferred to common	-	-	(4,745)	(5)	-	-	-	-	-	-	949,000	949	-	-	(944)	-	-	-	-
Shares issued for rounding in reverse stock split	-	-	-	-	-	-	-	-	-	-	3,554	4	-	-	12,080	(12,084)	-	-	-
Shares issued for settlement of accounts payable	-	-	-	-	975	1	3,798	4	-	-	808,110	808	-	-	4,224,269	-	-	-	4,225,082
Stock based compensation in consolidated subsidiaries	-	-	-	-	-	-	-	-	377,937	378	-	-	-	-	-	-	5,309,487	-	5,309,865
Stock based compensation in Creatd, Inc.	-	-	-	-	134	-	-	-	-	-	389,510	390	-	-	4,132,462	-	-	-	4,132,852
Fair value allocation of warrants issued with debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	356,796	-	-	-	356,796
Net loss for the year ended December 31, 2024	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,114,952)	(2,555,059)	-	(4,670,011)
Balance, December 31, 2024	450	$-	3,118	$3	2,085	$2	3,798	$4	377,937	$378	4,613,981	$4,615	(187)	$(78,456)	239,182,605	$(252,800,800)	$3,606,256	$(297,717)	$(10,383,110)

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	December 31, 2024	December 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(4,670,011)	(38,994,528)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	66,081	146,938
Impairment of intangible assets	-	13,334
Accretion of debt discount and issuance cost	2,120,640	5,671,843
Stock-based compensation	9,442,717	20,165,067
Amortization of right of use asset	121,655	131,153
Settlement of vendor liabilities	(3,726,317)	366,587
Change in fair value of derivative liability	(7,836,522)	4,744,187
Credit losses	-	22,540
Non-controlling interest in consolidated subsidiary	2,555,059	(35,435)
Net cash used in Discontinued Operations	-	(1,069,380)
CHANGE IN OPERATING ASSETS AND LIABILITIES
Accounts receivable	2,000	152,571
Deposits and other assets	-	711,014
Prepaid expenses	-	87,866
Inventory	-	30,125
Accounts payable and accrued expenses	1,916,129	4,933,535
Deferred revenue	(119,087)	(8,980)
Operating lease liability	(303,415)	(317,103)
Net Cash Used In Operating Activities	(431,071)	(3,248,666)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	-	(18,537)
Cash received from sale of interest in OGC	-	250,000
Net Cash Provided by Investing Activities	-	231,463

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of warrant	-	1,047,811
Net proceeds from issuance of notes payable	430,730	1,352,447
Repayment of notes payable	(339,277)	(2,129,524)
Proceeds from issuance of convertible notes	300,000	2,752,100
Repayment of convertible notes	(326,173)	(2,185,226)
Proceeds from issuance of common stock	221,600	1,727,143
Proceeds from issuance of preferred stock (Creatd)	210,000	-
Proceeds from issuance of preferred stock (Vocal)	-	65,804
Net financing cash flows from discontinued operations	-	(212,361)
Net Cash Provided by Financing Activities	496,880	2,418,194

Effect of exchange rate changes on cash	(123,574)	(33,960)

Net Change in Cash	(57,765)	(632,969)

Cash - Beginning of period	73,255	706,224

Cash - End of period	$15,490	$73,255

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$61,829	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Warrants issued with debt	$356,796	$265,268
Shares issued with debt	$78,256	$283,407
Stock paid for acquisitions	$109,000	$-
Stock paid for marketable securities	$67,641	$-
Stock paid for minority investments	$333,333	$-
Common stock and warrants issued upon conversion of notes payable	$1,377,250	$1,989,863

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

December 31, 2024 and 2023

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Creatd, Inc., formerly Jerrick Media Holdings, Inc. ( the “Company,” or “Creatd”), is a technology company focused on providing economic opportunities for creators, which it accomplishes through its four main business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios. Creatd’s flagship product, Vocal, delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Creatd’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests.

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On June 26, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”), a digital e-commerce agency.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change its name to “Creatd, Inc.”, which became effective on September 10, 2020.

On June 4, 2021, the Company acquired 89% of the membership interests of Plant Camp, LLC, a Delaware limited liability company (“Plant Camp”), which the Company subsequently rebranded as Camp. Camp is a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites.

On July 20, 2021, the Company acquired 44% of the membership interests of WHE Agency, Inc (“WHE”). WHE is a talent management and public relations agency based in New York. WHE has been consolidated due to the Company’s ownership of 55% voting control.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

On October 3, 2021, the Company acquired an additional 29% of the membership interests of Dune, Inc., bringing its total membership interests to 50%. Dune, Inc., has been consolidated due to the Company’s ownership of 50% voting control.

On March 7, 2022, the Company acquired 100% of the membership interests of Denver Bodega, LLC, d/b/a Basis, a Colorado limited liability company (“Basis”). Basis is a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Denver Bodega, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the consolidated statements of operations and comprehensive loss.

On April 24, 2022, the Company filed a certificate of amendment with the Secretary of State of the State of Delaware to change the name of OG Gallery, Inc. to “OG Collection, Inc.”

On August 1, 2022, the Company acquired 51% of the membership interests of Orbit Media LLC (“Orbit”), a New York limited liability company. Orbit is an app-based stock trading platform designed to empower a new generation of investors. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the consolidated statements of operations and comprehensive loss.

On September 13, 2022, the Company acquired 100% of the membership interests of Brave Foods, LLC (“Brave”), a Maine limited liability company. Brave is a plant-based food company that provides convenient and healthy breakfast food products. Brave has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the consolidated statements of operations and comprehensive loss.

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 9, 2023, the Company acquired an additional 51% of the equity interest in WHE Agency, Inc. bringing its total ownership to 95%.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On January 25, 2023, the Company acquired an additional 24.3% equity interest in Dune, Inc. bringing its total ownership to 75%.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., (a subsidiary, “OG”), 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On February 3, 2023, the Company acquired an additional 5% of the membership interests of Orbit Media, LLC., bringing its total membership interests to 56%.

On February 7, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing its total ownership to 85%.

On May 30, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing its total ownership to 96%.

On June 30, 2023, the Company acquired an additional 10% of the membership interests of Plant Camp, LLC, bringing its total ownership to 100%.

On July 28, 2023, the Company acquired an additional 17.5% of the membership interests of Orbit Media, LLC, bringing its total membership interests to 74%.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On October 8, 2023, the Company entered into an Assignment and Assumption Agreement whereby Omega Eats, LLC was assigned 92.5% of the assets owned by Creatd Ventures, LLC pertaining to the operations of Brave and Denver Bodega DBA Basis in exchange for $1 in cash consideration at closing and the assumption of $214,295 in liabilities related to the operations of these products.

On December 6, 2023, the Company spun-out Orbit Media, LLC, retaining a 17.5% membership interest and returning the remaining membership interest to the founders. As of December 6, 2023, Orbit is no longer consolidated due to the Company’s ownership of less than 50% voting control and membership interests.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 16,578 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 35,000 shares of common stock at a cost basis of $1.20 per share and 65,000 warrants with an exercise price of $1.20.

On August 1, 2024, Vocal, Inc. granted 48.61% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 333,333 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

Note 2 – Significant Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, income tax provisions, excess and obsolete inventory reserve, and impairment of intellectual property.

Actual results could differ from those estimates.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries, if any, in which the parent’s power to control exists.

As of December 31, 2024 and 2023, the Company’s consolidated subsidiaries and/or entities are as follows:

		Company Ownership Interest
Name of combined affiliate	State or other jurisdiction of incorporation or organization	December 31, 2024	December 31, 2023
Jerrick Ventures LLC	Delaware	100%	100%
Abacus Tech Pty Ltd	Australia	100%	100%
CEOBloc, LLC	Delaware	100%	100%
OG Collection, Inc.	Delaware	41.50%	89%
Vocal, Inc.	Nevada	41.80%	100%
S96 NYC, LLC	New York	100%	-%

All other previously consolidated subsidiaries have been dissolved or sold.

All intercompany balances and transactions have been eliminated.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including Company assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, prepaid and other current assets, line of credit and due to related parties. Management believes the estimated fair value of these accounts at December 31, 2024 and 2023 approximate their carrying value as reflected in the consolidated balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 2 assets/liabilities include certain of the Company’s notes payable. Their carrying value approximates their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, marketable debt securities, equity investments at cost, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

Other accounting policies

In May 2021, the FASB issued authoritative guidance intended to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. (ASU 2021-04), Derivatives and Hedging Contracts in Entity’s Own Equity (Topic 815). This guidance’s amendments provide measurement, recognition, and disclosure guidance for an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. The updated guidance became effective for fiscal years beginning after December 15, 2021. During the years ended December 31, 2024 and 2023, the Company recognized a deemed dividend of $30,946,827 and $32,554,410 from the modification of warrants, respectively.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU-2016-13”). ASU 2016-13 affects loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. On October 16, 2019, FASB approved a final ASU delaying the effective date of ASU 2016-13 for small reporting companies to interim and annual periods beginning after December 15, 2022. The adoption of the guidance did not have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-06 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The adoption of the guidance did not have a material impact on the Company’s consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805), which aims to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in recognition and payment terms that affect subsequent revenue recognition. ASU 2021-08 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. There was no material impact on the Company’s consolidated financial statements upon the adoption of this ASU.

The following tables provide a summary of the relevant assets that are measured at fair value on a recurring basis:

Fair Value Measurements as of

December 31, 2024

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$67,676	$67,676	$-	$-
Total assets	$67,676	$67,676	$-	$-
Liabilities:
Stock Compensation Liability	$-	$-	$-	$-
Derivative liabilities	$-	$-	$-	$-
Total Liabilities	$-	$-	$-	$-

Fair Value Measurements as of

December 31, 2023

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$-	$-	$-	$-
Total assets	$-	$-	$-	$-
Liabilities:
Stock Compensation Liability	$449,376	$-	$-	$449,376
Derivative liabilities	7,836,521	-	-	7,836,521
Total Liabilities	$8,285,897	$-	$-	$8,285,897

Our marketable equity securities are publicly traded stocks measured at fair value using quoted prices for identical assets in active markets and classified as Level 1 within the fair value hierarchy. Marketable equity securities as of December 31, 2024 and 2023 are $67,676 and $0 respectively.

Details on the changes in the derivative liabilities during the years ended December 31, 2024 and 2023 can be found in Note 8.

The following tables provide a summary of the relevant assets that are measured at fair value on a non-recurring basis:

Fair Value Measurements as of

December 31, 2024

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Intangible assets	$103,550	$-	$-	$103,550
Goodwill	5,415	-	-	5,415
Total assets	$108,965	$-	$-	$108,965

Fair Value Measurements as of

December 31, 2023

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Intangible assets	$-	$-	$-	$-
Goodwill	-	-	-	-
Total assets	$-	$-	$-	$-

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits. The Company has never experienced any losses related to these balances. The uninsured cash balance as of December 31, 2024, was $0. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company operates in Australia and holds total assets of $0. It is reasonably possible that operations located outside an entity’s home country will be disrupted in the near term.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

3
Furniture and fixtures	5
Leasehold improvements	3

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations and comprehensive loss.

Goodwill

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with Accounting Standards Codification (“ASC”) and ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal December each year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of our reporting units to generate cash flows as measures of fair value of our reporting units.

During the year ended December 31, 2024, the goodwill of the Company increased to from $0 to $5,415 due to the acquisition of S96 NYC, LLC (Studio 96 Publishing). During the years ended December 31, 2024 and 2023, the Company recorded an impairment charge of $0 for both years.

Impairment of Long-lived Assets Including Acquired Intangible Assets

The Company evaluates the recoverability of property and equipment, acquired finite-lived intangible assets and, purchased infinite life digital assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition. Digital assets accounted for as intangible assets are subject to impairment losses if the fair value of digital assets decreases other than temporarily below the carrying value. The fair value is measured using the quoted price of the crypto asset at the time its fair value is being measured. If such review indicates that the carrying amount of property and equipment and intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value. During the years ended December 31, 2024 and 2023, the Company recorded an impairment charge of $0 and $13,334, respectively, on intangible assets.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. The Company routinely reviews the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If the Company changes the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life.

Commitments and Contingencies

The Company follows subtopic 450-20 of the Financial Accounting Standards Board (“FASB”) to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Foreign Currency

Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the consolidated balance sheet dates. Results of operations and cash flows are translated using the average exchange rates throughout the periods. The effect of exchange rate fluctuations on the translation of assets and liabilities is included as a component of stockholders’ deficit in accumulated other comprehensive loss. Gains and losses from foreign currency transactions, which are included in operating expenses, have not been significant in any period presented.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations and comprehensive loss as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the date of conversion or exercise or cancellation and then the related fair value is reclassified to equity. Upon extinguishment or cancellation of a derivative instrument, any difference between the fair value and the settlement amount is recognized as a gain or loss under change in derivative liability on the statement of operations.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the consolidated balance sheet dates.

The Company adopted Section 815-40-15 of the FASB ASC (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding Equity Line of Credit and for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each consolidated balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations and comprehensive loss.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of revenue.

Revenue Recognition

Under ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company determines revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue disaggregated by revenue source for the years ended December 31, 2024 and 2023 consists of the following:

	Year Ended
	December 31,
	2024	2023
Agency (Managed Services & Branded Content)	$714,548	$759,348
Platform (Creator Subscriptions)	736,567	1,123,242
Other Revenue	47,759	33,863
	$1,498,874	$1,916,453

The Company utilizes the output method to measure the results achieved and value transferred to a customer over time. Timing of revenue recognition for the years ended December 31, 2024 and 2023 consists of the following:

	Year Ended
	December 31,
	2024	2023
Products and services transferred over time	$1,451,151	$1,882,590
Products transferred at a point in time	47,723	33,863
	$1,498,874	$1,916,453

Agency Revenue

Managed Services

The Company provides Studio/Agency Service offerings to business-to-business (B2B) and business-to-consumer (B2C) product and service brands which encompasses a full range of digital marketing and e-commerce solutions. The Company’s services include the setup and ongoing management of clients’ websites, Amazon and Shopify storefronts and listings, social media pages, search engine marketing, and other various tools and sales channels utilized by e-commerce sellers for sales and growth optimization. Contracts are broken into three categories: Partners, Monthly Services, and Projects. Contract amounts for Partner and Monthly Services clients range from approximately $5,000-$12,000 per month while Project amounts vary depending on the scope of work. Partner and Monthly clients are billed monthly for the work completed within that month. Revenue is recognized over time as service obligations and milestones in the contract are met.

Branded Content

Branded content represents the revenue recognized from the Company’s obligation to create and publish branded articles and/or branded challenges for clients on the Vocal platform and promote said stories, tracking engagement for the client. In the case of branded articles, the performance obligation is satisfied when the Company successfully publishes the articles on its platform and meets any required promotional milestones as per the contract. In the case of branded challenges, the performance obligation is satisfied when the Company successfully closes the challenge and winners have been announced. The Company utilizes the completed contract method when revenue is recognized over time as the services are performed and any required milestones are met. Certain contracts contain separate milestones whereas the Company separates its performance obligations and utilizes the stand-alone selling price method and residual method to determine the estimate of the allocation of the transaction price.

Below are the significant components of a typical agreement pertaining to branded content revenue:

●	The Company collects fixed fees ranging from $5,000 to $60,000 per month, with branded challenges ranging from $10,000 to $25,000 and branded articles ranging from $2,500 to $10,000 per article.

●	Branded articles are created and published, and challenges are completed, within three months of the signed agreement, or as previously negotiated with the client.

●	Branded articles and challenges are promoted per the contract and engagement reports are provided to the client.

Platform Revenue

Creator Subscriptions

Vocal+ is a premium subscription offering for Vocal creators. In addition to joining for free, Vocal creators now have the option to sign up for a Vocal+ membership for either $9.99 monthly or $99 annually, though these amounts are subject to promotional discounts and free trials. Vocal+ subscribers receive access to value-added features such as increased rate of cost per mille (thousand) (“CPM”) monetization, a decreased minimum withdrawal threshold, a discount on platform processing fees, member badges for their profiles, access to exclusive Vocal+ Challenges, and early access to new Vocal features. Subscription revenues stem from both monthly and annual subscriptions, the latter of which is amortized over a twelve-month period. Any customer payments received are recognized over the subscription period, with any payments received in advance being deferred until they are earned. Any discounts are run as coupon codes applied at the time of transaction and accounted for as a reduction in gross revenue.

The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners. Potential revenue offset is calculated by reviewing a subscriber’s earnings in conjunction with payments made by the subscriber on a monthly and/or annual basis.

Affiliate Sales Revenue

Affiliate sales represents the commission the Company receives from views or sales of its multimedia assets. Affiliate revenue is earned on a “click through” basis, upon visitors viewing or purchasing the relevant video, book, or other media asset and completing a specific conversion. The revenue is recognized upon receipt as reliable estimates could not be made.

Deferred Revenue

Deferred revenue consists of billings and payments from clients in advance of revenue recognition. The Company has two types of deferred revenue, subscription revenue whereas the revenue is recognized over the subscription period and contract liabilities where the performance obligation was not satisfied. The Company will recognize the deferred revenue within the next twelve months. As of December 31, 2024 and 2023, the Company had deferred revenue of $146,951 and $266,037, respectively.

Accounts Receivable and Allowances

Accounts receivable are recorded and carried when the Company has performed the work in accordance with managed services, project, partner, consulting and branded content agreements. For example, the Company bills a branded content client and records the receivable once milestones are reached that are set in the agreement. The Company makes estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, and other factors that may affect its ability to collect from customers.

Effective January 1, 2023, the Company adopted the provisions of ASC 326, Financial Instruments – Credit Losses, which requires the measurement of credit losses based on an expected loss model, known as the Current Expected Credit Losses (CECL) model. The CECL model replaces the incurred loss methodology and requires the Company to estimate credit losses over the life of its receivables, considering historical data, current conditions, and reasonable and supportable forecasts.

During the years ended December 31, 2024 and 2023, the Company recorded $0 and $22,540, respectively as a credit loss.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The Company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and forfeitures are recognized as they occur. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. For the years ended December 31, 2024 and 2023, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at December 31, 2024 and 2023:

	December 31,
	2024	2023
Series E preferred	450	450
Series F preferred	623,600	-
Series G preferred	1,563,750	-
Series H preferred	1,477,821	-
Options	2,073,568	144,827
Warrants	26,206,856	1,972,602
Convertible notes	296,161	452,775
Totals	32,242,206	2,570,654

Recently Adopted Accounting Guidance

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 requires disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss. The update also requires disclosure regarding the CODM and expands the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of ASU 2023-07 did not have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-06 is effective for the fiscal year beginning after December 15, 2023, including interim periods within that fiscal year. The adoption of the guidance did not have a material impact on the Company’s consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The Company is currently assessing the impact of ASU 2023-09 on its income tax disclosures and reporting requirements.

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements as of December 31, 2024 the Company had an accumulated deficit of $252.8 million, a net loss of $4.7 million and net cash used in operating activities of approximately $431,000 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation, consisted of the following at:

	December 31, 2024	December 31, 2023
Computer Equipment	$466,397	$466,397
Furniture and Fixtures	184,524	184,524
Leasehold Improvements	47,616	47,616
	698,537	698,537
Less: Accumulated Depreciation	(680,475)	(614,394)
	$18,062	$84,143

Depreciation expense was $66,081 and $146,938 for the years ended December 31, 2024 and 2023, respectively.

Note 5 – Notes Payable

Notes payable as of December 31, 2024 and December 31, 2023 is as follows:

	Outstanding Principal as of December 31, 2024	Outstanding Principal as of December 31, 2023	Interest Rate	Maturity Date
The April 2020 PPP Loan Agreement *	$198,577	$198,577	5%	April 2022
The Second September 2022 Loan Agreement *	408,625	453,625	-	December 2023
The Third September 2022 Loan Agreement	–	2,964	-	October 2023
The April 20 2023 Loan Agreement	41,213	41,213	18	April 2023
The June 30 2023 Loan Agreement	–	2,500	-	September 2023
The July 11 2023 Loan Agreement	–	276,429	10	July 2024
The July 31 2023 Loan Agreement	–	253,409	12	April 2024
The August 2023 Loan Agreement	–	38,997	-	February 2025
The September 27 2023 Loan Agreement	–	34,500	15	June 2024
The September 28 2023 Loan Agreement	–	112,274	15	June 2024
The April 5, 2024 Loan Agreement	56,250	–	15	February 2025
The May 3, 2024 Loan Agreement	48,489	–	-	May 2025
The May 31, 2024 Loan Agreement	57,000	–	15	May 2025
The August 20, 2024 Loan Agreement	14,645	–	-	February 2025
The October 18, 2024 Loan Agreement	21,586	–	-	April 2026
The December 30, 2024 Loan Agreement	117,615	–	20	March 2025
	964,000	1,414,488
Less: Debt Discount	(16,000)	(257,361)
Total Debt	948,000	1,157,127
Less: Current Debt	(926,414)	(1,127,101)
Total Long Term Debt	$21,586	$30,026

*	Note was in default as of December 31, 2024

The April 2020 PPP Loan Agreement

On April 30, 2020, the Company was granted a loan with a principal amount of $282,432 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022, and bears interest at a fixed rate of 1.00% per annum, payable monthly commencing on October 30, 2020. The Note may be prepaid by the Company at any time prior to maturity without payment of any premium. Funds from the Loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments.

During each of the years ended December 31, 2024 and 2023, the Company recorded $9,929 in interest.

As of December 31, 2024, the Loan is in default, and the lender may require immediate payment of all amounts owed under the Loan or file suit and obtain judgment.

The Second September 2022 Loan Agreement

On September 22, 2022, the Company entered into a loan agreement (the “Second September 2022 Loan Agreement”) with a lender (the “First September 2022 Lender”), whereby the Second September 2022 Lender issued the Company a promissory note of $876,000 (the “Second September 2022 Note”). The Company received cash proceeds of $272,614 and rolled the remaining $303,386 of principal from the First May 2022 Loan Agreement. Pursuant to the Second September 2022 Loan Agreement, the Second September 2022 Note has a flat interest fee of $321,637, for an effective interest rate of 100%. The maturity date of the Second September 2022 Note was May 5, 2023 (the “Second September 2022 Maturity Date”). The Company is required to make weekly payments of $27,375. The Second September 2022 Note is secured by officers of the Company. On June 23, 2023, the Company and the Second September 2022 Lender executed an agreement amending the payment terms and extending the Second September 2022 Maturity Date to December 31, 2023.

During the year ended December 31, 2024, the Company paid $45,000 towards this note.

The Company recorded a $300,000 debt discount relating to an original issue discount. The debt discount was amortized over the life of the note to accretion of debt discount and issuance cost. During the year ended December 31, 2023, the Company amortized $178,694 of the discount. As of December 31, 2023, this debt discount has been fully amortized.

As of December 31, 2024, the Loan is in default.

The Third September 2022 Loan Agreement

On September 22, 2022, the Company entered into a loan agreement (the “Third September 2022 Loan Agreement”) with a lender (the “Third September 2022 Lender”), whereby the Third September 2022 Lender issued the Company a promissory note of $365,000 (the “Third September 2022 Note”). The Company received cash proceeds of $110,762 and rolled the remaining $129,053 of principal from the Second May 2022 Loan Agreement. Pursuant to the Third September 2022 Loan Agreement, the Third September 2022 Note has a flat interest fee of $139,524, for an effective interest rate of 143%. The maturity date of the Third September 2022 Note is May 5, 2023 (the “Second September 2022 Maturity Date”). The Company is required to make weekly payments of $13,036. The Third September 2022 Note is secured by officers of the Company. On June 9, 2023, the Company and the Third September 2022 Lender executed an agreement amending the payment terms and extending the Third September 2022 Maturity Date to October 12, 2023.

The Company recorded a $300,000 debt discount relating to an original issue discount. During the year ended December 31, 2023, the Company amortized $61,358 of the discount. The debt discount is fully amortized as of December 31, 2023.

During the year ended December 31, 2024, the Company paid the remaining principal balance of this note.

The April 20 2023 Loan Agreement

On April 20, 2023, the Company entered into a loan agreement (the “April 2023 Loan Agreement”) with a lender (the “April 2023 Lender”), whereby the April 2023 Lender issued the Company a promissory note of $130,000 (the “April 2023 Note”). Pursuant to the April 2023 Loan Agreement, the April 2023 Note has an effective interest rate of 18%. The maturity date of the April 2023 Note was April 26, 2023 (the “April 2023 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the April 2023 Loan Agreement were due.

In May 2024, the April 2023 Lender agreed to extend the maturity date of the April 2023 Note until December 28, 2024 in exchange for warrants to purchase 75,560 shares of the Company’s common stock at an exercise price of $1.75, together valued at $177,560.

The May 2024 modification of the note was accounted for as a debt modification under ASC 470-50, with no gain or loss recognized and the carrying amount of the note unchanged. The fair value of the warrants issued ($177,560) was recorded as an additional debt discount. The full amount of this debt discount was amortized during the year ended December 31, 2024.

On December 30, 2024, the Lender agreed to extend the maturity date of the April 2023 Note until March 31, 2025.

During the years ended December 31, 2024 and 2023, the Company recorded $7,521 and $7,477 in interest, respectively.

This note was outstanding as of December 31, 2024.

The June 30 2023 Loan Agreement

On June 30, 2023, the Company entered into a loan agreement (the “June 30 2023 Loan Agreement”) with a lender (the “June 2023 Lender”), whereby the June 2023 Lender issued the Company a promissory note of $13,000 (the “June 2023 Note”). The maturity date of the May 2023 Note is September 30, 2023 (the “June 2023 Maturity Date”).

The note included a $2,000 debt discount, which was amortized over the life of the note and fully amortized during the year ended December 31, 2023.

On March 14, 2024, the June 2023 Lender converted $2,500 of outstanding debt and an additional $2,000 penalty into 1,287 shares of common stock, recognizing a loss on settlement of debt of $400.

The July 11, 2023 Loan Agreement

On July 11, 2023, the Company entered into a loan agreement (the “July 11 2023 Loan Agreement”) with a lender (the “July 11 2023 Lender”), whereby the July 2023 Lender issued the Company a promissory note of $300,000 (the “July 11 2023 Note”). The maturity date of the First July 2023 Note is July 10, 2024 (the “July 11 2023 Maturity Date”).

The Company recorded a $60,000 debt discount relating to an original issue discount. The Company also recorded a 10% Guaranteed Interest (equal to $30,000) deemed earned as of the issuance date. The Principal Amount and the Guaranteed Interest was due and payable in seven equal monthly payments (each, a “Monthly Payment”) of $47,142, commencing on December 11, 2023 and continuing on the 11th  day of each month thereafter (each, a “Monthly Payment Date”) until paid in full not later than July 11, 2024 (the “Maturity Date”). The Company also recorded an additional debt discount of $204,557 related to derivative liability treatment, which was fully amortized over the life of the note. As of December 31, 2024, the debt discount has been fully amortized with amortization of $132,279 in each of the years ended December 31, 2024 and 2023.

In the twelve months ended 2024, the Company paid back $165,000 against this note in cash.

During the year ended December 31, 2024, the Lender converted an aggregate of $217,100 of outstanding debt into 497,186 shares of the Company’s common stock, resulting in a total loss on settlement of debt of $123,209.

The Company incurred $29,762 and $14,219 in interest during the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024, there was no outstanding balance on this note.

The July 31 2023 Loan Agreement

On July 31, 2023, the Company entered into a loan agreement (the “July 31 2023 Loan Agreement”) with a lender (the “July 31 2023 Lender”), whereby the July 31 2023 Lender issued the Company a promissory note of $261,250 (the “July 31 2023 Note”). The maturity date of the July 31 2023 Note was April 30, 2024 (the “July 31 2023 Maturity Date”).

The Company recorded a $52,250 debt discount relating to an original issue discount and debt issuance costs of $9,000, and a $140,581 debt discount relating to the issuance of warrants with the note. An additional $28,000 debt discount was recognized in the year ended December 2024, and these discounts and issuance costs were accreted over the life of the note with amortization of $144,111 and $76,720 during the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 the discounts had been fully amortized.

The Company also accrued interest at the rate of 10% per annum on the outstanding balance of the note. The Principal Amount and the Guaranteed Interest were due and payable in six equal monthly payments (each, a “Monthly Payment”) of $45,416, commencing on November 30, 2023 and continuing on the last day of each month thereafter (each, a “Monthly Payment Date”) until paid in full not later than April 30, 2024 (the “Maturity Date”).

On July 10, 2024, the Lender converted the remaining $285,018 of outstanding debt and interest into 275,000 shares of the Company’s common stock and recognized a $93,508 loss on settlement of debt.

During the twelve months ended December 31, 2024 and 2023, the Company recorded $13,105 and $ 14,687 in interest, respectively.

The August 2023 Loan Agreement

On August 23, 2023, the Company entered into a loan agreement (the “August 2023 Loan Agreement”) with a lender (the “August 2023 Lender”), whereby the August 2023 Lender issued the Company a promissory note of $137,448 (the “August 2023 Note”). Pursuant to the August 2023 Loan Agreement, the August 2023 Note has a flat interest fee of $12,948. The maturity date of the August 2023 Note is February 20, 2025 (the “August 2023 Maturity Date”). The Company is required to make a minimum payment every 60 days of $15,272.

As of December 31, 2023, the Company paid $98,451 against this note. In the six months ended June 30, 2024, the Company paid $43,222 against principal and interest on this note, repaying this note in full.

The Company recorded $12,948 of debt discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. During the years ended December 31, 2024 and 2023, the Company amortized $4,385 and $8,563 of the discount, respectively. As of December 31, 2024, this debt discount has been fully amortized.

The September 27 2023 Loan Agreement

On September 27, 2023, the Company entered into a loan agreement (the “September 27 2023 Loan Agreement”) with a lender (the “September 27 2023 Lender”), whereby the First September 2023 Lender issued the Company a promissory note of $51,750 (the “September 27 2023 Note”). The maturity date of the First September 2023 Note was June 30, 2024 (the “September 27 2023 Maturity Date”). The Company accrued interest at the rate of 15% per annum on the outstanding balance of the note.

The Company recorded a $6,750 debt discount relating to an original issue discount and debt issuance costs of $5,000. During the years ended December 31, 2024 and 2023, the Company amortized $4,431 and $7,319 of the discount, respectively. As of December 31, 2024, this debt discount has been fully amortized.

On July 23, 2024, the Lender converted the outstanding debt on this note and the Convertible Note April 2023 Loan Agreement into a combined 171,039 shares of the Company’s common stock, and received an additional 10,461 shares of common stock as consideration.

During the years ended December 31, 2024 and 2023, the Company recorded $1,775 and $2,587 in interest, respectively.

The September 28 2023 Loan Agreement

On September 28, 2023, the Company entered into a secured loan agreement (the “September 28 2023 Loan Agreement”) with a lender (the “September 28 2023 Lender”), whereby the September 28 2023 Lender issued the Company a secured promissory note of $166,905 AUD or $107,221 United States Dollars. This note had an effective interest rate of 15%. The maturity date of the September 28 2023 Note was June 30, 2024 at which time all outstanding principal, accrued and unpaid interest and other amounts due under the First September 2023 Loan Agreement was due. The Company has the option to extend the Maturity date by 60 days at an interest rate of 19%. The loan is secured by the Australian research & development credit.

During the year ended December 31, 2024, the Company repaid the remaining balance against the note.

During the years ended December 31, 2024 and 2023, the Company recorded $13,587 and $4,430 in interest. respectively.

The January 26 Loan Agreement

On January 26, 2024, the Company entered into a promissory note agreement (the “January 26 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note in the principal amount of $15,000 (the “January 26 Note”). The maturity date of the January 26 Note was February 9, 2024. As additional consideration for entering into the January 26 Loan Agreement, the Company issued 9,000 warrants to purchase shares of the Company’s common stock.

The Company repaid $15,000 in principal on February 1, 2024, and the note was fully repaid as of that date.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $5,660 to the debt instrument (38%) and $9,340 to the warrants (62%).

The Company recorded $9,340 of debt discount over the life of the note. As of December 31, 2024, this debt discount has been fully amortized.

The January 30 Loan Agreement

On January 30, 2024, the Company entered into a promissory note agreement (the “January 30 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note of $12,000 (the “January 30 Note”). The maturity date of the January 30 Note was February 13, 2024. As additional consideration for entering in the January 30 Loan Agreement, the Company issued 7,200 warrants of the Company’s common stock. The Company repaid $12,000 in principal on February 1, 2024 and the note was fully repaid as of that date.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $5,623 to the debt instrument (47%) and $6,377 to the warrants (53%).

The Company recorded $6,377 of debt discount over the life of the note. As of December 31, 2024, this debt discount has been fully amortized.

The February 1, 2024 Loan Agreement

On February 1, 2024, the Company entered into a promissory note agreement (the “February 1, 2024 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note of $20,000 (the “February 1 Note”). As additional consideration for entering in the February 1 ,2024 Loan Agreement, the Company issued 12,000 warrants of the Company’s common stock. The original maturity date of the February 1 Note was February 14, 2024.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $9,756 to the debt instrument (49%) and $10,244 to the warrants (51%).

On February 12, 2024, the Company and Frommer executed an agreement amending the payment terms to an effective interest rate of 20% per annum accruing on the date of the amendment and extending the maturity date to April 29, 2024.

On May 6, 2024, the Company and Frommer executed an agreement extending the maturity date to December 28, 2024. In exchange, Frommer received 20,859 warrants with an exercise price of $1.75. During the twelve months ended December 31, 2024, the Company repaid in full the balance of this loan and interest of $4,974.

The Company recorded a $10,769 debt discount relating to an original issue discount and debt issuance costs of $6,377, which was amortized over the life of the note. As of December 31, 2024, this debt discount has been fully amortized.

The February 5 Loan Agreement

On February 5, 2024, the Company entered into a promissory note agreement (the “February 5 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note of $5,000 (the “February 5 Note”). The maturity date of the February 5 Note was February 26, 2024. As additional consideration for entering in the February 5 Loan Agreement, the Company issued 3,000 warrants of the Company’s common stock. The Company repaid $5,000 in principal on March 26, 2024. The note did not accrue interest.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $1,990 to the debt instrument (40%) and $3,010 to the warrants (60%).

The Company recorded $3,010 of debt discount over the life of the note. As of December 31, 2024, this debt discount has been fully amortized.

February 12 Loan Agreement

On February 12, 2024, the Company entered into a promissory note agreement (the “February 12 Loan Agreement”) with a lender (the “February 12 Lender”), whereby the February 12 Lender issued the Company a promissory note of $50,000. The effective interest rate of the February 12 Note is 5% per annum. The original maturity date of the February 12 Note was March 13, 2024.

On April 10, 2024, the Company and the February 12 Lender executed an agreement extending the maturity date to September 1, 2024. In exchange, February 12 Lender received 100,000 warrants with an exercise price of $4.00. The April amendment was accounted for as a debt modification in accordance with ASC 470-50. The fair value of the warrants issued in connection with this extension, totaling $265,000, was recorded as a debt discount and fully amortized to accretion of debt discount and issuance cost during the year ended December 31, 2024.

On July 19, 2024, the Company and the February 12 Lender executed an agreement extending the maturity date from September 1, 2024 to December 28, 2024.

On September 3, the February 12 Lender converted the remaining balance of the note to shares of Series G Preferred stock.

During the year ended December 31, 2024, the Company recorded $1,397 in interest.

The February 22 Loan Agreement

On February 22, 2024, the Company entered into a promissory note agreement (the “February 22 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note of $42,500 (the “February 22 Note”). The original maturity date of the February 22 Note was April 22, 2024. As additional consideration for entering in the February 22 Loan Agreement, the Company issued 25,500 warrants of the Company’s common stock.

The Company recorded a $22,885 debt discount relating to an original issue discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $9,239 to the debt instrument (22%) and $33,261 to the warrants (78%). As of December 31, 2024, this debt discount has been fully amortized.

On April 20 , 2024, the Company and Frommer executed an agreement amending the payment terms to an effective interest rate of 20% per annum accruing on the date of the amendment and extending the maturity date to April 28, 2024.

On May 6, 2024, the Company and Frommer executed an agreement extending the maturity date of this note and 2 other outstanding notes to December 28, 2024. In exchange for all three extensions, Frommer received 206,537 warrants with an exercise price of $1.75 and a fair value of $521,461, of which $161,653 was allocated to this note. The amendment was accounted for as a debt modification in accordance with ASC 470-50. The fair value of the warrants issued in connection with this extension, totaling $217,799, was recorded as a debt discount and fully amortized to interest expense during the year ended December 31, 2024

On December 30, 2024, the Lender restructured the note with the Company into a new note (see The December 30 2024 Loan Agreement). The balance of the note at the time of restructuring was $22,622.

The Company recognized $599 as a gain on extinguishment of debt.

During the year ended December 31, 2024, this note recorded interest of $6,746.

The March 26 Loan Agreement

On March 26 2024, the Company entered into a promissory note agreement (the “March 26 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note of $50,000 (the “March 26 Note”). The original maturity date of the March 26 Note was April 26, 2024. As additional consideration for entering in the March 26 Loan Agreement, the Company issued 30,000 warrants of the Company’s common stock.

The Company recorded a $26,923 debt discount relating to an original issue discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $13,000 to the debt instrument (26%) and $37,000 to the warrants (74%). As of December 31, 2024, this debt discount has been fully amortized.

On April 22, 2024, the Company and Frommer executed an agreement amending the payment terms to a default interest rate of 20% per annum and extending the maturity date to May 6, 2024.

On May 6, 2024, the Company and Frommer executed an agreement extending the maturity date of this note and 2 other outstanding notes to December 28, 2024. In exchange for all three extensions, Frommer received 206,537 warrants with an exercise price of $1.75 and a fair value of $521,461, of which $312,876 was allocated to this note. The amendment was accounted for as a debt modification in accordance with ASC 470-50. The fair value of the warrants issued in connection with this extension, was recorded as a debt discount and fully amortized to interest expense during the year ended December 31, 2024.

The Company recognized $309 as a loss on extinguishment of debt.

On December 30, 2024, the Lender restructured the note with the company into a new note and completed this note (see The December 30 2024 Loan Agreement). The balance of the note at the time of restructuring was $86,992, including interest.

During the year ended December 31, 2024, this note recorded interest of $11,760.

The April 5th, 2024 Loan Agreement

On April 5, 2024, the Company entered into a promissory note agreement (the “April 5 Loan Agreement”) with a lender (“April 5 lender”), whereby the April 5 lender issued the Company a promissory note of $56,250 (the “April 5 Note”). The original maturity date of the April 5 Note is February 15, 2025. This note has a flat interest fee of 15%.

The Company recorded a $11,250 debt discount relating to an original issue discount and debt issuance costs of $5,000. The debt discount is being accreted over the life of the note. The debt discount is $2,366 as of December 31, 2024.

On December 4, 2024, the Lender agreed to extend the note’s maturity date to March 31, 2025.

During the year ended December 31, 2024, this note recorded interest of $7,209. This note was outstanding as of December 31, 2024.

The May 3rd, 2024 Loan Agreement

On May 3, 2024, the Company entered into a promissory note agreement (the “May 3 Loan Agreement”) with a lender (“May 3 lender”), whereby the May 3 lender issued the Company a convertible promissory note of $60,000 (the “May 3rd Note”). This note does not accrue interest. The May 3 Note has a maturity date of May 3, 2025.

The Company recorded a $24,600 debt discount relating to an original issue discount and debt issuance costs of $2,400. The debt discount is being accreted over the life of the note. The debt discount is $9,099 as of December 31, 2024.

During the year ending December 31, 2024, the Company paid $38,511 in principal towards this note.

As of December 31, 2024, this note remains outstanding.

The May 6th Loan Agreement

On May 6, 2024, the Company entered into a promissory note agreement (the “May 6 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note of $7,000 (the “May 6 Note”). As additional consideration for entering in the May 6 Loan Agreement, the Company issued 12,000 warrants of the Company’s common stock. The original maturity date of the May 6 Note was May 7, 2024. This note has a flat interest fee of $500.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $1,471 to the debt instrument (21%) and $5,529 to the warrants (79%).The Company recorded a $5,529 debt discount relating to the warrants, which was amortized over the life of the note to accretion of debt discount and issuance cost. As of December 31, 2024, this debt discount has been fully amortized.

The Company recognized $500 as a gain on extinguishment of debt upon the repayment of this note related to the forgiveness of the $500 interest fee.

The May 28 Loan Agreement

On May 28, 2024, the Company entered into a loan agreement (the “May 28 Loan Agreement”) with a lender (the “May 28 Lender”), whereby the May 28 Lender issued the Company a promissory note of $65,944 (the “May 28 Note”). The maturity date of the May 28 Note is November 26, 2025 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $7,327. This note did not accrue interest. This note had an original issue discount of $9,144.

The Company recorded $9,144 of debt discount over the life of the note. As of December 31, 2024, this debt discount has been fully amortized.

During the year ended December 31, 2024, the Company repaid $65,944 towards the balance of this note and $39,678 in interest.

The May 31, 2024 Loan Agreement

On May 31, 2024, the Company entered into a promissory note agreement (the “May 31 Loan Agreement”) with a lender (the “May 31 Lender”) whereby the May 31 Lender issued the Company a promissory note in the amount of $60,000. The Maturity Date of the note is May 31, 2025. The Company recorded debt issuance costs of $1,800 for an original issue discount. The principal of the note shall be due and payable in full on the Maturity Date.

This note has a flat interest fee of 15%. During the year ended December 31, 2024, this note accrued interest of $5,101.

The Company recorded debt issuance costs of $1,800. The debt discount is being accreted over the life of the note. The debt discount is $745 as of December 31, 2024.

During the year ended December 31, 2024, the Company repaid $3,000 towards the balance of this note.

As of December 31, 2024, the note remains outstanding.

The June 13th Loan Agreement

On June 13, 2024, the Company entered into a promissory note agreement (the “June 13 Loan Agreement”) with Jeremy Frommer, whereby Frommer issued the Company a promissory note of $7,500 (the “June 13 Note”). As additional consideration for entering in the June 13 Loan Agreement, the Company issued 12,787 warrants of the Company’s common stock. The original maturity date of the June 13 Note was July 13, 2024. This note has a flat interest fee of $500.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $2,118 to the debt instrument (28%) and $5,382 to the warrants (72%).

On September 20, 2024, the Company and Frommer executed an agreement extending the maturity date of this note to December 28, 2024 for no additional consideration. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On December 30, 2024, the Lender restructured the note with the company into the December 30, 2024 Loan Agreement and completed this note (see The December 30 2024 Loan Agreement). The balance of the note at the time of restructuring was $8,000 including interest. The Company recognized $700 as a loss on extinguishment of debt related to the payment of $1,200 in interest, which exceeded the amount of interest accrued by $700.The Company recorded $5,382 of debt discount over the life of the note. As of December 31, 2024, this debt discount has been fully amortized.

During the year ended December 31, 2024, this note recorded interest of $500.

The August 20th, 2024 Loan Agreement

On August 20, 2024, the Company entered into a loan agreement (the “August 20 Loan Agreement”) with a lender (the “August 20 Lender”), whereby the August 20 Lender issued the Company a promissory note of $15,415 (the “August 20 Note”). The maturity date of the August 20 Note is February 17, 2025 (the “Maturity Date”).

The Company recorded debt issuance costs of $1,615. The debt discount is being accreted over the life of the note. The debt discount is $428 as of December 31, 2024.

During the year ended December 31, 2024, the Company repaid $770 towards the balance of this note.

The October 18, 2024 Loan Agreement

On October 18, 2024, the Company entered into a loan agreement (the “October 18 Loan Agreement”) with a lender (the “October 18 Lender”), whereby the October 18 Lender issued the Company a promissory note of $43,041 (the “October 18 Note”). The maturity date of the October 18 Note is April 18, 2025 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,782. The note does not accrue interest.

The Company recorded debt issuance costs of $3,841. The debt discount is being accreted over the life of the note. The debt discount is $3,364 as of December 31, 2024.

During the year ended December 31, 2024, the Company repaid $21,455 towards this note.

The December 19, 2024 Loan Agreement

On December 19, 2024, the Company entered into a loan agreement (the “December 19 Loan Agreement”) with a lender (the “December 19 Lender”), whereby the December 19 Lender issued the Company a promissory note of $12,060 (the “December 19 Note”). The maturity date of the December 19 Note was December 27, 2024 (the “Maturity Date”). As consideration for entering in the December 19 Loan Agreement, the Company issued 60,300 warrants of the Company’s common stock. This note has a flat interest fee of $500.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $3,998 to the debt instrument (33%) and $8,062 to the warrants (67%).The Company recorded $8,062 of debt discount over the life of the note. As of December 31, 2024, this debt discount has been fully amortized. The Company recognized $500 as a gain on extinguishment of debt related to the forgiveness of the $500 interest fee.

During the year ended December 31, 2024, the Company repaid $12,060 towards this note. This note was completed as of December 31, 2024.

The December 30, 2024 Loan Agreement

On December 30, 2024, the Company entered into a Loan Agreement with Jeremy Frommer, where the Company consolidated the outstanding notes with Mr. Frommer (the February 22 Loan Agreement, the March 26 Loan Agreement, and the June 13 Loan Agreement). The Company issued the promissory note with a principal amount of $117,614, the sum of the balances of the three consolidated notes. The note has a maturity date of March 31, 2025.

The Company accrues interest at the rate of 20% per annum on the outstanding balance of the note. During the years ended December 31, 2024, this note recorded interest of $64.

As of December 31, 2024, the note remains outstanding.

Note 6 – Convertible Notes Payable

Convertible notes payable as of December 31, 2024 and December 31, 2023 is as follows:

	Outstanding Principal as of	Outstanding Principal as of					Warrants Granted
Note Name	December 31, 2024	December 31, 2023	Interest Rate	Conversion Price		Maturity Date	Quantity	Exercise Price
The First May 2022 Convertible Note Offering	$–	$495,000	18%	$1,000	(*)	Nov 2022	4,000	$ 1,500 – $3,000
The Second May 2022 Convertible Note Offering	–	495,000	18	1,000	(*)	Nov 2022	4,000	$ 1,500 – $3,000
The July 2022 Convertible Note Offering	–	1,756,159	18	5.00	(*)	Mar 2023	4,300	$5
The December 2022 Convertible Loan Agreement	–	250,000	–	12.50	(*)	Apr 2023	1,125	$100
The January 2023 Convertible Loan Agreement	–	847,500	–	12.50	(*)	Jun 2023	–	–
The February 2023 Convertible Loan Agreement	–	1,387,500	–	12.50	(*)	Jun 2023	–	–
The April 2023 Loan Agreement	–	65,167	10		(*)	Apr 2024	–	–
The May 16 2023 Loan Agreement	–	213,878	10	5.00		Apr 2024	4,400	$63
The May 24 2023 Loan Agreement	–	31,146	10		(*)	Feb 2024	–	–
The June 2023 Loan Agreement	–	50,600	–	5.00	(*)	Dec 2023	173	$100
The July 2023 Loan Agreement	–	143,000	10		(*)	Jul 2024	–	–
The October 2023 Loan Agreement	–	111,111	–	8.00	(*)	Oct 2024	–	–
The March 13, 2024 Loan Agreement	1,100,000	–	10	8.50	(*)	Sep 2025	–	–
The First April 2nd Loan Agreement	105,370	–	–	2.50		Jul 2025	11,112	$5
The November 22, 2024 Loan Agreement	30,000	–	18	1.00	(*)	Jul 2025	120,000	$0.87
	1,235,370	5,846,061
Less: Debt Discount	(19,213)	(323,887)
Less: Debt Issuance Cost	–	–
Total	$1,216,158	$5,535,111

(*)	As subject to adjustment as further outlined in the notes

The May 2022 Convertible Note Offering

During May of 2022, the Company conducted two closings of a private placement offering to accredited investors (including the The First May 2022 Convertible Note Offering and The Second May 2022 Convertible Note Offering, collectively “The May 2022 Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors (the “May 2022 Investors”) for aggregate gross proceeds of $4,000,000. The May 2022 convertible notes are convertible into shares of the Company’s common stock, par value $.001 per share, at a conversion price of $1,000 per share. As additional consideration for entering in the May 2022 Offering, the Company issued 8,000 warrants of the Company’s common stock. Both notes matured on November 30, 2022.

The Company recorded a $1,895,391 debt discount relating to 8,000 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The Company recorded a $399,964 debt discount relating to an original issue discount and $125,300 of debt issuance costs related to fees paid to vendors relating to the offering. The debt discount was amortized over the life of the note and was fully amortized prior to December 31, 2023.

On September 2, 2022, the Company went into default on these notes. As part of the default terms the Company owed 110% of the principal outstanding and the notes accrued interest at a rate of 18%.

On September 15, 2022, the Company and May 2022 Investors agreed to forgive default interest and extend the maturity date to March 31, 2023, for a reduced conversion price of $100 for the convertible notes and warrants. Since the present value of the cash flows of the new and old debt were more than 10% different, the Company used extinguishment accounting. As part of the agreement, the Company recognized $1,083,684 as a loss on extinguishment of debt due to the remaining debt discount and recognized $331,861 as a gain on extinguishment of debt due to the forgiveness of interest. The Company also recognized an additional $75,610 of debt discount from the change in relative fair value on the warrants, which was fully amortized in 2023.

On March 13, 2024, the Company entered into a separate restructuring agreement with the remaining May 2022 Investors, converting the principal balances into the March 13 Loan Agreement and recognizing a $148,907 gain on settlement of debt for each note, or a total gain of $297,814, related to the forgiveness of interest.

The July 2022 Convertible Note Offering

During July of 2022, the Company conducted multiple closings of a private placement offering to 10 accredited investors (the “July 2022 Convertible Note Offering”) of units of the Company’s securities by entering into subscription agreements with “accredited investors” (the “July 2022 Investors”) for aggregate gross proceeds of $2,150,000. The July 2022 convertible notes are convertible into shares of the Company’s common stock, par value $.001 per share at a conversion price of $1,000 per share. As additional consideration for entering in the July 2022 Convertible Note Offering, the Company issued 4,300 warrants of the Company’s common stock. The July 2022 Convertible Note matures on November 30, 2022.

The Company recorded a $863,792 debt discount relating to 4,300 warrants issued to investors based on the relative fair value of each equity instrument on the dates of issuance. The Company recorded a $214,981 debt discount relating to an original issue discount. The debt discount was amortized over the life of the note.

On September 2, 2022, the Company went into default on these notes. As part of the default terms the Company owes 110% of the principal outstanding and the notes accrue interest at a rate of 18%.

On September 15, 2022, the Company and the July Investors agreed to forgive default interest and extend the maturity date to March 31, 2023, for a reduced conversion price of $100 for the convertible notes and warrants. Since the present value of the cash flows of the new and old debt were more than 10% different, the Company used extinguishment accounting. As part of the agreement the Company recognized $339,594 as loss on extinguishment of debt due to the remaining debt discount and recognized $230,162 as a gain on extinguishment of debt due to the forgiveness of interest.

During the year ended December 31, 2023, the Company repaid $1,785,686 in principal in cash and investors converted $259,285 in principal into shares of the Company’s common stock.

During the year ended December 31, 2024, all July 2022 Investors converted all outstanding note amounts into the Company’s Preferred Series F stock. The Company recognized a $305,136 gain on settlement of debt. During the year ended December 31, 2024, the notes collectively accrued $74,469 in interest.

The December 2022 Convertible Loan Agreement

On December 12, 2022, the Company entered into a loan agreement (the “December 2022 Loan Agreement”) with a lender (the “December 2022 Lender”), whereby the December 2022 Lender issued the Company a promissory note of $750,000 (the “December 2022 Note”). Pursuant to the December 2022 Loan Agreement. The maturity date of the December 2022 Note is April 24, 2023 (the “Third October 2022 Maturity Date”).

The Second October 2022 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $100.

The Company recorded a $241,773 debt discount relating to an original issue discount and $508,227 relating to the beneficial conversion feature. The debt discount is being amortized over the life of the note. The Company amortized $642,857 during the year ended December 31, 2023.

During the year ended December 31, 2023, the December 2022 Lender converted $500,000 into 5,000 shares of the Company’s common stock and recorded $7,397 of interest.

On October 6, 2023, the Company entered into a restructuring agreement with the December 2022 Lender whereby the maturity date was extended to February 28, 2024 And the conversion price was lowered to $12.50.

On February 12, 2024, the December 2022 Lender converted $250,000 of this note into the Company’s Preferred Series F stock, completing the note.

During the year ended December 31, 2024, the note recorded $2,671 in interest.The Company recorded $27,603 as a gain on extinguishment of debt related to the forgiveness of all accrued interest at the time of conversion.

The January 2023 Loan Agreement

On January 13, 2023, the Company entered into a loan agreement (the “January 2023 Loan Agreement”) with a lender (the “January 2023 Lender”), whereby the January 2023 Lender issued the Company a promissory note of $847,500 (the “January 2023 Note”). The maturity date of the January 2023 Note is June 13, 2023 (the “January 2023 Maturity Date”).

The January 2023 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $100.

The Company recorded a $847,500 debt discount relating to a $97,500 original issue discount and $750,000 relating to the fair value of the embedded derivative components of the note. The debt discount was being accreted over the life of the note to accretion of debt discount and issuance cost. The Company expensed $847,500 in the year ending December 31, 2023 as a result of the amortization of the debt discount..

On October 6, 2023, the Company entered into a restructuring agreement with the January 2023 Lender whereby the maturity date was extended to February 28, 2024 and the conversion price was lowered to $12.50.

On February 12, 2024, the December 2022 Lender converted $750,000 of this note into the Company’s Preferred Series F stock, completing the note.

The Company recorded $97,500 as a gain on extinguishment of debt relating to the forgiveness of the original issuance discount upon conversion.

The February 2023 Loan Agreement

On February 1, 2023, the Company entered into a loan agreement (the “February 2023 Loan Agreement”) with a lender (the “February 2023 Lender”), whereby the February 2023 Lender issued the Company a promissory note of $1,387,500 (the “February 2023 Note”). The maturity date of the February 2023 Note was August 1, 2023 (the “February 2023 Maturity Date”).

The February 2023 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $100.

The Company recorded a $1,387,500 debt discount relating to a $137,500 original issue discount and $1,250,000 relating to the fair value of embedded derivative components of the note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost. The Company expensed $1,387,500 in 2023 as a result of the amortization of the debt discount.

On October 6, 2023, the Company entered into a restructuring agreement with the February 2023 Lender whereby the maturity date was extended to February 28, 2024.

On February 12, 2024, the December 2022 Lender converted $1,250,000 of this note into the Company’s Preferred Series F stock, completing the note.

The Company recorded $137,500 as a gain on extinguishment of debt relating to the forgiveness of the original issuance discount upon conversion.

The April 2023 Loan Agreement

On April 24, 2023, the Company entered into a loan agreement (the “April 24 2023 Loan Agreement”) with a lender (the “April 24 2023 Lender”), whereby the April 24 2023 Lender issued the Company a promissory note of $109,500 (the “April 24 2023 Note”). Pursuant to the April 24 2023 Loan Agreement, the April 24 2023 Note has an interest rate of 10%. The maturity date of the April 2023 Note is April 24, 2024 (the “April 24 2023 Maturity Date”).

On October 21, 2023, the April 2023 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to 65% of the lowest trading price of the Company’s common stock on the ten-trading day immediately preceding the date of the respective conversion. The Company recorded a $88,065 debt discount relating to a $5,000 original issue discount and $83,065 relating to the fair value of embedded derivative components of the note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost. The Company expensed $58,710 during the years ended December 31, 2024 and 2023, respectively, as a result of the amortization of the debt discount.

On July 23, 2024, the Lender converted the remainder of this note and the September 27 2023 Note into a combined 171,039 shares of the Company’s common stock, and received an additional 10,461 shares of common stock as consideration.

During the year ended December 31, 2024, the note accrued $3,624 in interest. The debt discount is fully amortized as of December 31, 2024. The Company recorded $77,631 as a loss on extinguishment of debt related to the value of common stock issued for conversion exceeding the remaining note value.

The May 16 2023 Loan Agreement

On May 16, 2023, the Company entered into a loan agreement (the “First May 2023 Loan Agreement”) with a lender (the “First May 2023 Lender”), whereby the First May 2023 Lender issued the Company a promissory note of $275,000 (the “First May 2023 Note”). Pursuant to the First May 2023 Loan Agreement, the First May 2023 Note has an interest rate of 10%. The maturity date of the First May 2023 Note is May 16, 2024 (the “First May 2023 Maturity Date”). As additional consideration for entering in the First May 2022 Loan Agreement, the Company issued 4,400 warrants of the Company’s common stock with a relative fair value of $90,349 and 750 restricted shares of the Company’s common stock with a relative fair value of $16,090.

The First May 2023 Note was convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) at a price of $37.50 per share.

The Company recorded a $275,000 debt discount relating to a $60,000 original issue discount and $215,000 relating to the fair value of embedded derivative components of the note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost. In the years ended December 31, 2024 and 2023, the Company expensed $183,333 and $91,667, respectively, as a result of the amortization of the debt discount.

On July 2, 2024, the Lender converted the remaining $278,178 of outstanding debt and interest into 231,815 shares of the Company’s common stock.

During the year ended December 31, 2024, the note recorded $9,890 in interest. The debt discount is fully amortized as of December 31, 2024. The Company recorded $37,158 as a loss on extinguishment of debt related to the value of interest paid via conversion exceeding the amount previously accrued.

The May 24 2023 Loan Agreement

On May 24, 2023, the Company entered into a loan agreement (the “May 24 2023 Loan Agreement”) with a lender (the “May 24 2023 Lender”), whereby the Second May 2023 Lender issued the Company a promissory note of $86,250 (the “May 24 2023 Note”). Pursuant to the Second May 2023 Loan Agreement, the Second May 2023 Note has an interest rate of 10%. The maturity date of the Second May 2023 Note is February 23, 2024 (the “May 24 2023 Maturity Date”). Beginning June 30, 2023, the Company is required to make 9 monthly payments of $11,021.

At any time following an event of default, the Second May 2023 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to 61% of the lowest trading price of the Company’s common stock in the twenty-trading day immediately preceding the date of the respective conversion.

The Company recorded a $61,363 debt discount relating to an $11,250 original issue discount and $50,113 relating to the fair value of embedded derivative components of the note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost. The Company expensed $13,636 in 2024 and $61,363 in 2023 as a result of the amortization of the debt discount.

During the year ended December 31, 2024, the note recorded $811 in interest. The Company recorded $976 as a gain on extinguishment of debt due to the value of interest paid being less than the amount previously accrued. During the year ended December 31, 2024, the Company repaid this note in full.

The June 23 2023 Loan Agreement

On June 23, 2023, the Company entered into a loan agreement (the “June 2023 Loan Agreement”) with Jeremy Frommer, the Company’s CEO, whereby Mr. Frommer issued the Company a promissory note of $86,100 (the “June 2023 Note”). Pursuant to the June 2023 Loan Agreement, the June 2023 Note has an effective interest rate of 18%. The maturity date of the June 2023 Note is December 23, 2023 (the “June 2023 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the June 2023 Loan Agreement were due. The June 2023 Note is convertible into the Company’s common stock at a price of $5.00 per share. Mr. Frommer was also issued 173 warrants with an exercise price of $20 and a relative fair value of $3,076. See Note 9 – Stockholders’ Equity for further detail on warrant issuances. During the year ended December 31, 2023, the Company repaid $35,000 in principal.

The Company recorded a $3,076 debt discount relating to an original issue discount, which was fully amortized during the year ended December 31, 2023..

During the year ended December 31, 2024, the Company repaid this note in full. The Company recorded $3,158 as a loss on extinguishment of debt due to the value of interest paid being less than the amount previously accrued.

The July 2023 Loan Agreement

On July 27, 2023, the Company entered into a loan agreement (the “July 2023 Loan Agreement”) with a lender (the “July 2023 Lender”), whereby the July 2023 Lender issued the Company a promissory note of $143,000 (the “July 2023 Note”). Pursuant to the July 2023 Loan Agreement, the July 2023 Note has an interest rate of 10%. The maturity date of the July 2023 Note is July 24, 2024 (the “July 2023 Maturity Date”).

On October 21, 2023, the July 2023 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to 65% of the lowest trading price of the Company’s common stock on the ten-trading day immediately preceding the date of the respective conversion.

The Company recorded a $143,000 debt discount relating to the fair value of embedded derivative components of the note. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost. The Company expensed $83,417 in 2024 and $59,583 in 2023 as a result of the amortization of the debt discount.

On July 23, 2024, the Lender converted the remaining $143,000 of outstanding debt on this note and one other outstanding note into a combined 171,039 shares of the Company’s common stock, and received an additional 10,461 shares of common stock as consideration.

During the year ended December 31, 2024, the note accrued $627 in interest. The debt discount is fully amortized as of December 31, 2024. The Company recorded $2,932 as a loss on extinguishment of debt related to the difference between the value of common stock issued for conversion and the remaining note value.

The October 2023 Loan Agreement

On October 31, 2023, the Company entered into a loan agreement (the “October 2023 Loan Agreement”) with a lender (the “October 2023 Lender”) whereby the October 2023 Lender issued the Company a promissory note of $111,111 (the “October 2023 Note”). The maturity date of the October 2023 Note is October 31, 2024 (the “October 2023 Maturity Date”).

The Company recorded a $111,111 debt discount relating to an original issue discount, issuance costs, and derivative liability. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost. The Company expensed $92,593 in 2024 and $18,519 in 2023 as a result of the amortization of the debt discount.

During the three months ended March 31, 2024, the October 2023 lender converted $35,860 of the amounts owed under the note into the Company’s common stock and the Company accrued $2,740 in interest.

On July 29, 2024, the October 2023 lender converted the remaining $98,309 of outstanding debt and interest to 81,924 shares of the Company’s common stock.

During the year ended December 31, 2024, the note recorded $4,330 in interest. The Company recorded $21,042 as a loss on extinguishment of debt due to the value of interest paid being less than the amount previously accrued.

The February 20, 2024 Loan Agreement

On February 20, 2024, the Company entered into a promissory note agreement (the “February 20 Loan Agreement”) with a lender (the “February 20 Lender”), whereby the February 20 Lender issued the Company a promissory note of $50,000. The interest rate of the February 20 Note is 5%. The maturity date of the February 20 Note is August 20, 2024. As additional consideration for entering in the February 20 Loan Agreement, the Company issued 16,667 warrants of the Company’s common stock. The February 20 Loan Agreement is convertible into the Company’s common stock at a price of $3.00 per share.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $15,792 to the debt instrument (32%) and $34,208 to the warrants (68%). The Company recorded $34,208 of debt discount relating to the issuance of warrants, which was amortized over the life of the note to accretion of debt discount. The debt discount is fully amortized as of December 31, 2024.

On July 19, 2024, the Company and the February 20 Lender executed an agreement extending the maturity date from August 30, 2024 to December 31, 2024 for no additional consideration. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On September 3, the February 20 Lender converted the total balance of the note to shares of Series G Preferred stock. The Company recognized $1,342 as a gain on extinguishment of debt due to the fair value of shares issued exceeding the remaining note value.

During the year ended December 31, 2024, the note recorded $1,342 in interest.

The March 11 Loan Agreement

On March 11, 2024, the Company entered into a convertible note agreement (the “March 11 Loan Agreement”) with a lender (the “March 11 Lender”), whereby the March 11 Lender issued the Company a convertible promissory note $100,000. The interest rate of the March 11 Note is 5%. The maturity date of the March 11 Note is July 11, 2024. As additional consideration for entering in the March 11 Loan Agreement, the Company issued 20,000 warrants of the Company’s common stock. The March 11 Loan Agreement is convertible into the Company’s common stock at a price of $3.00 per share.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $45,461 to the debt instrument (45%) and $54,539 to the warrants (55%). The Company accreted $54,539 of debt discount relating to an original issue discount, which was amortized over the life of the note to accretion of debt discount. The debt discount is fully amortized as of December 31, 2024.

On July 19, 2024, the Company and the March 11 Lender executed an agreement extending the maturity date from July 11, 2024 to December 28, 2024 for no additional consideration. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On September 3, 2024 the March 11 Lender converted the balance of the note to shares of Series G Preferred stock. During the year ended December 31, 2024, the note recorded $2,411 in interest. The Company recorded $2,411 as a gain on extinguishment of debt due to the remaining value of the note exceeding the value of the shares issued for conversion.

The March 13 Loan Agreement

On March 13, 2024, the Company entered into a restructuring agreement with two of the remaining holders of the May 2022 Convertible Notes (the “First March 13 Loan Agreement”). As part of the agreement, the principal balance of the notes, each $495,000, was combined into a single note and increased to $1,100,000 and the conversion price was reduced to $8.50 per share. The notes accrue interest at a rate of 10% per annum for the first 12 months following closing and 15% thereafter, with interest payable monthly in cash beginning April 15, 2024. The maturity date was extended to 18 months from the date of closing.

As additional consideration for the exchange, the Company cancelled all Series C and Series D Warrants held by the noteholders and issued preferred shares convertible into 30,000 shares of the Company’s common stock. The Company also granted the noteholders a first-priority security interest in all of its assets and those of its subsidiaries.

Since the present value of the cash flows of the new and old debt were more than 10% different, the Company used extinguishment accounting under ASC 470-50. As part of the agreement, the Company recognized a $110,000 loss on extinguishment of debt due to the additional principal and a $148,907 gain on extinguishment of debt due to the forgiveness of accrued interest.

During the year ended December 31, 2024, the note recorded $88,301 in interest.

The March 22 Loan Agreement

On March 22, 2024, the Company entered into a convertible note agreement (the “March 22 Loan Agreement”) with a lender (the “March 22 Lender”), whereby the March 22 Lender issued the Company a convertible promissory note $75,000. The interest rate of the March 22 Note is 5%. The maturity date of the March 22 Note is July 22, 2024. As additional consideration for entering in the March 22 Loan Agreement, the Company issued 15,000 warrants of the Company’s common stock. The March 22 Loan Agreement is convertible into the Company’s common stock at a price of $2.75 per share.

On July 19, 2024, the Company and the March 22 Lender executed an agreement extending the maturity date from July 22, 2024 to December 28, 2024 for no additional consideration. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On September 3, the March 22 Lender converted the remaining balance of the note to shares of Series G Preferred stock. The Company recorded $12,069 as a gain on extinguishment of debt related to the forgiveness of interest at the time of conversion.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $34,096 to the debt instrument (45%) and $40,904 to the warrants (55%). The Company recorded $40,904 of debt discount relating to the warrants, which was amortized over the life of the note to accretion of debt discount. The debt discount is fully amortized as of December 31, 2024. During the year ended December 31, 2024, the note recorded $12,069 in interest.

The First April 2nd Loan Agreement

On April 2, 2024, the Company entered into a loan agreement (the “First April 2 Loan Agreement”) with a lender (the “First April 2 Lender”), whereby the First April 2 Lender issued the Company a promissory note of $55,556 (the “First April 2 Note”). The maturity date of the First April 2 Note is October 2, 2024 (the “Maturity Date”). The First April 2 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $2.50. As additional consideration for entering in the First April 2 Loan Agreement, the Company issued 11,112 warrants of the Company’s common stock. The Company recorded a $5,556 debt discount relating to an original issue discount. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $31,210 to the debt instrument (56%) and $24,346 to the warrants (44%). The Company recorded $14,951 of debt discount relating to an original issue discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of December 31, 2024.

On October 15, 2024 the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to April 2, 2025. As consideration for the exchange, the Company agreed to increase the principal to $108,970, which was inclusive of all penalty principal additions and original issue discounts. The amendment was accounted for as a debt modification in accordance with ASC 470-50. As part of the agreement, the Company is required to make monthly payments of $1,800 towards the balance of the note. During the twelve months ended December 31, 2024, the Company paid $3,600 towards this note.

This note was outstanding as of December 31, 2024.

The Second April 2nd Loan Agreement

On April 2, 2024, the Company entered into a loan agreement (the “Second April 2 Loan Agreement”) with a lender (the “Second April 2 Lender”), whereby the Second April 2 Lender issued the Company a promissory note of $27,778 (the “Second April 2 Note”). The maturity date of the Second April 2 Note is October 2, 2024 (the “Maturity Date”). The Second April 2 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $2.50. The Company recorded a $2,778 debt discount relating to an original issue discount.

On November 21, 2024, the Lender converted the balance of the note to shares of Series G Preferred stock.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $15,605 to the debt instrument (56%) and $12,173 to the warrants (44%). The Company recorded $14,951 of debt discount and the original discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of December 31, 2024.

The Third April 2nd Loan Agreement

On April 2, 2024, the Company entered into a loan agreement (the “Third April 2 Loan Agreement”) with a lender (the “Second April 2 Lender”), whereby the Second April 2 Lender issued the Company a promissory note of $27,778 (the “Second April 2 Note”). The maturity date of the Second April 2 Note is October 2, 2024 (the “Maturity Date”). The Second April 2 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $2.50. The Company recorded a $2,778 debt discount relating to an original issue discount.

On August 29, 2024, the Second April 2 Lender converted the remaining balance of the note to shares of Series G Preferred stock.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $15,605 to the debt instrument (56%) and $12,173 to the warrants (44%). The Company recorded $14,951 of debt discount relating to the warrants and the original issue discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of December 31, 2024.

The Fourth April 2nd Loan Agreement

On April 2, 2024, the Company entered into a loan agreement (the “Fourth April 2 Loan Agreement”) with a lender (the “Second April 2 Lender”), whereby the Second April 2 Lender issued the Company a promissory note of $27,778 (the “Second April 2 Note”). The maturity date of the Second April 2 Note is October 2, 2024 (the “Maturity Date”). The Second April 2 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $2.50. The Company recorded a $2,778 debt discount relating to an original issue discount.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $15,605 to the debt instrument (56%) and $12,173 to the warrants (44%). The Company recorded $14,951 of debt discount relating to an original issue discount and the warrants, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of December 31, 2024.

On August 27, 2024, the Third April 2 Lender converted the balance of the note to shares of Series G Preferred stock.

The April 12th Loan Agreement

On April 12, 2024, the Company entered into a promissory note agreement (the “April 12 Loan Agreement”) with a lender (“April 12 lender”), whereby the April 12 lender issued the Company a convertible promissory note of $50,000 (the “April 12 Note”). The April 12 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $2.50. As additional consideration for entering in the April 12th Loan Agreement, the Company issued 40,000 warrants of the Company’s common stock. The original maturity date of the April 12 Note was August 12, 2024. On July 19, 2024, the Lender agreed to extend the maturity date to December 31, 2024. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $19,009 to the debt instrument (38%) and $30,991 to the warrants (62%). The Company recorded $30,991 of debt discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of December 31, 2024. During the year ended December 31, 2024, the note recorded $3,603 in interest.

On September 3, the April 12th Lender converted the balance of the note to shares of Series G Preferred stock.

The November 22nd Loan Agreement

On November 22, 2024, the Company entered into a promissory note agreement (the “November 22 Loan Agreement”) with a lender (“November 22 lender”), whereby the November 22 lender issued the Company a convertible promissory note of $30,000 (the “November 22 Note”) with an original issuance discount of $5,000. The November 22 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $1.00, or the lesser of and the lowest per-share amount of any financing consummated after the date of the Agreement. As additional consideration for entering in the November 22 Loan Agreement, the Company issued 120,000 warrants of the Company’s common stock. The original maturity date of the November 22 Note is March 22, 2025.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,537 to the debt instrument (22%) and $24,463 to the warrants (78%).

During the year ended December 31, 2024, the Company recorded a $29,463 debt discount relating to an original issue discount and the issuance of warrants, which is being amortized over the life of the note to accretion of debt discount and issuance cost. As of December 31, 2024, the debt discount was $19,213. During the year ended December 31, 2024, the note recorded $577 in interest.

As of December 31, 2024, the note remains outstanding.

Note 7 – Related Party

Officer compensation

During the years ended December 31, 2024 and 2023, the Company paid $153,004 and $166,018, respectively for living expenses for officers of the Company under general and administrative expenses.

Note 8 – Derivative Liabilities

The Company has identified derivative instruments arising from convertible notes that have an option to convert at a variable number of shares in the Company’s convertible notes payable during the year ended December 31, 2023. For the terms of the conversion features see Note 6. The Company had no derivative assets measured at fair value on a recurring basis as of December 31, 2024.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding Equity Line of Credit and for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations and comprehensive loss.

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note adjusted to be on a continuous return basis to align with the Monte Carlo simulation model and binomial model.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility based on the company’s historical stock prices with a look back period commensurate with the period to maturity.

Expected term: The Company’s remaining term is based on the remaining contractual maturity of the convertible notes.

The following are the changes in the derivative liabilities during the years ended December 31, 2024 and 2023.

	Years Ended December 31, 2024 and 2023
	Level 1	Level 2	Level 3	Total
Derivative liabilities as January 1, 2023	$-	$-	$-	$-
Addition	-	-	12,580,708	12,580,708
Changes in fair value	-	-	(4,744,187)	(4,744,187)
Extinguishment	-	-	-	-
Derivative liabilities as December 31, 2023	-	-	$7,836,521	$7,836,521
Addition	-	-	-	-
Changes in fair value	-	-	6,370,621	6,370,621
Extinguishment	-	-	1,465,900	1,465,900
Derivative liabilities as December 31, 2024	$-	$-	$-	$-

Note 9 – Stockholders’ Equity

Shares Authorized

The Company is authorized to issue up to one billion, five hundred and twenty million (1,520,000,000) shares of capital stock, of which one billion five hundred million (1,500,000,000) shares are designated as common stock, par value $0.001 per share, and twenty million (20,000,000) are designated as preferred stock, par value $0.001 per share.

Equity Line of Credit

On October 20, 2022, the Company entered into a common stock purchase agreement (the “Equity Line of Credit”) with an otherwise unaffiliated third party (the “Investor”). Pursuant to the terms of the Equity Line of Credit, for a period of thirty-six (36) months commencing on the trading day immediately following the date of effectiveness of the Registration Statement, the Investor can purchase up to $15,000,000 of the Company’s common stock, par value $0.001 per share, pursuant to drawdown notices, covering the registrable securities. The purchase price of the shares under the Equity Line of Credit is equal to 82% of the lowest volume weighted average price (VWAP) during the last ten trading days after the Company delivers to the Investor a put notice or drawdown notice in writing requiring Investor to purchase shares of the Company, subject to the terms of the Equity Line of Credit.

Preferred Stock

Series E Convertible Preferred Stock

The Company has designated 8,000 shares of Series E Convertible Preferred stock and has 450 shares issued and outstanding as of December 31, 2023.

The shares of Series E Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series E Preferred Stock, at any time following the Original Issue Date at a price of $2,060 per share, subject to adjustment. Each holder of Series E Preferred Stock shall be entitled to receive, with respect to each share of Series E Preferred Stock then outstanding and held by such holder, dividends on an as-converted basis in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The holders of Series E Preferred Stock shall be paid pari passu with the holders of Common Stock with respect to payment of dividends and rights upon liquidation and shall have no voting rights. In addition, as further described in the Series E Designation, as long as any of the shares of Series E Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Series E Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series E Preferred Stock, (c) increase the number of authorized shares of Series E Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series E Preferred Stock shall be convertible, at any time and from time to time at the option of the holder of such shares, into that number of shares of Common Stock determined by dividing the Series E Stated Value by the Conversion Price, subject to certain beneficial ownership limitations.

During the years ended December 31, 2024 and 2023, investors converted 0 shares of the Company’s Series E Convertible Preferred Stock into shares of the Company’s common stock.

Series F Convertible Preferred Stock

The Company has designated 5,500,000 shares of Series F Convertible Preferred stock and has 3,088 shares issued and outstanding as of December 31, 2024.

The shares of Series F Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series F Preferred Stock, at any time following the Original Issue Date at a price of $5.00 per share, subject to adjustment. Each holder of Series F Preferred Stock shall be entitled to receive, with respect to each share of Series F Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

During the year ended December 31, 2024, investors were issued 3,939 shares of Series F Preferred stock for the conversion of $3,930,001 in outstanding notes for a loss on settlement of debt of $3,589,203 and 3,774 shares of Series F Preferred stock for the exchange of 1,501,353 warrants, resulting in an inducement expense of $1,441,908.

During the year ended December 31, 2024, investors were issued 150 shares of Series F Preferred stock in exchange for 1,800 warrants with an exercise price of $480 as part of the restructuring of a previously outstanding note payable. See The March 13 Loan Agreement for further details on the restructuring.

Between March 14, 2024 and March 20, 2024, 11 investors converted 1,802 shares of Preferred Series F stock into 360,400 shares of common stock.

Between June 25 and June 27, 2024, 6 investors converted 2,713 shares of Series F Preferred into 542,600 shares of common stock.

On July 25, 2024, the Company issued 100,000 shares of common stock for the conversion of 500 shares of Series F preferred stock to 2 investors.

Between July 31, 2024 and August 1, 2024, the Company issued 61,000 shares of common stock for the conversion of 305 shares of preferred series F stock to 3 investors.

On September 30, 2024, 2 investors rescinded a conversion of 575 shares of Preferred Series F stock, causing the cancellation of 115,000 shares of common stock and the re-issuance of 575 shares of Preferred Series F stock.

Series G Convertible Preferred Stock

The Company has designated 500,000 shares of Series G Convertible Preferred stock and has 1,904 shares issued and outstanding as of December 31, 2024.

The shares of Series G Preferred Stock have a stated value of $750 per share and are convertible into Common Stock at the election of the holder of the Series G Preferred Stock, at any time following the Original Issue Date at a price of $1.00 per share, subject to adjustment. Each holder of Series G Preferred Stock shall be entitled to receive, with respect to each share of Series G Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

During the year ended December 31, 2024, investors were issued 284 shares of Series G Preferred stock for gross proceeds of $210,000. As additional incentive, the Company issued 210,500 warrants with an exercise price of $1.00 and a fair value of $152,742.

During the year ended December 31, 2024, the Company issued 644 shares of Series G Preferred with a fair value of $355,305 for the conversion of $408,334 in notes payable, resulting in a gain on settlement of debt of $76,429. Additionally, the Company issued 48 shares of Series G Preferred in exchange for the cancellation of 71,230 warrants, resulting in an inducement expense of $23,400.

Additionally, on August 27, 2024, 134 shares of Series G Preferred were issued to a consultant of the company as compensation for services rendered at a value of $76,380.

On November 25, 2024, the Company entered into agreements with 2 vendors to settle a total of $665,620 in accounts payable for 437,347 shares of common stock with a fair value of $362,998 and 975 shares of Series G Preferred with a fair value of $606,938. This resulted in a loss on settlement of debt of $304,316.

Series H Convertible Preferred Stock

The Company has designated 50,000 shares of Series H Convertible Preferred stock and has 3,798 shares issued and outstanding as of December 31, 2024.

The shares of Series H Preferred Stock have a stated value of $100 per share and are convertible into Common Stock at the election of the holder of the Series H Preferred Stock, at any time following the Original Issue Date at a price of $0.257 per share, subject to adjustment. Each holder of Series H Preferred Stock shall be entitled to receive, with respect to each share of Series H Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

During the year ended December 31, 2024, investors were issued 3,798 shares of Series H Preferred stock for the conversion of outstanding payroll and payables to Key Drivers of the Company. See Shares issued for settlement of compensation to employees and consultants for further details regarding these conversions.

Common Stock

Sale of minority interest in OG Collection Inc.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., whereby he purchased, 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG Collection, Inc., the Company, and the Investor entered into a Shareholder Agreement.

Sale of minority interest via Regulation CF in Vocal, Inc.

On August 18, 2023, The Company commenced a Regulation CF offering to raise funds at the subsidiary level by issuing convertible preferred stock in Vocal, Inc., a wholly-owned subsidiary of Creatd, Inc. As of December 31, 2023, the Company had sold 10,040 shares of preferred stock for net proceeds of $65,804. In the year ended December 31, 2024, the Company sold an additional 2,164 shares for net proceeds of $18,986. The offering closed in February 2024, with a total of 12,204 shares sold. Prior to this offering, a total of 100,000,000 shares were issued and outstanding, owned by the Company.

The investors had the right to cancel their investment prior to the February 2024 closing, therefore the net proceeds of $65,804 received as of December 31, 2023 were classified as “Deferred offering proceeds” on the Consolidated Balance Sheets. As of December 31, 2024, these amounts were reclassified under mezzanine equity on its consolidated balance sheets.

The preferred stock issued carries limited rights, including no voting rights unless converted into common stock, a fixed liquidation preference, a quarterly dividend right based on the subsidiary’s GAAP net revenues, and a redemption right exercisable after five years at a fixed face value. The preferred stock converts into common stock at a conversion price of $0.60.

Stock based compensation in consolidated subsidiaries

On August 1, 2024, Vocal, Inc. granted 48.61% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

Common stock issued upon conversion of notes payable

On January 17, 2023, the Company issued 228 shares pursuant to a conversion of $51,132 in convertible notes at a price of $225.25 per share.

On February 10, 2023, the Company issued 8,667 shares of its common stock pursuant to a conversion of $866,650 in convertible notes at a price of $100 per shares.

On February 13, 2023, the Company issued 5,000 shares of its common stock pursuant to a conversion of $500,000 in convertible notes at a price of $100 per share.

On May 30, 2023, the Company issued 1,139 shares of its restricted common stock at a fair value of $34,158 in exchange for the conversion of the remaining Denver Bodega LLC Note Payable.

On August 28, 2023, the Company issued 11,047 shares of its common stock pursuant to a conversion of $138,086 in convertible promissory notes at a price of $12.50 per share.

On September 18, 2023, the Company issued 7,718 shares of its common stock pursuant to a conversion of $96,468 in convertible promissory notes at a price of $12.50 per share.

On October 3, 2023, the Company issued 12,000 shares of its common stock pursuant to a conversion of $150,000 in convertible promissory notes.

On October 11, 2023, the Company issued 3,056 shares of its common stock pursuant to a conversion of $30,000 in convertible promissory notes.

On October 13, 2023, the Company issued 343 shares of its common stock pursuant to a conversion of $4,285 in convertible promissory notes.

On December 1, 2023, the Company issued 4,688 shares of its common stock pursuant to a conversion of $15,000 in convertible promissory notes.

On December 5, 2023, the Company issued 5,173 shares of its common stock pursuant to a conversion of $15,000 in convertible promissory notes.

On December 6, 2023, the Company issued 15,000 shares of its common stock pursuant to a conversion of $75,000 in convertible promissory notes.

On December 11, 2023, the Company issued 5,749 shares of its common stock pursuant to a conversion of $14,083 in convertible promissory notes.

On January 9, 2024, the Company issued 20,000 shares of its common stock pursuant to a conversion of $100,000 in convertible notes and accrued interest at a price of $5.00 per share.

On February 2, 2024, the Company issued 16,424 shares of its common stock pursuant to a conversion of $82,103 in accrued interest on convertible notes at a price of $5.00 per share.

On March 15, 2024, the Company issued 1,287 shares pursuant to a conversion of $4,500 in promissory notes at a price of $3.50 per share.

On March 18, 2024, the Company agreed to the cancellation of a previous conversion of $4,285 in notes payable and rescinded the issuance of 343 shares of its common stock.

On March 19, 2024, the Company issued 5,000 shares pursuant to the conversion of $40,000 in convertible notes at a price of $8.00 per share.

On July 2, 2024, the Company issued 231,815 shares of common stock in exchange for $278,179 in convertible notes payable at a price of $1.20 per share.

On July 10, 2024, the Company issued 275,000 shares of common stock in exchange for $330,000 in notes payable and accrued interest at a price of $1.00 per share, resulting in a gain on settlement of debt of $55,000.

On July 11, 2024, the Company issued 128,205 shares of common stock in exchange for $41,129 in notes payable and $58,871 in interest at a price of $0.78 per share, resulting in a loss on settlement of debt of $28,205.

On July 22, 2024, the Company issued 171,039 shares of common stock in exchange for $133,411 in notes payable at a price of $0.90 per share, resulting in a loss on settlement of debt of $20,524. Additionally, the Company issued 10,461 shares with a fair value of $9,414 as penalties and fees in relation to the conversion of a note payable.

On July 29, 2024, the Company issued 81,924 shares of common stock for the conversion of $98,309 in notes payable and accrued interest at a price of $1.20 per share.

On September 12, 2024, the Company issued 161,346 shares of common stock for the conversion of $41,429 in notes payable at a price of $0.26 per share, resulting in a loss on settlement of debt of $40,857.

On November 6, 2024, a noteholder converted $54,000 in principal for 150,000 shares of common stock at a price of $0.36 per share, resulting in a loss on settlement of debt of $43,500.

On December 2, 2024, a noteholder converted $9,683 in principal and $11,999 in interest into 57,635 shares of common stock at a price of $0.38 per share, resulting in a loss on settlement of debt of $19,815.

Shares issued for settlement of accounts payable

On February 28, 2024, the Company issued 2,300 shares at a fair value of $11,270 to settle $2,300 in outstanding liabilities, resulting in a loss on settlement of debt of $8,970.

On February 28, 2024, the Company issued 18,000 shares of common stock with a fair value of $88,200 to a vendor to settle $15,120 in outstanding liabilities, resulting in a loss on settlement of debt of $73,080.

On March 22, 2024, the Company issued 33,895 shares of common stock with a fair value of $203,370 to a vendor to settle $27,472 in outstanding liabilities, resulting in a loss on settlement of debt of $174,898.

On August 22, 2024, the Company issued 125,000 shares of common stock with a fair value of $121,250 in exchange for $120,000 in accounts payable outstanding to a vendor, resulting in a loss on settlement of debt of $1,250. This issuance satisfied the first stage of a payment plan entered into relating to the termination of the Company’s lease at 419 Lafayette Street. See Lease Agreements for further details on the lease agreement and its settlement.

On November 12, 2024, Jessica Skube and the Company executed a settlement agreement for the matter of Skube v WHE Agency Inc., et al. As part of the agreement, Ms. Skube received 150,000 shares of the Company’s common stock, with an additional 35,000 shares of common stock issued in legal fees with a fair value of $145,410 to settle the outstanding balance of $191,360, resulting in a loss on settlement of debt of $45,950.

On November 25, 2024, the Company entered into agreements with 2 vendors to settle a total of $665,620 in accounts payable for 437,347 shares of common stock with a fair value of $362,998 and 975 shares of Series G Preferred with a fair value of $606,938. This resulted in a loss on settlement of debt of $304,316.

On December 23, 2024, the Company entered into agreements with 2 vendors to settle a total of $13,400 in accounts payable for 13,400 common shares with a fair value of $5,360, resulting in a gain on settlement of debt of $8,040.

Shares issued for settlement of compensation to employees and consultants

On October 13, 2023, the Company issued 11,507 shares of common stock at a fair market value of $212,878 to settle $345,208 in liabilities related to severance payments.

On October 27, 2023, the Company issued 4,500 shares of its common stock to two former employees at a fair market value of $38,250 to settle $45,000 in outstanding severance.

On April 22, 2024, the Company issued 691,845 shares of common stock with a fair value of $1,252,239 in exchange for $609,535 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of debt of $642,704.

On June 7, 2024, the Company issued 219,535 shares of common stock with a fair value of $392,968 in exchange for $144,502 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of debt of $248,466.

On June 26, 2024, the Company issued 216,704 shares of common stock with a fair value of $343,476 in exchange for $84,514 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of debt of $258,962.

On July 31, 2024, the Company issued 250,339 shares of common stock with a fair value of $367,998 in exchange for $78,048 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of debt of $289,950.

On September 30, 2024, the Company reversed the majority of the above conversions and rescinded 1,385,255 shares of common stock previously issued for the conversion of net pay owed to employees, officers, and directors, and payables to key consultants. The rescinded shares had a fair value of $581,807, and resulted in the reinstatement of $881,304 of the net pay owed to employees and payables and key consultants previously converted on April 22, June 7, June 26, and July 31, 2024.

On October 1, 2024, the Company re-offered employees, officers, directors, and key consultants the ability to convert their payables into Preferred Series H stock, and issued 3,798 shares of Preferred Series H stock with a fair value of $755,422 in exchange for $379,405 in net pay owed to employees, officers, and directors, and payables to key consultants. These conversions resulted in a loss on settlement of debt of $376,017. The Series H Preferred shares issue contain all the standard terms and conditions under the certificate of destination for that class of stock, including conversion price adjustment upon the sale of equity at a lower price subsequent to the issuance of these shares. See Series H Convertible Preferred Stock for additional information on the terms of Series H Preferred.

Common stock issued for financing fees

On May 16, 2023, the Company issued 750 shares of its restricted common stock at a fair value of $16,090 to the First May 2023 Lender as additional consideration for entering into the First May 2023 Loan Agreement.

On July 11, 2023, the Company issued 4,500 shares of its restricted common stock at a fair value of $106,139 as commitment shares pursuant to a promissory note.

On July 31, 2023, the Company issued 4,000 shares of its restricted common stock at a fair value of $23,067 as commitment shares pursuant to a promissory note.

On September 26, 2023, the Company issued 1,250 shares of its restricted common stock at a fair value of $13,125 pursuant to an extension for a monthly payment on a promissory note.

On October 6, 2023, the Company issued 10,000 shares of its restricted common stock at a fair value of $110,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On October 23, 2023, the Company issued 3,000 shares of its restricted common stock at a fair value of $33,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On November 1, 2023, the Company issued 10,000 shares of its common stock at a fair market value of $46,512 as commitment shares pursuant to a promissory note.

On November 2, 2023, the Company issued 13,053 shares of its restricted common stock at a fair value of $117,474 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On November 27, 2023, the Company issued 9,000 shares of its restricted common stock at a fair value of $63,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On December 22, 2023, the Company issued 22,000 shares of its restricted common stock at a fair value of $110,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On January 10, 2024, the Company issued 14,000 shares of its restricted common stock at a fair value of $28,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 21, 2024, the Company issued 3,500 shares of its restricted common stock at a fair value of $21,700 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 25, 2024, the Company issued 3,000 shares of its restricted common stock at a fair value of $16,710 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On July 2, 2024, the Company issued 2,060 shares of common stock with a fair value of $2,431 to an investor for fees and penalties associated with a convertible note.

Shares issued for acquisition of consolidated subsidiary

On January 25, 2023, the Company issued 200 shares of common stock to acquire an additional 24% of Dune, Inc.

On February 7, 2023, the Company issued 2,002 shares of common stock to acquire an additional 11% of Dune, Inc.

On February 13, 2023, the Company issued 200 shares of its common stock to acquire an additional 51% of WHE Agency, Inc.

On February 13, 2023, the Company issued 250 shares of its common stock to acquire an additional 5% of Orbit Media, LLC.

On May 30, 2023, the Company issued 983 shares of its restricted common stock at a fair value of $223,734 in exchange for the remaining equity interest in Dune Inc.

On June 30, 2023, the Company issued 400 shares of its restricted common stock at a fair value of $244,428 in exchange for the remaining equity interest in Plant Camp LLC.

On July 28, 2023, the Company issued 2,188 shares of its restricted common stock at a fair value of $14,874 in exchange for 18% membership interest in Orbit Media LLC.

On July 26, 2024, the Company issued 35,000 common shares with a fair value of $38,150 to acquire 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. Additionally, the Company issued 65,000 warrants with an exercise price of $1.20 and an expected life of 5 years with a value of $70,850, for a total purchase price of $109,000. Of this purchase price, $5,450 was recorded as Goodwill and $103,550 was recorded as intangible assets.

Cash received for common stock

On January 25, 2023, the Company entered into a securities purchase agreement with an investor resulting in gross proceeds of $750,000 to the Company. Pursuant to the terms of the purchase agreement, the Company agreed to sell an aggregate of 3,125 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $240 per share.

On March 13, 2023, the Company sold 3,000 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry for gross proceeds of $300,000 to the Company.

On May 3, 2023, the Company sold 2,820 shares of its common stock pursuant to the Equity Line of Credit entered into on the October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $100,000 to the Company. Additionally, the Company issued 5,460 shares of its common stock to Coventry Enterprises at a fair value of $240,198 as a result of triggering the make-whole feature in the Company’s outstanding Equity Line of Credit.

On June 20, 2023, the Company sold 2,766 shares of its common stock pursuant to the Equity Line of Credit entered into on the October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $69,137 to the Company. Additionally, the Company issued 2,356 shares of its common stock to Coventry Enterprises at a fair value of $50,649 in consideration for an extension on mandatory monthly payments due under the Second October 2022 Loan Agreement.

On September 5, 2023, the Company sold 8,256 shares of its common stock pursuant to the Equity Line of Credit entered into on the October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $97,142 to the Company.

On October 20, 2023, the Company sold 8,485 shares of its common stock pursuant to the Equity Line of Credit entered into on the October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $75,000 to the Company.

On October 23, 2023, the Company entered into securities purchase agreements with 8 investors resulting in gross proceeds of $206,500 to the Company. Pursuant to the terms of the purchase agreement, the Company agreed to sell an aggregate of 24,259 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $8.50 per share.

On November 3, 2023, the Company sold 8,058 shares of its common stock pursuant to the Equity Line of Credit entered into on the October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $43,839 to the Company.

On November 20, 2023, the Company sold 7,342 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $33,833 to the Company.

On November 30, 2023, the Company sold 6,871 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $30,000 to the Company.

On December 12, 2023, the Company sold 10,117 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $36,333 to the Company.

On January 3, 2024, the Company sold 9,989 shares of its common stock pursuant to the Equity Line of Creditentered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $27,728 to the Company.

On March 6, 2024, the Company sold 7,143 shares of its common stock for proceeds of $25,000. Additionally, the Company issued 7,143 warrants with an exercise price of $7.00 and an expected life of 5 years with a fair value of $33,215.

On March 25, 2024, the Company sold 23,848 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $83,872.

On April 8, 2024, the Company issued 10,000 shares of its restricted common stock for gross proceeds of $25,000. Additionally, the Company issued 10,000 warrants with an exercise price of $5.00 with an expected life of 5 years, and a fair value of $35,100.

On November 18, 2024, the Company entered into a purchase agreement with 2 investors whereby the Company issued 26,666 shares of common stock for net proceeds of $20,000. Additionally, the Company issued 126,667 warrants with an exercise price of $1.25, an expected life of 5 years, and a combined fair value of $114,000.

On December 10, 2024, the Company entered into a purchase agreement with 2 investors whereby the Company issued 100,000 shares of common stock for net proceeds of $40,000. Additionally, the Company issued 100,000 warrants with an exercise price of $1.00 and an expected term of 5 years with a fair value of $64,375.

Stock based compensation in Creatd, Inc.

On February 8, 2023, in recognition of certain employees having accepted reduced salaries beginning August 22, 2023, the Company issued equity awards totaling 58,342 shares to officers and the employees of the Company. The fair value of these issuances is $18,085,747.

On February 14, 2023, the Company issued 21 shares of its restricted common stock to consultants in exchange for services at a fair value of $5,000.

On February 28, 2023, the Company issued 2,500 shares of its restricted common stock to consultants in exchange for nine months of services at a fair value of $213,750. The shares issued to the consultant were recorded as common stock issued for prepaid services and will be expensed over the life of the consulting contract to share based payments.

On March 14, 2023, the Company issued 89 shares of its restricted common stock to consultants in exchange for services at a fair value of $5,000.

On March 27, 2023, the Company issued 3,786 shares of its restricted common stock to consultants in exchange for services at a fair value of $246,061.

On April 26, 2023, the Company issued 1,350 shares of its restricted common stock to consultants in exchange for services at a fair value of $76,950.

On May 31, 2023, the Company issued 200 shares of its restricted common stock to consultants in exchange for services at a fair value of $5,700.

On June 20, 2023, the Company issued equity awards totaling 12,471 shares to officers and the employees of the Company at a fair value of $268,120.

On June 29, 2023, the Company issued 2,300 shares of its common stock to consultants in exchange for services at a fair value of $50,600.

On November 9, 2023, the Company issued 22,000 shares of its common stock to consultants in exchange for services at a fair value of $143,000.

On March 1, 2024, the Company issued 10,000 shares at a fair value of $51,100 to a vendor for services rendered. On May 17, 2024, these shares were then rescinded as part of a renegotiation of the agreement with this vendor.

On April 22, 2024, the Company issued 11,436 shares at a fair value of $20,699 to a vendor for services rendered.

On May 28, 2024, the Company issued 55,000 shares of common stock with a fair value of $99,000 to a vendor for services rendered.

On March 5, 2024, the Company issued 10,000 shares at a fair value of $46,000 to a vendor for services rendered.

On March 6, 2024, the Company issued 15,000 shares with a fair value of $69,750 to a vendor for services.

On July 8, 2024, the Company issued 9,615 shares of common stock with a fair value of $10,288 to a vendor for services rendered.

On July 24, 2024, the Company issued 165,000 shares with a fair market value of $155,100 to a vendor for services rendered.

On August 20, 2024, the Company issued 10,000 shares of common stock with a fair value of $8,400 to 2 vendors for services rendered.

On September 27, 2024, the Company issued 572 shares with a fair value of $217 to 2 directors of the Company for services rendered.

On November 7, 2024, the Company issued 107,698 shares with a fair market value of $77,536 to consultants for services rendered.

On December 18, 2024, the Company issued 5,198 shares with a fair market value of $2,079 to consultants for services rendered.

Shares issued for acquisition of marketable securities

On July 17, 2024, the Company acquired 0.5% of equity in Hollywall Entertainment Inc., in exchange for 16,578 shares of the Company’s common stock.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock.

Shares issued for acquisition of minority interest

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, The Powerhouse LLC received 333,333 shares of the Company’s common stock. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

Shares issued for conversion of preferred to common

Between March 15, 2024 and March 18, 2024 6 investors converted 1,562 shares of Preferred Series F stock into 312,400 shares of common stock.

On March 20, 2024, 1 investor converted 120 shares of Preferred Series F stock into 24,000 shares of common stock.

Between June 25 and June 27, 2024, the Company issued 542,600 shares of common stock for the conversion of 2,713 shares of Series F Preferred.

On July 25, 2024, the Company issued 100,000 shares of common stock for the conversion of 500 shares of Series F preferred stock.

Between July 31, 2024 and August 1, 2024, the Company issued 61,000 shares of common stock for the conversion of 305 shares of preferred series F stock.

On September 30, 2024, 2 investors rescinded a conversion of 575 shares of Preferred Series F stock, causing the cancellation of 115,000 shares of common stock and the re-issuance of 575 shares of Preferred Series F stock.

Exercise of warrants to stock

Between January 25, 2023 and March 13, 2023, the Company issued 7,367 shares of common stock pursuant to the exercise of 7,367 warrants at an exercise price of $100 per share for gross proceeds of $736,810.

On July 10, 2023, the Company issued 18,481 shares of common stock pursuant to the exercise of warrants for gross proceeds of $231,000.

On December 15, 2023, the Company issued 16,000 shares of common stock pursuant to the exercise of warrants for gross proceeds of $80,000.

Shares issued for rounding in reverse stock split

On January 24, 2024, the Company effectuated a 1-for-500 reverse stock split. 3,554 shares with a fair value of $12,084 were issued pursuant to rounding from this reverse stock split.

Stock Options

The assumptions used for options granted during the twelve months ended December 31, 2024 and 2023, are as follows:

December 31, 2024
Exercise Price	$1.78-1.92
Expected dividends	0%
Expected volatility	215.44% - 218.11%
Risk free interest rate	4.17% - 4.69%
Expected life of option	10 years

December 31, 2023
Exercise Price	15
Expected dividends	0%
Expected volatility	180.97%
Risk free interest rate	4.40%
Expected life of option	5 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2022 – outstanding	8,817	2,025	4.29
Granted	136,000	15.00	10.01
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Balance – December 31, 2023 – outstanding	144,817	135.00	9.31
Granted	1,928,751	0.30	10.01
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Balance – December 31, 2024 – outstanding	2,073,568	8.93	8.84
Balance – December 31, 2024 – exercisable	2,072,306	8.45	8.84

Option Outstanding			Option Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$8.93	2,073,568	8.84	8.45	2,072,306	8.84

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and totaled $892,242, for the year ended December 31, 2023.

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and totaled $3,567,402, for the year ended December 31, 2024.

As of December 31, 2024, there was $0 of total unrecognized compensation expense related to unvested employee options granted under the Company’s share-based compensation plans.

On February 12, 2024, the Company issued 958,751 stock options with an exercise price of $1.92, a vesting date of August 1, 2024, and an expiration date of February 12, 2034.

On April 30, 2024, the Company issued 970,000 stock options with an exercise price of $1.78, a vesting date of August 1, 2024, and an expiration date of April 30, 2034.

On February 12, 2024, the Company’s Board voted to lower the exercise price of 136,000 stock options from $15 to $1.92. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

On April 30, 2024, the Company’s Board voted to lower the exercise price of 1,094,751 stock options from $1.92 to $1.78. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

On August 9, 2024, the Company’s Board voted to lower the exercise price of 2,064,751 stock options from $1.78 to $0.87. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

On September 23, 2024, the Company’s Board voted to lower the exercise price of 2,064,751 stock options from $0.87 to $0.30. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

Warrants

The Company applied fair value accounting for all share-based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

Warrant Activities

The assumptions used for warrants granted during the twelve months ended December 31, 2024 and 2023, are as follows:

December 31, 2024
Exercise Price	$0.26 - 7.00
Expected dividends	0%
Expected volatility	201.06% - 309.08%
Risk free interest rate	3.41% - 4.66%
Expected life of warrants	5 years

December 31, 2023
Exercise Price	$10 - 385
Expected dividends	0%
Expected volatility	179.31% - 187.30%
Risk free interest rate	3.52% - 4.81%
Expected life of warrants	5 years

The following is a summary of the Company’s warrant activity:

	Warrant	Weighted Average Exercise Price
Balance – December 31, 2022 – outstanding	32,524	1,471.05
Granted	1,983,234	4.89
Exercised	(42,018)	36.39
Forfeited/Cancelled	(1,138)	0.00
Balance – December 31, 2023 – outstanding	1,972,602	17.92
Granted	37,057,6833	1.68
Exercised	-	-
Forfeited/Cancelled	(12,823,429)	0.35
Balance – December 31, 2024 – outstanding	26,206,856	0.40
Balance – December 31, 2024 – exercisable	26,206,856	0.40

Warrants Outstanding			Warrants Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$0.40	26,205,856	3.64	$0.40	26,206,856	3.64

During the year ended December 31, 2023, the Company granted warrant holders 44,499 warrants with a fair value of $2,543,194 to exercise existing warrants.

During the year ended December 31, 2023, a deemed dividend of $32,554,410 was recorded to the Consolidated Statements of Operations and Comprehensive Loss, of which $3,004,782 as in relation to the issuance of new warrants and $29,549,628 was in relation to the trigger of down round provision in outstanding warrants.

During the year ended December 31, 2023, a total of 18,935 warrants with a fair value of $265,268 were issued with convertible notes and promissory notes.

During the year ended December 31, 2023, a total of 48,588 warrants with a fair value of $461,588 were issued with the sale of common stock.

During the year ended December 31, 2024, a deemed dividend of $33,017,888 was recorded to the Consolidated Statements of Operations and Comprehensive Loss, of which $2,071,061 as in relation to the issuance of new warrants and $30,946,827 was in relation to the trigger of down round provision in outstanding warrants.

During the year ended December 31, 2024, a total of 411,234 warrants with a fair value of $363,173 were issued with convertible notes and promissory notes.

During the year ended December 31, 2024, a total of 5,337,652 warrants with a fair value of $4,526,593 were issued with the sale of common stock, the conversion of promissory notes, or the conversion of payables. This includes the settlement of $250,000 in accounts payable for consideration of 300,000 warrants with an exercise price of $1.00 and a fair value of $149,990, resulting in a gain on settlement of debt of $100,003.

11,319,417 warrants were cancelled on September 30, 2024 pursuant to the rescission of converted payroll and payable amounts (see Shares issued for settlement of compensation to employees and consultants for further detail on these conversions and their cancellation), leading to the reversal of $2,455,532 in deemed dividend related to the issuance of new warrants and $7,515,455 in deemed dividend related to the trigger of down round provisions.

Note 10 – Commitments and Contingencies

Litigation

Skube v. WHE Agency Inc., et al

A complaint against WHE, Creatd and Jeremy Frommer filed December 22, 2022, was filed in the Supreme Court of the State of New York, New York County, by Jessica Skube, making certain claims alleging conversion, trespass to chattel, unjust enrichment, breach of contract, fraud in the inducement, seeking damages of $161,000 and punitive damages of $500,000. Skube filed an Order to Show Cause, which the Company opposed, which was denied. As of December 31, 2023, the Company had a balance of $191,360 accrued for Miss Skube, which is included within accounts payable and accrued liabilities on the consolidated balance sheets.

On November 12, 2024, Jessica Skube and the Company executed a settlement agreement. As part of the agreement, Ms. Skube received 150,000 shares of the Company’s common stock, valued at $150,000, with an additional 35,000 shares of common stock issued in legal fees, valued at $35,000.

Lind Global v. Creatd, Inc.

A complaint against Creatd dated September 21, 2022, has been filed in the Supreme Court of the State of New York, New York County, by Lind Global Macro Fund LP and Lind Global Fund II LP, making certain claims alleging breach of contract related to two Securities Purchase Agreements executed on May 31, 2022, seeking damages in excess of $920,000. The Company filed a Motion to Dismiss, which was denied. The Company then submitted an Answer, and was awaiting a response as of December 31, 2023.

As of December 31, 2023, there was $990,000 in outstanding principal, which is included in convertible notes net of debt discount and issuance costs on the consolidated balance sheets and $297,814 in outstanding interest, which is included within accounts payable and accrued liabilities on the consolidated balance sheets.

On March 13, 2024, the Company reached a settlement agreement and general release regarding Lind Global vs Creatd, Inc. In exchange for a grant of security interest on the outstanding debentures, an increase of principal value and interest rate, a reduction of conversion price, and the exchange of outstanding warrants for 150 shares of the Company’s Preferred Series F stock, Lind Global agreed to extend the Maturity Date to 18 months from the date of the agreement and submit a stipulation of discontinuance with the court. See (“The First May 2022 Convertible Note” and “The Second May 2022 Convertible Note” in Note 6 for further detail.

Lease Agreements

The Company currently does not own any properties.

On May 1, 2022, the Company entered into a lease agreement for its former corporate headquarters, consisting of a total of 8,000 square feet and is located at 419 Lafayette Street, 6th  Floor, New York, NY, 10003. The lease term was 7 years commencing May 1, 2022.

During 2024, the Company entered into and then subsequently amended the lease agreement for 419 Lafayette Street, with the goal of terminating the lease going forward contingent upon a payment plan for amounts owed under the lease. Under this agreement $120,000 was owed prior to February 4, 2025, which amount was satisfied via the issuance of 125,000 shares of common stock in August 2024 (see Common Stock for full details on this issuance). An additional $220,000 is due in monthly installments of $19,000 between February 2025 and February 2026, and an additional $252,000 is due in monthly installments of $21,000 per month between February 2026 and February 2027. These payments are subject to acceleration based upon the Company’s financing proceeds. As of December 31, 2024, the amount owed on this lease under Accounts Payable on its consolidated balance sheets was $480,000. See Subsequent Events.

On July 28, 2022, the Company signed a 3-year lease for approximately 1,364 square feet of office space at 1674 Meridian Ave., Miami Beach, FL, 33131. Commencement date of the lease is July 28, 2022. The total amount due under this lease is $181,299. During the year ended December 31, 2022, it was decided the Company would not be using the office space and recorded an impairment of $101,623 on the right-of-use asset. As of December 31, 2024 and 2023, the Company is in breach of this lease agreement and carries an accounts payable balance of $120,597 on its consolidated balance sheets. See Subsequent Events.

On September 9, 2021, the Company signed a 1-year lease for approximately 3,200 square feet at 648 Broadway, Suite 200, New York, NY 10012. Monthly rent under the lease was $12,955 for the leasing period. As of December 31, 2024 and 2023, the Company is in breach of this lease agreement and owes $30,108 in rent, which is included in accounts payable and accrued liabilities on the consolidated balance sheets. The Company vacated this office on May 1, 2022.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is the Company’s incremental borrowing rate, estimated to be 12.5%, as the interest rate implicit in most of its leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term.

During the years ended December 31, 2024 and 2023, the Company recorded $488,047 and $464,183 as operating lease expense which is included in general and administrative expenses on the consolidated statements of operations and comprehensive loss, respectively.

The components of the lease expense were as follows:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Operating lease cost	$488,047	$464,183
Short term lease cost	-	-
Total net lease cost	$488,047	$464,183

Supplemental cash flow and other information related to leases was as follows:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating lease payments	323,292	323,292
Weighted average remaining lease term (in years):	6.25	6.25
Weighted average discount rate:	12.50%	12.50%

Operating right-of-use assets are summarized below.

	Year Ended December 31, 2024	Year Ended December 31, 2023
Office Lease	$2,243,971	$2,412,221
Less accumulated amortization	(610,764)	(489,109)
Right-of-use, net	$1,633,207	$1,923,112

Operating lease liabilities are summarized below

	Year Ended December 31, 2024	Year Ended December 31, 2023
Office Lease	$1,822,053	$2,087,423
Less: current portion	(547,439)	(532,689)
Long term portion	$1,274,614	$1,554,734

Total future minimum payments required under the lease as of December 31, are as follows:

For the Twelve Months Ended December 31,	Operating Leases
2025	547,439
2026	532,424
2027	548,073
2028	564,191
2029	160,684
Thereafter	189,821
Total	2,352,812
Less imputed interest	(547,439)
PV of Payments	$1,251,319

Nasdaq Notice of Delisting

On September 2, 2022, the Company received a letter from the staff of The Nasdaq Capital Market notifying the Company that the Nasdaq Hearings Panel has determined to delist the Company’s common stock from the Exchange, based on the Company’s failure to comply with the listing requirements of Nasdaq Rule 5550(b)(1) as a result of the Company’s shareholder equity deficit for the period ended June 30, 2022, as demonstrated in Company’s Quarterly Report on Form 10-Q filed on August 15, 2022, following the Company having not complied with the market value of listed securities requirement in Nasdaq Rule 5550(b)(2) on March 1, 2022, while the Company was under a Panel Monitor, as had been previously disclosed. Suspension of trading in the Company’s shares on the Exchange became effective at the opening of business on September 7, 2022, at which time the Company’s common stock, under the symbol “CRTD,” and publicly-traded warrants, under the symbol “CRTDW,” was quoted on the OTCPink marketplace operated by OTC Markets Group Inc.

Following passage of the prescribed 15-day time period for appeal as stated in the Letter, on October 26, 2022, Nasdaq completed the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission.

The Company’s common stock, under the symbol “CRTD,” is quoted on the OTCPink marketplace operated by OTC Markets Group Inc. effective as of September 26, 2022. Effective April 4, 2023, the Company’s symbol changed to “VOCL.” The Company’s publicly-traded warrants, under the symbol “CRTDW,” are quoted on the OTCPink marketplace operated by OTC Markets Group Inc.

Employment Agreements

As of December 31, 2024, the Company does not have employment agreements with its executives or any other employees.

Note 11 – Acquisitions

Studio 96 Publishing

On July 26, 2024, the Company acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. As consideration for the acquisition, the Company issued 35,000 shares of common stock with a fair value of $38,150 and 65,000 warrants with an exercise price of $1.20 per share and an expected term of five years, valued at $70,850. The total purchase price was $109,000.

The acquisition was accounted for as a business combination in accordance with ASC 805. The total purchase consideration was allocated to the identified intangible assets and goodwill based on their estimated fair values. Of the total purchase price, $43,600 was allocated to know-how, $16,350 to the Company’s website and app, and $43,600 to the acquired customer list. The remaining $5,450 was recorded as goodwill.

The know-how and customer list were valued using the income approach, specifically the multi-period excess earnings method, which estimates the present value of future cash flows attributable to each asset. The website and app were valued using the cost approach, which reflects the estimated cost to replace the existing digital infrastructure. Goodwill represents the expected synergies and benefits from the integration of Studio 96 Publishing with the Company’s existing operations. The goodwill recognized is not deductible for tax purposes.

Hollywall Entertainment, Inc.

Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. on July 17, 2024. Under this agreement, Creatd issued 16,578 shares of its common stock with a fair value of $16,578 to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence. The agreement outlines confidentiality measures and is non-binding outside of the stock exchange. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Geopulse Explorations, Inc.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock with a fair value of $18,208. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Murge E-Commerce, Inc.

On September 20, 2024, Creatd entered into a definitive agreement with Murge E-commerce Inc., acquiring a 49% equity stake in Murge in exchange for establishing an equity reserve. Murge’s initial assets include Letters of Intent with four named, target companies, each meeting a collective $30 million in revenue for 2024. Creatd’s equity stake is protected by anti-dilution measures contingent upon successful acquisitions. Financing utilizes non-dilutive Creatd preferred shares backed by a 100 million share reserve, capped at 4.99% voting rights for new holders. The agreement includes a 90-day exclusivity period and mandates confidentiality regarding transaction terms.

Investment in THEPOWERHOUSE, LLC

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE LLC received 333,333 shares of the Company’s common stock. The value of the shares issued by the Company were recorded to long-term assets under Minority interest in business on the Company’s consolidated balance sheets.

Enzylotics, Inc.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock at a fair value of $32,855. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Note 12 – Discontinued Operations

During the fiscal year ended 2023, Creatd, Inc. disposed of a series of five subsidiaries: WHE Agency, Plant Camp, Dune, Denver Bodega, and Brave. Denver Bodega and Brave were acquired by another, non-affiliated entity and Plant Camp, WHE Agency, and Dune ceased operations, all due to a strategic shift in the Company to focus on its flagship product, Vocal. Due to these and other circumstances surrounding the disposal, Management believes the disposal of the five subsidiaries may be classified as discontinued operations on the Company’s consolidated financial statements. As of the end of the financial year, the results from these subsidiaries are presented separately on the consolidated statements of operations and comprehensive loss as discontinued operations.

An analysis of the financial results of the discontinued operation is as follows:

Discontinued Operations Consolidated Balance Sheets

	For the Year Ended	For the Year Ended
Assets	December 31, 2024	December 31, 2023
Current assets
Cash	$-	$2,150
Accounts receivable, net	-	-
Inventory	-	-
Prepaid expenses and other current assets	-	-
Total Current assets	-	2,150

Intangible assets	-	-
Goodwill	-	-
Deposits and other assets	-	-
Total Assets	$-	$2,150

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$-	-
Note payable, net of debt discount and issuance costs	-	-
Deferred revenue	-	-
Total Current Liabilities	-	-

Investment from Parent	-	-
Total Liabilities	-	-

Stockholders’ Equity (Deficit)
Accumulated deficit	-	2,150
Accumulated other comprehensive income	-	-
Total Creatd, Inc. Stockholders’ Equity (Deficit)	-	2,150
Non-controlling interest in consolidated subsidiaries	-	-

Total Liabilities and Stockholders’ Equity (Deficit)	$-	$2,150

As of December 31, 2023, all assets and liabilities of the discontinued subsidiaries had been transferred to the parent company, assigned to a third party, or disposed of.

Discontinued Operations Consolidated Statements of Operations

	For the Year Ended	For the Year Ended
	December 31, 2024	December 31, 2023

Net revenue	$-	$662,987
Cost of revenue	-	884,565
Gross loss	-	(221,578)
Operating expenses
Compensation	-	265,969
Marketing	-	291,173
Impairment of goodwill	-	46,460
Impairment of intangible assets	-	109,622
General and administrative	-	175,822
Total operating expenses	-	889,046
Loss from operations	-	(1,110,624)
Other income (expenses)
Other income	-	-
Interest expense	-	(7,830)
Accretion of debt discount and issuance cost	-	-
Settlement of vendor liabilities	-	183,908
Other income (expenses), net	-	176,078
Loss before income tax provision	-	(934,546)
Income tax provision	-	-
Net Loss	-	(934,546)
Non-controlling interest in net loss	-	-
Net Loss attributable to Creatd, Inc.	$-	$(934,546)

Revenue for the discontinued entities was $0 for the year ended December 31, 2024 and $662,987 for the year ended December 31, 2023. Cost of revenue for the discontinued entity for the year ended December 31, 2024, was $0 as compared to $884,565 for the year ended December 31, 2023. Operating expenses for the discontinued entities for the year ended December 31, 2024, were $0 as compared to $889,046 for the year ended December 31, 2023. Loss from operations for the discontinued entities for the year ended December 31, 2024, was $0 as compared to $1,110,624 for the year ended December 31, 2023.

Note 13 - Segment Reporting

Business Segments

The Company’s Chief Executive Officer, who serves as the Chief Operating Decision Maker (“CODM”), evaluates the Company’s financial performance and allocates resources based on a consolidated view of the business. Consequently, the Company operates as a single reportable segment under the guidelines of ASC 280, Segment Reporting. The CODM classifies this segment as Creator Monetization Platform.

The Company’s operations, which include digital media publishing, content creation tools, and creator monetization services, are managed centrally. The CODM assesses financial performance using metrics such as revenue, gross margin, operating profit, and platform engagement metrics, which are outlined below as the primary cost components for evaluating the Company’s performance.

Additionally, the CODM measures income generated from the Company’s assets by focusing on net income as a key performance indicator. This metric is used to assess the return on assets and supports strategic decision-making.

	December 31, 2024	December 31, 2023

Net revenue	$1,498,874	$1,916,453

Reconciliation of Revenue
Less: Cost of good sold	(63,144)	(808,315)
Segment gross margin	1,435,730	1,108,138

Less:
Compensation	1,941,672	3,099,285
Marketing	274,039	362,013
Other segment items	11,557,240	24,406,028
Segment net loss from operations	(12,337,221)	(27,235,778)

Reconciliation of loss:
Other income (expense), net	7,667,210	(11,758,750)
Loss before income taxes	(4,670,011)	(38,994,528)

(1)	Other segment items comprising segment net loss include research and development, stock related expenses, and certain general and administrative expenses

Note 14 –Income Taxes

Components of deferred tax assets are as follows:

	December 31, 2024	December 31, 2023
Net deferred tax assets – Non-current:
Depreciation	$(66,080)	$(146,938)
Stock based compensation	9,442,717	20,165,067
Expected income tax benefit from NOL carry-forwards	6,017,949	5,810,345
Less valuation allowance	(15,394,586)	(25,828,474)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023

Federal statutory income tax rate	21.0%	21.0%
State tax rate, net of federal benefit	7.1%	7.1%

Change in valuation allowance on net operating loss carry-forwards	(28.1)%	(28.1)%

Effective income tax rate	0.0%	0.0%

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets of the Company will not be fully realizable for the years ended December 31, 2024 and 2023. Accordingly, management applied a full valuation allowance against net deferred tax assets as of December 31, 2024 and 2023. The valuation allowance for 2024 was $(15,394,586), in comparison to a valuation allowance in 2023 of $(25,828,474), a decrease in valuation allowance of $10,433,888.

As of December 31, 2024, the Company had approximately $108.1 million of federal net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2035 for both federal and state purposes.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code of 1986, as amended (the “Code”). The Act reduces the federal corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017. ASC 470 requires the Company to remeasure the existing net deferred tax asset in the period of enactment. The Act also provides for immediate expensing of 100% or the costs of qualified property that is incurred and placed in service during the period from September 27, 2017, to December 31, 2022. Beginning January 1, 2023, the immediate expensing provision is phased down by 20% per year until it is completely phased out as of January 1, 2027. Additionally, effective January 1, 2018, the Act imposes possible limitations on the deductibility of interest expense. As a result of the provisions of the Act, the Company’s deduction for interest expense could be limited in future years. The effects of other provisions of the Act are not expected to have a material impact on the Company’s consolidated financial statements.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to provide guidance on accounting for the tax effects of the Act. SAB 118 provides a measurement period that begins in the reporting period that includes the Act’s enactment date and ends when an entity has obtained, prepared and analyzed the information that was needed in order to complete the accounting requirements under ASC 720. However, in no circumstance should the measurement period extend beyond one year from the enactment date. In accordance with SAB 118, a company must reflect in its financial statements the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. SAB 118 provides that to the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete, but it is able to determine a reasonable estimate, it must record a provisional estimate in the consolidated financial statements.

The Company does not reflect a deferred tax asset in its consolidated financial statements but includes that calculation and valuation in its footnotes. We are still analyzing the impact of certain provisions of the Act and refining our calculations. The Company will disclose any change in the estimates as it refines the accounting for the impact of the Act.

Federal and state tax laws impose limitations on the utilization of net operating losses and credit carryforwards in the event of an ownership change for tax purposes, as defined in Section 382 of the Internal Revenue Code. Accordingly, the Company’s ability to utilize these carryforwards may be limited as a result of an ownership change which may have already happened or may happen in the future. Such an ownership change could result in a limitation in the use of the net operating losses in future years and possibly a reduction of the net operating losses available.

Note 15 – Subsequent Events

Consultant Shares

Subsequent to December 31, 2024, the Company issued 125,000 shares valued at $125,000 to 3 consultants.

Conversion of Series F Preferred into Common Stock

Subsequent to December 31, 2024, 2 holders converted shares of Series F Preferred stock into 167,000 shares of common stock.

Note Extensions

Subsequent to December 31, 2024, 3 lenders extended 3 notes. One lender received an updated interest rate of 18% on two of its notes.

Conversion of Payables into Common Stock

Subsequent to December 31, 2024, 4 former vendors of the Company converted $25,173 in net payables for services rendered into 29,373 shares of the Company’s common stock.

Conversion of Payables into Preferred Stock

Subsequent to December 31, 2024, 1 former landlord of the Company converted $480,000 in outstanding settlement payments owed 640 shares of the Company’s Series G Preferred stock. See Settlement of Lease Agreements below.

Purchase of Common Stock

Subsequent to December 31, 2024, the Company issued 832,280 shares of its Common Stock in exchange for $276,140 worth of cash, and acquiree debt, to 13 investors, at a price of $1 per share of common stock.

Purchase of Series G Preferred

Subsequent to December 31, 2024, the Company issued 238 shares of its Preferred Series G stock in exchange for $175,000 to investors, at a price of $750 per share of Series G Preferred. Each Series G Preferred converts into 750 shares of the Company’s common stock.

Conversion of Warrants into Common Stock

Subsequent to December 31, 2024, employees, directors and consultants of the Company converted 1,124,100 warrants into 4,496,400 shares of common stock.

New Notes

Subsequent to December 31, 2024, two lenders lent the Company a combined $25,000.

Note Defaults

Subsequent to December 31, 2024, 1 note went into default.

Settlement of Lease Agreements

Subsequent to December 31, 2024, the Company reached an agreement with its former landlord at 1674 Meridian Ave., Miami Beach, FL, 33131. The Company and Landlord agreed that the Company make a settlement payment of $10,000 to close out the payable and settle the lease. As of the date of this filing, the lease is settled and nothing further is due to the Landlord.

Subsequent to December 31, 2024, the Company amended its existing settlement agreement with its former landlord at 419 Lafayette Street, New York, NY 10003. Per the agreement, the Company issued $480,000 worth of Preferred Series G stock to the Landlord to settle the remaining payable due per the Settlement Agreement. As of the date of this filing, the lease is settled and nothing further is due to the Landlord.

Options Issuances

Subsequent to December 31, 2024, the Company issued 6,375,000 options to purchase its common stock to officers, employees, consultants, and directors, as part of the Creatd 2024 Omnibus Securities and Incentive Plan (“Options Plan”). The options have a 10-year term. The Options Plan was approved at the Company’s 2024 annual shareholder meeting.

Acquisition of Flewber Global, Inc.

Subsequent to December 31, 2024, the Company completed the acquisition of Flewber Global, Inc. (“Flewber”) for total consideration of $7,618,836.

In connection with the acquisition, the Company raised acquisition-specific funding from both former Flewber equity and debt investors. The Company raised $276,140 in cash proceeds from former Flewber equity investors and issued 276,140 shares of the Company’s common stock in exchange for these funds. In addition, the Company issued 556,140 shares of common stock to former Flewber equity holders in exchange for their prior Flewber equity and new investment, resulting in a total of 832,280 shares of common stock issued as part of the acquisition.

The Company also raised $1,056,000 in cash from former Flewber debt investors and issued 1,149 shares of Preferred Series G stock in exchange for these funds, accompanied by 1,064,250 warrants to purchase common stock at an exercise price of $1.00 per share. Additionally, the Company issued 9,342 shares of Preferred Series G stock in exchange for outstanding Flewber debt at the time of the acquisition, along with 7,006,500 warrants to purchase common stock at an exercise price of $1.00 per share.

As part of the acquisition, the Company also issued 503,558 warrants to purchase common stock at an exercise price of $1.00 per share to former Flewber debt and equity holders who did not participate in the reinvestment.

Equity Exchange with MineralRite Corporation.

Subsequent to December 31, 2024, the Company acquired 0.4% of equity in MineralRite Corporation, a company focused on mining earth materials. As consideration for this acquisition, MineralRite Corporation received 90,000 shares of the Company’s common stock.

Reversal of Equity Exchange with Enzolytics, Inc.

Subsequent to December 31, 2024, the Company and Enzolytics, Inc. reversed their equity exchange entered into on November 11, 2024. The Company received 39,824 shares of its common stock back into its Treasury and returned 39,146,342 shares of its ownership of Enzolytics’s common stock into Enzolytics’s Treasury.

3,016,786 Shares of Common Stock

PROSPECTUS

August       , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$157
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Miscellaneous fees and expenses	$-
Total	$15,157

Item 14. Indemnification of Directors and Officers.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide for indemnification of our directors and officers. Our Amended and Restated Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company may by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the Company with the same scope and effects as the indemnification provisions for officers and directors.

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the six months ended June 30, 2025, we issued securities that were not registered under the Securities Act and were not previously disclosed in a Current Report on Form 8-K or Quarterly Report on Form 10-Q as listed below. All of the securities discussed in this Item 2 were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

Common stock issued upon conversion of notes payable

On January 9, 2024, the Company issued 20,000 shares of its common stock pursuant to a conversion of $100,000 in convertible notes and accrued interest at a price of $5.00 per share.

On February 2, 2024, the Company issued 16,424 shares of its common stock pursuant to a conversion of $82,103 in accrued interest on convertible notes at a price of $5.00 per share.

On March 15, 2024, the Company issued 1,287 shares pursuant to a conversion of $4,500 in promissory notes at a price of $3.50 per share.

On March 18, 2024, the Company agreed to the cancellation of a previous conversion of $4,285 in notes payable and rescinded the issuance of 343 shares of its common stock.

On March 19, 2024, the Company issued 5,000 shares pursuant to the conversion of $40,000 in convertible notes at a price of $8.00 per share.

Shares issued for settlement of liabilities

On February 28, 2024, the Company issued 2,300 shares at a fair value of $11,270 to settle $2,300 in outstanding liabilities, resulting in a loss on settlement of debt of $8,970.

On February 28, 2024, the Company issued 18,000 shares of common stock with a fair value of $88,200 to a vendor to settle $15,120 in outstanding liabilities, resulting in a loss on settlement of debt of $73,080.

On March 22, 2024, the Company issued 33,895 shares of common stock with a fair value of $203,370 to a vendor to settle $27,472 in outstanding liabilities, resulting in a loss on settlement of debt of $174,898.

On January 2, 2025, the Company issued 800 shares with a fair value of $264 to a vendor to settle $800 in outstanding liabilities, resulting in a gain on settlement of debt of $536.

On January 17, 2025, the Company issued 10,000 shares at a fair value of $5,800 to settle $5,800 in outstanding liabilities.

On March 4, 2025, the Company issued 4,125 shares at a fair value of $3,094 to settle $1,250 in outstanding liabilities, resulting in a loss on settlement of debt of $1,844.

On June 25, 2025, the Company issued 372,000 to 2 employees of Flewber Global, Inc. at a fair value of $127,968 to settle $372,000 in outstanding liabilities, resulting in a gain on settlement of debt of $244,032.

Common stock issued for financing fees

On January 10, 2024, the Company issued 14,000 shares of its restricted common stock at a fair value of $28,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 21, 2024, the Company issued 3,500 shares of its restricted common stock at a fair value of $21,700 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 25, 2024, the Company issued 3,000 shares of its restricted common stock at a fair value of $16,710 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On February 7, 2025, the Company issued 1,768 shares of common stock with a fair value of $2,122 to an investor for fees and penalties associated with a convertible note.

Shares issued for acquisition of consolidated subsidiary

On February 27, 2025, the Company issued 1,056,140 shares of common stock with a fair value of $950,526 to the shareholders of Flewber Global, Inc. in exchange for their equity in Flewber Global, Inc. as part of the acquisition of that entity. See Acquisition of Flewber Global, Inc. in Note 10 for further details on the acquisition structure.

Cash received for common stock

On January 3, 2024, the Company sold 9,989 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $27,728 to the Company.

On March 6, 2024, the Company sold 7,143 shares of its common stock for proceeds of $25,000. Additionally, the Company issued 7,143 warrants with an exercise price of $7.00 and an expected life of 5 years with a fair value of $33,215.

On March 25, 2024, the Company sold 23,848 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $83,872.

On April 8, 2024, the Company issued 10,000 shares of its restricted common stock for gross proceeds of $25,000. Additionally, the Company issued 10,000 warrants with an exercise price of $5.00 with an expected life of 5 years, and a fair value of $35,100.

During the six months ended June 30, 2025, 13 investors purchased 276,140 shares of Common stock for proceeds to the Company of $276,140. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. See Acquisition of Flewber Global, Inc. in Note 10 for further details on the acquisition structure.

Stock based compensation in Creatd, Inc.

On March 1, 2024, the Company issued 10,000 shares at a fair value of $51,100 to a vendor for services rendered. On May 17, 2024, these shares were then rescinded as part of a renegotiation of the agreement with this vendor.

On April 22, 2024, the Company issued 11,436 shares at a fair value of $20,699 to a vendor for services rendered.

On May 28, 2024, the Company issued 55,000 shares of common stock with a fair value of $99,000 to a vendor for services rendered.

On March 5, 2024, the Company issued 10,000 shares at a fair value of $46,000 to a vendor for services rendered.

On March 6, 2024, the Company issued 15,000 shares with a fair value of $69,750 to a vendor for services.

On January 6, 2025, the Company issued 48,645 shares with a fair value of $22,377 to a vendor for services rendered.

On February 6, 2025, the Company issued 125,000 shares with a fair value of $131,250 to a vendor for services rendered for a service contract of 6 months. $109,250 of this was recognized in the current period, and $21,875 was recognized as prepaid expenses.

On February 27, 2025, the Company issued 500,000 shares with a fair value of $450,000 to Marc Sellouk, CEO of Flewber Global, Inc., as part of a retention package associated with the Company’s acquisition of that entity. Under this agreement, these 500,000 shares were to be issued at acquisition in exchange for his equity in Flewber Global, Inc. and another 468,832 shares, as well as 14,812 shares of Preferred Series I stock, were to be issued on June 30, 2025, if Mr. Sellouk’s employment at the Company continued through that date. Mr. Sellouk continues his employment with the Company, and on June 30, 2025, the Company issued the additional 468,832 shares of Common stock with a fair value of $187,583 and the 14,812 shares of Preferred Series I stock with a fair value of $592,465 under this agreement.

Shares issued for acquisition of marketable securities

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 39,824 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 39,824 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

On May 6, 2025, the Company acquired 17,000,000 shares in MineralRite Corporation, in exchange for 90,000 shares of the Company’s common stock.

Exercise of warrants to stock

Between February 12, 2025, and February 26, 2025, the Company issued 4,496,400 shares of common stock pursuant to the cashless exercise of warrants.

On June 23, 2025, the Company issued 2,000 shares of common stock pursuant to the exercise of warrants for gross proceeds of $2,000.

On June 30, 2025, the Company issued 200,000 shares of common stock pursuant to the cashless exercise of warrants.

Item 16. Exhibits and Consolidated Financial Statement Schedules.

Exhibit	Description
2.1	Agreement and Plan of Merger dated February 5, 2016 by and among the Company, GPH Merger Sub., Inc., and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
2.2	Agreement and Plan of Merger dated February 28, 2016 by and among the Company and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).
3.1	Articles of Incorporation, filed with the Nevada Secretary of State on December 30, 1999 (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).
3.2	Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on November 6, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2013).
3.3	Certificate of Designation, Preferences, and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on April 8, 2014).
3.4	Certificate of Designation, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).
3.5	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).
3.6	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2022)
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on March 9, 2022).
4.3	Form of Original Issue Discount Senior Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.4	Form of Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.5	Form of Series D Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.6	Form of Original Issue Discount Senior Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
4.7	Form of Series E Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
4.8	Form of Series F Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
4.9	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.9 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
4.10	Form of Replacement Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
4.11	Form of November Warrant (incorporated by reference to Exhibit 4.11 of the Company’s form S-1 filed with the Commission on May 15, 2023)
4.12	Senior Convertible Debenture issued December 12, 2022 (incorporated by reference to Exhibit 4.12 of the Company’s form S-1 filed with the Commission on May 12, 2023)
5.1*	Opinion of Lucosky Brookman LLP
10.1	Spin-Off Agreement dated as of February 5, 2016 between the Company and Kent Campbell. (incorporated by reference to Exhibit 10.9 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
10.2	Share Exchange Agreement dated as of February 5, 2016 by and among Great Plains Holdings, Inc., Kent Campbell, Denis Espinoza and Sarah Campbell. (incorporated by reference to Exhibit 10.10 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
10.3	Form of Stock Purchase Agreement. (incorporated by reference to Exhibit 10.11 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).
10.5	Assignment and Assumption Agreement, dated May 12, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.6	Line of Credit Agreement, dated May 9, 2017 by and between the Company and Arthur Rosen (incorporated by reference to Exhibit 10.2 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.7	Promissory Note Issued in Favor of Grawin, LLC, Dated May 12, 2017, (incorporated by reference to Exhibit 10.3 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.8	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).
10.9	Form of 8.5% Convertible Redeemable Debentures due April 18, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).
10.10	Jerrick Media Holdings Inc. 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.11	First Amendment to 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.12	Securities Purchase Agreement between the Company and Diamond Rock LLC dated July 24, 2017 (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.13	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)
10.14	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on February 14, 2018)
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on February 13, 2018)
10.16	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on April 2, 2018)
10.17	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)
10.18	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)
10.19	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.20	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.21	Form of Series A Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.22	Form of Series B Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.23	Form of Promissory Note Conversion Letter Agreement (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.24	Lease Agreement (incorporated by reference to Exhibit 10.5 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 20, 2018)
10.25+	Jerrick Ventures, Inc. 2015 Incentive Stock and Award Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.53 the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed with the Commission on August 21, 2020)
10.26+	2020 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.54 the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed with the Commission on August 21, 2020)
10.27	Warrant Agreement, including form of Warrant, dated September 15, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2020).
10.28+	Weisberg Employment Letter Agreement, dated September 28, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on October 1, 2020).
10.29	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).

10.30	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.31	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.32	Form of PA Warrant (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.33	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on October 27, 2021).
10.34	Placement Agency Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on October 27, 2021).
10.35	Membership Interest Purchase Agreement, dated as of June 4, 2021, by and among, Creatd Partners, LLC, Angela Hein and Heidi Brown (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 10, 2021).
10.36	Stock Purchase Agreement, dated as of July 20, 2021, by and among, Creatd Partners, LLC, WHE Agency, Inc., and individuals named therein (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on July 26, 2021).
10.37	Voting Agreement and Proxy, dated as of July 19, 2021, by and among, Creatd Partners, LLC, and individuals named therein (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 26, 2021).
10.38	Stock Purchase Agreement by and among Standard Holdings Inc., Mark De Luca, Stephanie Roy Dufault, Dune Inc. and Creatd Partners, LLC dated October 3, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on October 7, 2021).
10.39	Stockholders Agreement by and among Dune Inc., Creatd Partners, LLC, Mark De Luca and Standard Holdings Inc. dated October 3, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on October 7, 2021).
10.40+	Executive Employment Agreement between the Company and Jeremy Frommer (incorporated by reference to Exhibit 10.40 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.41+	Executive Employment Agreement between the Company and Laurie Weisberg (incorporated by reference to Exhibit 10.41 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.42+	Executive Employment Agreement between the Company and Justin Maury (incorporated by reference to Exhibit 10.42 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.43+	Executive Employment Agreement between the Company and Chelsea Pullano (incorporated by reference to Exhibit 10.43 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.44	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2022)
10.45	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 9, 2022).
10.46	Letter of resignation of Mark Standish (incorporated by reference to Exhibit 17.1 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.47	Letter of resignation of Leonard Schiller (incorporated by reference to Exhibit 17.2 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.48	Letter of resignation of LaBrena Martin (incorporated by reference to Exhibit 17.3 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.49	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
10.50	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)

10.51	Form of Guaranty (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
10.52	Creatd, Inc. 2022 Omnibus Securities and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 7, 2022)
10.53	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
10.54	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
10.55	Form of Guaranty (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
10.56	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.57	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.58	Form of Restructuring Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.59	Form of Security Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.60	Form of Subsidiary Guarantee (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.61	Form of Lockup Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.62	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
10.63	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
10.64	Form of Letter Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
10.65	Common Stock Purchase Agreement (incorporated by reference to Exhibit 10.65 of the Company’s form S-1/A filed with the Commission on August 29, 2023)
10.66	Securities Purchase Agreement dated December 12, 2022 (incorporated by reference to Exhibit 10.65 of the Company’s form S-1 filed with the Commission on May 15, 2023)
10.67	Registration Rights Agreement dated December 12, 2022 (incorporated by reference to Exhibit 10.66 of the Company’s form S-1 filed with the Commission on May 15, 2023)
10.68	Subsidiary Guaranty Dated December 12, 2022 (incorporated by reference to Exhibit 10.67 of the Company’s form S-1 filed with the Commission on May 15, 2023)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s annual report on Form 10-K filed with the Commission on March 30, 2020)
23.1**	Consent of Astra Audit & Advisory LLC
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table

*	To be filed upon amendment.
+	Indicates management contract or compensatory plan.
**	Filed herewith.

(b) Consolidated Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 17, 2023.

Creatd, Inc.

By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeremy Frommer, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeremy Frommer	Chief Executive Officer, Chairman, Chief Financial Officer	August 14, 2025
Jeremy Frommer	(Principal Executive Officer and Principal Accounting Officer)

/s/ Justin Maury	Chief Operating Officer, Director	August 14, 2025
Justin Maury

/s/ Peter Majar	Director	August 14, 2025
Peter Majar